CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee
4.300% Senior Notes due 2023	$350,000,000	99.047%	$346,664,500	$44,650.39(1)

(1)	Calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended. In accordance with Rules 456(b) and 457(r), the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-191243-01 filed by the registrant and Mid-America Apartment Communities, Inc. on September 18, 2013.

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-191243-01

Prospectus supplement

(to prospectus dated September 18, 2013)

Mid-America Apartments, L.P.

$350,000,000

4.300% Senior Notes due 2023

Interest payable on April 15 and October 15

Issue Price: 99.047%

Mid-America Apartments, L.P. (the “Operating Partnership”) is offering $350,000,000 aggregate principal amount of its 4.300% Senior Notes due 2023 (the “notes”). The notes will mature on October 15, 2023. The Operating Partnership may, at its option, redeem the notes, at any time in whole or from time to time in part, at the redemption prices described in this prospectus supplement under the caption “Description of notes—Optional redemption.” The notes will be senior unsecured obligations of the Operating Partnership.

Investing in the notes involves risks. Before investing in the notes, you should carefully read the discussions under the headings “Risk Factors” beginning on page S-8 of this prospectus supplement, appearing on page 2 of the accompanying prospectus and appearing in Mid-America Apartment Communities, Inc.’s Current Reports on Form 8-K filed with the SEC containing information relating to the Operating Partnership to which we refer under the caption “Risk factors” in this prospectus supplement, which are incorporated by reference to the extent provided under the caption “Incorporation of certain information by reference” in the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Underwriting Discount	Proceeds to Us

Per Note	99.047%	0.650%	98.397%
Total	$346,664,500	$2,275,000	$344,389,500

(1)	Plus accrued interest, if any, from October 16, 2013, if settlement occurs after that date.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

The Operating Partnership expects that delivery of the notes will be made to investors through the book-entry delivery system of The Depository Trust Company on or about October 16, 2013.

Joint Book-Running Managers

J.P. Morgan	Wells Fargo Securities

Jefferies	UBS Investment Bank

Co-Managers

KeyBank Capital Markets	US Bancorp

BB&T Capital Markets	Citigroup	Fifth Third Securities, Inc.	Regions Securities LLC

October 8, 2013

No action has been or will be taken in any jurisdiction by us or by any underwriter that would permit a public offering of these securities or possession or distribution of this prospectus supplement, the accompanying prospectus or any related free writing prospectus where action for that purpose is required, other than in the United States. Unless otherwise expressly stated or the context otherwise requires, references to “dollars” and “$” in this prospectus supplement, the accompanying prospectus and any related free writing prospectus are to United States dollars.

About this prospectus supplement

This prospectus supplement is part of a registration statement that Mid-America Apartments, L.P. (referred to individually as “MAALP” or the “Operating Partnership” and, together with (unless otherwise expressly stated or the context otherwise requires) its subsidiaries, as “we,” “us,” or “our,”) and Mid-America Apartment Communities, Inc. (“MAA”) jointly filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. This document consists of two parts. The first part is this prospectus supplement, which adds to or updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and MAA. Any information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference in the accompanying prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus supplement, in any free writing prospectus we may provide to you in connection with this offering or in any other document we or MAA subsequently files with the SEC that also is incorporated by reference in the accompanying prospectus modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus supplement or the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus and any free-writing prospectus we may provide to you in connection with this offering, together with the documents incorporated by reference in the accompanying prospectus as described under the heading “Incorporation of certain information by reference” and which may be obtained as described under the heading “Where you can find more information” in the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free-writing prospectus we may provide to you in connection with this offering. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus , any free-writing prospectus we may provide to you in connection with this offering or the documents incorporated by reference into the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Industry and market data

In the documents incorporated and deemed to be incorporated by reference in the accompanying prospectus, we refer to information and statistics regarding, among other things, the industry, markets, submarkets and sectors in which we operate, apartment supply and demand, new apartment construction levels, demographic trends, interest rates and other economic data, competition from the conversion of condominiums and single-family homes to rental units, the market for Federal National Mortgage Association and Federal Home Loan Mortgage Corporation debt securities and the interest rates thereon. We obtained this information and these statistics from various third-party sources and our own internal estimates. We believe that these sources and estimates are reliable, but have not independently verified them and cannot guarantee their accuracy or completeness.

Prospectus supplement summary

The following summary highlights information more fully described elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that may be important to you. Before investing in the notes, you should carefully read this entire prospectus supplement, the accompanying prospectus, any free-writing prospectus we may provide to you in connection with this offering, and the documents incorporated by reference in the accompanying prospectus, including the sections entitled “Risk factors” beginning on page S-8 of this prospectus supplement, appearing on page 2 of the accompanying prospectus and appearing in MAA’s Current Reports on Form 8-K filed with the SEC on March 22, 2013 and containing information under Items 8.01 and 9.01 of such form (being the first of two Current Reports on Form 8-K filed by MAA on such date), May 23, 2013 and August 2, 2013, respectively, each containing information relating to the Operating Partnership (the “MAALP Reports”) to which we refer under the caption “Risk factors” in this prospectus supplement, which are incorporated by reference to the extent provided under the caption “Incorporation of certain information by reference” in the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Unless otherwise expressly stated or the context otherwise requires, the terms “MAALP” and “Operating Partnership”, as used in this prospectus supplement, refer to Mid-America Apartments, L.P., a Tennessee limited partnership of which MAA is the sole general partner, excluding its subsidiaries; the term “MAA”, as used in this prospectus supplement, refers to Mid-America Apartments Communities, Inc., a Tennessee corporation, excluding its subsidiaries; and the terms the “our,” “us,” “we” and similar terms refer to MAALP and its subsidiaries.

Our business

MAALP is the operating partnership of MAA, a Memphis, Tennessee-based self-administered and self-managed real estate investment trust (a “REIT”) that focuses on acquiring, owning and operating apartment communities in the Sunbelt region of the United States. As of October 1, 2013, after completion of the Colonial Merger (as defined below), the assets of the Operating Partnership, its consolidated subsidiaries and joint ventures in which it has an interest consisted primarily of 84,558 units in 278 multifamily properties, including properties under construction, with strategic diversity across large and secondary markets within the Sunbelt region of the United States. Based on the number of units owned as of October 1, 2013 by the Operating Partnership, its subsidiaries and joint ventures in which it has an interest, we believe that MAA is the second largest publicly traded REIT in the U.S. multifamily sector.

On October 1, 2013, in connection with the closing of the Colonial Merger discussed below, MAALP amended its partnership agreement. The amended partnership agreement prohibits MAA from holding any assets other than its ownership interests in the Operating Partnership, and bank accounts or similar instruments or similar accounts MAA deems necessary to carry out its responsibilities under the partnership agreement. We cannot eliminate this prohibition from the partnership agreement unless a majority of the limited partners, excluding MAA, consent. In September 2013, in anticipation of the closing of the Colonial Merger, MAA contributed all of its assets and liabilities, with the exception of its ownership interest in the Operating Partnership and certain bank accounts, to the Operating Partnership or MAA Arkansas REIT, LLC, a wholly-owned subsidiary of the Operating Partnership (the “Contribution”). As a result of the Colonial Merger and the Contribution, the Operating Partnership, together with its subsidiaries, holds substantially all of MAA’s consolidated assets and generates substantially all of MAA’s consolidated operating revenue.

The corporate offices of MAA and the Operating Partnership are located at 6584 Poplar Avenue, Memphis, Tennessee 38138, and our telephone number is (901) 682-6600.

Recent developments

On October 1, 2013, Colonial Properties Trust, an Alabama real estate investment trust (“Colonial”), merged with and into MAA, with MAA surviving the merger (the “Parent Merger”). Additionally, a wholly-owned indirect subsidiary of the Operating Partnership merged with and into Colonial’s operating partnership subsidiary, Colonial Realty Limited Partnership (“CRLP”), with CRLP surviving the merger as a wholly-owned indirect subsidiary of the Operating Partnership (the “Partnership Merger” and together with the Parent Merger, the “Colonial Merger”). To simplify its organization structure, over the next few years MAA intends to cause CRLP to transfer a significant portion of its assets to the Operating Partnership.

For additional information regarding Colonial, CRLP and the Colonial Merger, see the historical consolidated financial statements of Colonial and its consolidated subsidiaries and of CRLP and its consolidated subsidiaries appearing in MAA’s and MAALP’s Current Report on Form 8-K filed on October 2, 2013, which is incorporated by reference into the accompanying prospectus, and the information appearing in this prospectus supplement under the caption “Unaudited pro forma condensed consolidated financial information.”

The offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all of the information that is important to you. For more information concerning the terms of the notes, see “Description of notes” in this prospectus supplement and “Description of debt securities and guarantees” in the accompanying prospectus.

Issuer	Mid-America Apartments, L.P.

Securities offered	$350,000,000 aggregate principal amount of 4.300% Senior Notes due 2023

Maturity	October 15, 2023, unless redeemed at the Operating Partnership’s option prior to such date

Interest rate	4.300% per annum, accruing from October 16, 2013

Interest payment dates	Semi-annually in arrears on April 15 and October 15, beginning on April 15, 2014

Ranking	The notes will be senior unsecured obligations of the Operating Partnership and will rank equally in right of payment with all of the Operating Partnership’s other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of the Operating Partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•	all existing and future indebtedness, guarantees and other liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries; and

•

all existing and future preferred equity interests not owned by the Operating Partnership, if any, in the Operating Partnership’s subsidiaries, except, in the case of this bullet point and the immediately preceding bullet point, to the extent that CRLP guarantees the notes if required to do so under the limited circumstances described below under “Description of notes—Possible future subsidiary guarantor.”

Use of proceeds

The Operating Partnership intends to use net proceeds of this offering to repay borrowings outstanding under its $500 million revolving credit facility. As of October 1, 2013, after giving effect to the Colonial Merger, approximately $350 million of borrowings were outstanding under the $500 million revolving credit facility. Indebtedness outstanding under its revolving credit facility that the Operating Partnership repays with net proceeds from this offering may be re-borrowed, subject to satisfaction of customary conditions to borrowing. Pending application of the net proceeds for the purposes described above, the Operating Partnership may temporarily invest the net proceeds in short term securities.

No sinking fund	The notes will not be entitled to the benefit of any sinking fund payments.

Optional redemption	Prior to July 15, 2023, the notes may be redeemed, at any time in whole or from time to time in part, at the option of the Operating Partnership at the redemption prices described in the first paragraph under “Description of notes—Optional redemption.” On and after July 15, 2023, the notes may be redeemed, at any time in whole or from time to time in part, at the option of the Operating Partnership at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus (subject to exceptions) accrued and unpaid interest on the principal amount of the notes being redeemed to, but not including, the applicable redemption date. For additional information, see “Description of notes—Optional redemption.”

Certain covenants	The indenture that will govern the notes will not prohibit the Operating Partnership or its subsidiaries from incurring secured or unsecured indebtedness or from issuing equity interests to third parties and, although the indenture will contain covenants that may limit the ability of the Operating Partnership and its subsidiaries to incur secured and unsecured indebtedness, the Operating Partnership and its subsidiaries will likely be able to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants. For additional information, see “Description of notes—Covenants applicable to the notes” in this prospectus supplement.

Possible future subsidiary guarantor	The notes initially will not be guaranteed by any of the Operating Partnership’s subsidiaries. However, the indenture will include a covenant providing that, under specified limited circumstances, CRLP (which became a subsidiary of the Operating Partnership as a result of the Colonial Merger) may be required to guarantee the notes as described under “Description of notes—Possible future subsidiary guarantor” in this prospectus supplement, subject to release of any such guarantees of the notes and termination of such covenant under specified circumstances as described under such caption. The circumstances under which CRLP may be required to guarantee the notes are limited and, accordingly, CRLP may never guarantee the notes.

No guarantee by MAA	The notes will not be guaranteed by MAA nor does the indenture contain any covenants or agreements that would require MAA to guarantee the notes in the future.

Absence of a public market for the notes	The notes are a new issue of securities with no established trading market. The Operating Partnership does not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any quotation system.

Risk factors	An investment in the notes involves risks. In consultation with your financial, tax and legal advisors, you should carefully consider, among other matters, the risks and uncertainties discussed under the captions “Risk factors” beginning on page S-8 of this prospectus supplement, appearing on page 2 of the accompanying prospectus and appearing in the MAALP Reports to which we refer in the first paragraph under the caption “Risk factors” in this prospectus supplement, which are incorporated by reference to the extent provided under the caption “Incorporation of certain information by reference” in the accompanying prospectus.

Conflicts of interest	Because more than 5% of the net proceeds from this offering will be used to repay indebtedness owed to at least one of the underwriters or its affiliates, this offering will be conducted in accordance with FINRA Rule 5121. See “Underwriting (conflicts of interest)—Other relationships.”

Pro forma financial information

This prospectus supplement includes pro forma financial data that gives effect to the Colonial Merger. Such pro forma financial data, including, without limitation, the pro forma financial data appearing under the caption “Capitalization,” has been prepared on the basis of the same assumptions, estimates and adjustments used in the preparation of the unaudited pro forma consolidated financial statements appearing in this prospectus supplement under the caption “Unaudited pro forma condensed consolidated financial information” (collectively, including the introductory paragraphs and notes thereto, the “Pro Forma Financial Information”). Accordingly, you should carefully review the Pro Forma Financial Information, including the introductory paragraphs and the notes thereto, for important information regarding how the pro forma financial data included and incorporated by reference in this prospectus supplement and the accompanying prospectus was prepared, including certain assumptions, estimates and adjustments used in the preparation of that data. Both the Pro Forma Financial Information and the other pro forma financial data included and incorporated by reference in this prospectus supplement and the accompanying prospectus are subject to numerous estimates, assumptions and uncertainties and do not purport to reflect what the actual financial condition or results of operations of either the Operating Partnership and its consolidated subsidiaries or MAA and its consolidated subsidiaries would have been had the transactions reflected therein occurred on the dates indicated, nor do they purport to reflect the financial condition or results of operations of the Operating Partnership and its consolidated subsidiaries or of MAA and its consolidated subsidiaries as of any future dates or for any future periods.

Risk factors

An investment in the notes involves substantial risks. In consultation with your financial, tax and legal advisors, you should carefully consider, among other matters, the risks and uncertainties set forth below, as well as the risks and uncertainties discussed (a) under the caption “Risk Factors” appearing on page 2 of the accompanying prospectus and (b) under the captions “Risk Factors” appearing in the MAA’s Current Reports on Form 8-K filed with the SEC on March 22, 2013 and containing information under Items 8.01 and 9.01 of such form (being the first of two Current Reports on Form 8-K filed by MAA on such date), May 23, 2013 and August 2, 2013, respectively, each containing information relating to the Operating Partnership (the “MAALP Reports”), all of which are incorporated by reference in the accompanying prospectus to the extent provided therein under “Incorporation of certain information by reference,” as well as the risks and uncertainties discussed elsewhere in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in the accompanying prospectus and in any free writing prospectus we may prepare in connection with this offering. Please also refer to the section in this prospectus supplement entitled “Forward-looking statements” for additional risks and uncertainties affecting us. You should consider all of these risks and uncertainties before deciding whether an investment in the notes is suitable for you. If any of the risks or uncertainties described in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in the accompanying prospectus or any such free writing prospectus occurs, our business, financial condition, results of operations and ability to pay the principal of and premium, if any, and interest on our indebtedness (including the notes) could be materially adversely affected, the market value of the notes could decline and you may lose all or part of your investment. Moreover, these risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently believe are not material could also have a material adverse effect on our business, financial condition, results of operations and ability to pay the principal of and premium, if any, and interest on our indebtedness, including the notes.

Risks relating to the notes

We are subject to risks associated with debt financing.

We have substantial indebtedness and our indebtedness increased significantly as a result of the Colonial Merger. As of October 1, 2013, after giving effect to the Colonial Merger,

•

the Operating Partnership’s outstanding consolidated indebtedness was approximately $3.4 billion, consisting of approximately $1.7 billion of secured indebtedness and approximately $1.7 billion of unsecured indebtedness, and

•	CRLP’s outstanding consolidated indebtedness was approximately $1.1 billion, consisting of approximately $690 million of secured indebtedness and approximately $452 million of unsecured indebtedness.

We intend to incur additional indebtedness in the future, including borrowings under the revolving portion of our secured credit facilities and under our unsecured revolving credit facility, and any additional indebtedness we may incur in the future could be substantial. To the extent that new indebtedness, including the notes offered hereby, is added to our current debt levels, the related risks that we now face would increase.

Moreover, to respond to competitive challenges, we may be required to raise substantial additional capital to execute our business strategy. Our ability to arrange additional financing will depend on, among other factors, our financial position and performance, as well as prevailing market conditions and other factors beyond our control. If we are able to obtain additional financing, our credit ratings could be adversely affected, which could raise our borrowing costs and limit our future access to capital and ability to pay our indebtedness (including the notes) when due.

Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate the risks related to our indebtedness and adversely impact our ability to pay the principal of and interest on the notes.

We will likely be able to incur substantial additional secured and unsecured indebtedness in the future. Although the agreements governing our indebtedness and the indenture governing the notes contain covenants that may limit our ability to incur additional secured and unsecured indebtedness, those limitations are subject to a number of qualifications and exceptions and we will have the ability to incur additional secured and unsecured indebtedness, in amounts that may be substantial, without violating those covenants. To the extent we incur additional secured and unsecured indebtedness, we will face additional risks associated with our indebtedness, including our possible inability to pay the principal of and premium, if any, and interest on the notes.

We may not be able to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. Our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs. Additionally, if we incur additional indebtedness in connection with future acquisitions or for any other purpose, our debt service obligations could increase.

We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on a broad range of factors including, among other things, our financial condition, results of operations and market conditions at the time and restrictions in the agreements governing our indebtedness. As a result, we may not be able to refinance our indebtedness, including the notes, on commercially reasonable terms, or at all.

If we do not generate sufficient cash flow from operations and additional borrowings or refinancings or proceeds of assets sales or other sources of cash are not available to us, we may not have sufficient cash to enable us meet all of our obligations, including payments on the notes. If we cannot service our indebtedness, we may have to take actions such as seeking additional equity financing, selling assets or delaying capital expenditures or acquisitions. Any of these events or circumstances could have a material adverse effect on our financial condition, results of operations, cash flows, the market price of the notes and our ability to pay our indebtedness, including the notes, when due.

Our failure to pay amounts due in respect of any of our indebtedness when due would typically constitute an event of default under the agreement governing that indebtedness, which would generally permit the holders of that indebtedness to require the immediate repayment of that indebtedness in full and, in the case of secured indebtedness, to sell the collateral securing that indebtedness and use the proceeds to repay that indebtedness. Moreover, any acceleration of or default in respect of any of our indebtedness could, in turn, constitute an event of default under other debt instruments or agreements, thereby resulting in the acceleration and required repayment of that other indebtedness and allowing the lenders to sell any collateral securing that indebtedness. Any of these events could materially adversely affect the Operating Partnership’s ability to make payments of the principal of and premium, if any, and interest on the notes when due and could prevent the Operating Partnership from making those payments altogether.

Holders of the notes will not be entitled to require us to redeem or repurchase the notes upon the occurrence of change of control or highly levered transactions or other designated events.

We have a significant amount of indebtedness that permits the holders of that indebtedness to require the Operating Partnership to repurchase that indebtedness upon the occurrence of specified events, including, for example, the acquisition by any person or group of more than a specified percentage of the total voting power of all of MAA’s outstanding capital stock entitled to vote generally in the election of directors or if MAA ceases to be the general partner of the Operating Partnership or ceases to control the Operating Partnership. However, the notes offered hereby do not have any similar rights to require the Operating Partnership to repurchase the notes, whether upon the occurrence of a change of control or highly leveraged transaction or otherwise, even though these transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure or credit ratings, thereby adversely affecting the market value of the notes. These provisions may also allow holders of that other indebtedness to be repaid upon the occurrence of specified transactions or events, which may deplete our available cash and sources of financing and make it difficult or impossible for the Operating Partnership to make payments on the notes when due.

Effective subordination may limit the ability of the Operating Partnership to make payments on the notes and, if CRLP is required to guarantee the notes under the limited circumstances described in this prospectus supplement, the ability of CRLP to make payments on its guarantees.

The notes will be senior unsecured obligations of the Operating Partnership and will rank equally in right of payment with all of the Operating Partnership’s other existing and future senior unsecured indebtedness. However, the notes will be effectively subordinated in right of payment to:

•	all of the Operating Partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•	all existing and future indebtedness, guarantees and other liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries; and

•

all existing and future preferred equity interests not owned by the Operating Partnership, if any, in the Operating Partnership’s subsidiaries, except in the case of this bullet point and the immediately preceding bullet point, the extent that CRLP guarantees the notes if required to do so under the limited circumstances described below under “Description of notes—Possible future subsidiary guarantor.”

Although the Operating Partnership owns certain apartment communities directly, a significant portion of the consolidated assets of the Operating Partnership and its consolidated subsidiaries are owned, and a significant portion of the consolidated operating revenues of the Operating Partnership and its consolidated subsidiaries are generated, by the Operating Partnership’s subsidiaries, which may limit the Operating Partnership’s ability to make payments due in respect of the notes.

Effective subordination of the notes may reduce amounts available for payment of the notes or may result in no amounts being available for payment of such notes. For example, in the event of the Operating Partnership’s bankruptcy, liquidation, reorganization or other winding up, assets that secure any of its mortgage indebtedness, other secured indebtedness or other secured obligations will be available to pay the notes and its other unsecured indebtedness and other unsecured obligations only after all of its indebtedness and other obligations secured by those assets have been paid in full, and there may not be sufficient assets remaining after such secured indebtedness and other secured obligations have been paid in full to pay amounts due on any or all of the notes then outstanding.

Furthermore, the notes will not be guaranteed by MAA and will not be guaranteed by any subsidiaries of the Operating Partnership and neither MAA nor any subsidiaries of the Operating Partnership are under any contractual obligation to pay any amounts due on the notes or to provide the Operating Partnership with funds for that purpose, whether by dividends, distributions, loans, contributions or other payments (in each case except to the extent that CRLP may be required to guarantee the notes under the limited circumstances described in this prospectus supplement under the caption “Description of notes—Possible future subsidiary guarantor”). Any dividends, distributions, loans or other payments to the Operating Partnership by its subsidiaries will also be contingent upon those subsidiaries’ respective results of operations and financial condition and may be subject to statutory or contractual restrictions on those distributions and any contributions, loans or other payments to the Operating Partnership that MAA may elect to make will be subject to similar considerations and limitations. Moreover, MAA owns no material assets other than its ownership interest in the Operating Partnership and MAA may therefore have little or no ability to make any contributions, loans or other payments to the Operating Partnership. Thus, in the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiary of the Operating Partnership or MAA, the rights of holders of indebtedness and other obligations of the Operating Partnership (including the notes) will be subject to the prior claims of the creditors of such subsidiary or MAA, as the case may be, and of the holders of any indebtedness or other obligations guaranteed by such subsidiary or MAA, as the case may be, except to the extent that the Operating Partnership is itself a creditor with recognized claims against such subsidiary or MAA, as the case may be, in which case those claims, if unsecured, would still be effectively subordinated to all indebtedness, guarantees and other obligations secured by mortgages or other liens on the assets of such subsidiary or MAA, as the case may be (to the extent of the value of those assets), and would be subordinate to all indebtedness, guarantees and other obligations of such subsidiary or MAA, as the case may be, senior to the indebtedness held by the Operating Partnership.

Moreover, in the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiary of the Operating Partnership or MAA, the rights of holders of indebtedness and other obligations of the Operating Partnership (including the notes) will be effectively subordinated to any preferred equity interests in that subsidiary or MAA, as the case may be, held by persons other than the Operating Partnership.

MAA has guaranteed or is jointly liable for borrowings under all of the secured and unsecured credit facilities and certain other unsecured debt of the Operating Partnership. However, the Operating Partnership’s amended partnership agreement prohibits MAA from holding any assets other than its ownership interests in the Operating Partnership and such bank accounts or similar instruments or accounts MAA deems necessary. Likewise, all of the secured and unsecured credit facilities and certain other unsecured debt instruments of the Operating Partnership include provisions that could, under specified circumstances, require CRLP or other subsidiaries of the Operating Partnership to guarantee borrowings thereunder.

As described below under “Description of notes—Possible future subsidiary guarantor,” the indenture will include a covenant providing that, under certain specified limited circumstances, CRLP (which became a subsidiary of the Operating Partnership as a result of the Colonial Merger) may be required to guarantee the notes. If CRLP were to guarantee the notes, then such guarantee would be a senior unsecured obligation of CRLP and would rank equally in right of payment with all existing and future senior unsecured indebtedness and all other senior unsecured guarantees of CRLP. CRLP’s guarantee, if any, of the notes would be effectively subordinated in right of payment to:

•	all of CRLP’s existing and future mortgage indebtedness and other secured indebtedness and secured guarantees (to the extent of the value of the collateral securing such indebtedness and guarantees);

•	all existing and future indebtedness, guarantees and other liabilities, whether secured or unsecured, of CRLP’s subsidiaries; and

•	all existing and future preferred equity interests not owned by CRLP, if any, in CRLP’s subsidiaries.

The subsidiaries of CRLP are under no contractual obligation to pay any amounts due on the notes or to provide CRLP with funds for that purpose, whether by dividends, distributions, loans or other payments. As a result, if CRLP were required to guarantee the notes, its ability to make payments under its guarantee of the notes would generally be subject to the same types of risks and uncertainties affecting the ability of the Operating Partnership to make payments on the notes as described above in this risk factor and there can be no assurance that CRLP would be able to pay amounts due under its guarantees of the notes if it were required to do so.

CRLP may never guarantee the notes.

As described below under “Description of notes—Possible future subsidiary guarantor,” the indenture will include a covenant providing that, under certain specified limited circumstances, CRLP (which became a subsidiary of the Operating Partnership as a result of the Colonial Merger) may be required to guarantee the notes. This covenant provides, in general, that if CRLP guarantees any unsecured debt of the Operating Partnership outstanding under its Principal Credit Agreement (as defined below under the caption “Description of notes—Certain definitions”), then CRLP will also be required to guarantee the notes, subject to release of any such guarantee of the notes and termination of such covenant under specified circumstances described below under the caption “Description of notes—Possible future subsidiary guarantor.” Although the Operating Partnership’s Principal Credit Agreement currently contains covenants that could, under specified limited circumstances, require that CRLP guarantee the Operating Partnership’s borrowings under such Principal Credit Agreement, thereby potentially triggering an obligation of CRLP to guarantee the notes, such circumstances may never occur and, accordingly, CRLP may never guarantee the notes.

Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.

As described in the preceding risk factor, CRLP may never guarantee the notes. However, if CRLP is required to guarantee the notes under the limited circumstances described in this prospectus supplement under the caption “Description of notes—Possible future subsidiary guarantor,” then, under the federal bankruptcy law and comparable provisions of state fraudulent transfer and fraudulent conveyance laws, a court could void the guarantee of the notes provided by CRLP if, among other things, CRLP, at the time it incurred or entered into its guarantee of the notes, received less than reasonably equivalent value or fair consideration for the incurrence of such guarantees and any of the following is also true:

•	CRLP was insolvent or rendered insolvent by reason of the incurrence of such guarantees;

•	CRLP was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	CRLP intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, under any of the circumstances described above, any payment by CRLP pursuant to its guarantees, if any, the notes could be voided, and holders of the notes could be required to return those payments to CRLP or to a fund for the benefit of the creditors of CRLP.

The measures of insolvency for purposes of these bankruptcy, fraudulent transfer and fraudulent conveyance laws will vary depending upon the law applied in the applicable proceeding. Generally, however, CRLP would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they became due; or

•	it could not pay its debts as they became due.

A court might also void CRLP’s guarantee, if any, of the notes, without regard to the above factors, if it found that CRLP entered into such guarantee with actual or deemed intent to hinder, delay, or defraud its creditors. We cannot be certain as to the standards a court would use to determine whether reasonably equivalent value or fair consideration was received by CRLP for its guarantees, if any, of the notes. If a court voided such guarantees, holders of the notes would no longer have a claim against CRLP under such guarantees. In addition, the court might direct holders of the notes to repay any amounts already received from CRLP under such guarantees. If the court were to void CRLP’s guarantees of the notes, require the return of monies paid by CRLP under such guarantee or subordinate such guarantee to other obligations of CRLP, we could not assure you that funds to pay the notes would be available from the Operating Partnership or from any other source.

Although the indenture will contain a provision intended to limit CRLP’s obligations under its guarantees, if any, of the notes to the maximum amount that will, after giving effect to all other contingent and fixed liabilities of CRLP, result in such guarantees not constituting a fraudulent transfer or fraudulent conveyance, this provision may not be effective to prevent CRLP’s guarantees, if any, of the notes from being avoided under fraudulent conveyance or fraudulent transfer laws or may reduce CRLP’s obligation under such guarantees, if any, to an amount that effectively makes its guarantees worthless. For example, in 2009, the U.S. Bankruptcy Court for the Southern District of Florida in Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp N. Am., Inc. found a similar provision to be ineffective and held the guarantees in that case to be fraudulent transfers and voided them in their entirety; this decision was affirmed by the Eleventh Circuit Court of Appeals on May 15, 2012.

Finally, a bankruptcy court may subordinate the notes or, if CRLP were required to guarantee the notes, its guarantees of the notes to existing and future indebtedness of the Operating Partnership or CRLP, as applicable, under the principle of equitable subordination, if the court determines, in general, that (i) the holders of the notes engaged in some type of inequitable conduct, (ii) the inequitable conduct resulted in injury to other creditors or conferred an unfair advantage upon the holders of the notes and (iii) equitable subordination is not inconsistent with the provisions of the U.S. bankruptcy code.

If the court were to void CRLP’s guarantees, if any, of the notes, require the return of monies paid by CRLP under such guarantees or subordinate such guarantees to other obligations of CRLP, we could not assure you that funds to pay the notes would be available from the Operating Partnership or from any other source.

There is currently no trading market for the notes, and an active public trading market for the notes may not develop or, if it develops, be maintained or be liquid. The failure of an active trading market for the notes to develop or be maintained is likely to adversely affect the market price and liquidity of the notes.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any quotation system. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active trading market may not develop for the notes and, even if one develops, may not be maintained or be liquid. If an active trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes are likely to be adversely affected and holders may not be able to sell their notes at desired times and prices or at all. If the notes are traded after their purchase in this offering, they may trade at a discount, which could be substantial, from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our financial condition, results of operations, business, prospects and credit quality, the market for similar securities and the overall securities markets, and may be adversely affected by unfavorable changes in any of these factors, many of which are beyond our control. In addition, market volatility or events or developments in the credit markets could materially and adversely affect the market value of the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

An increase in interest rates could result in a decrease in the market value of the notes.

In general, as market interest rates rise, debt securities bearing interest at a fixed rate (such as the notes) generally decline in value. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes will likely decline. We cannot predict the future level of market interest rates.

A downgrade in our credit ratings could materially adversely affect our business and financial condition and the market value of the notes.

The credit ratings assigned to the notes could change based upon, among other things, the results of operations and financial condition of the Operating Partnership or MAA and their respective subsidiaries. These ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, these credit ratings are not recommendations to buy, sell or hold the notes or any other securities. If any of the credit rating agencies that have rated the notes downgrades or lowers its credit rating, or if any credit rating agency indicates that it has placed any such rating on a so-called “watch list” for a possible downgrading or lowering or otherwise indicates that its outlook for that rating is negative, it could have a material adverse effect on the market value of the notes and our costs and availability of capital, which could in turn have a material adverse effect on our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations (including payments on the notes).

The market value of the notes could be affected by many factors.

The market value of the notes will depend on many factors, which may change from time to time, including the matters discussed elsewhere in this “Risk factors” section and the following:

•	our financial condition and operating performance and the performance of other similar companies;

•	actual or anticipated differences in our quarterly and annual operating results;

•	changes in our revenues or earnings estimates or recommendations by securities analysts;

•	publication of research reports about us or our industry by securities analysts;

•	additions and departures of key personnel;

•	inability to access the capital markets;

•

risks and uncertainties relating to the Colonial Merger, including whether the anticipated benefits of the merger will in fact be realized, potential difficulties in integrating Colonial’s operations, systems and personnel with ours, which may result in a significant diversion of management’s time and attention and could be expensive, unknown or unanticipated liabilities relating to Colonial, and similar matters;

•	strategic decisions by us or our competitors, such as acquisitions, dispositions, spin-offs, joint ventures, strategic investments or changes in business strategy;

•	additional borrowings by us;

•	the reputation of REITs generally and the reputation of REITs with portfolios similar to ours;

•	the attractiveness of the securities of REITs and their subsidiaries in comparison to securities issued by other entities (including securities issued by other real estate companies);

•	the passage of legislation or other regulatory developments that adversely affect us or our industry;

•	speculations in the press or investment community;

•	actions by institutional shareholders or hedge funds;

•	changes in accounting principles;

•	terrorist acts; and

•	general market conditions, including factors unrelated to our performance.

Many of the factors listed above are beyond our control. These factors may cause the market price of the notes to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure investors that the market price of the notes will not fall in the future, and it may be difficult for investors to resell the notes at prices they find attractive, or at all.

Risks relating to the Colonial Merger

We have incurred and expect to incur substantial expenses related to the Colonial Merger.

We have incurred and expect to incur substantial expenses in connection with the Colonial Merger and integrating Colonial’s business, operations, networks, systems, technologies, policies and procedures with ours. There are a large number of systems that must be integrated, including property management, revenue management, resident payment, credit screening, lease administration, website content management, purchasing, accounting, payroll, fixed assets and financial reporting. Moreover, there are a number of factors beyond our control that could affect the total amount or the timing of these integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, expenses associated with the Colonial Merger could, particularly in the near term, exceed the savings that we expect to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings related to the integration of the businesses.

We may be unable to integrate the Colonial’s businesses with ours successfully or realize the anticipated synergies and other benefits of the Colonial Merger or do so within the anticipated timeframe.

Because Colonial was a public company, we expect to benefit from the elimination of duplicative costs associated with supporting Colonial’s public company platform and the leveraging of our technology and systems. These savings are expected to be realized upon full integration, which is expected to occur over the 18-month period following the closing of the Colonial Merger. However, we will be required to devote significant management attention and resources to integrating the business practices and operations of Colonial with our business practices and operations. Potential difficulties we may encounter in the integration process include the following:

•

the inability to successfully combine the businesses of Colonial with ours in a manner that permits us to achieve the cost savings anticipated to result from the Colonial Merger, which would result in the anticipated benefits of the Colonial Merger not being realized in the timeframe currently anticipated or at all;

•	the complexities associated with managing the combined businesses out of several different locations and integrating personnel from the two companies;

•	the additional complexities of combining two companies with different histories, cultures, regulatory restrictions, markets and customer bases;

•	potential unknown or unforseen liabilities, increased expenses, delays or regulatory conditions associated with Colonial, CRLP or the Colonial Merger; and

•	performance shortfalls as a result of the diversion of management’s attention caused by integrating Colonial’s operations with our operations.

For all these reasons, you should be aware that it is possible that the integration process could result in the distraction of our management, the disruption of our ongoing business or inconsistencies in our operations, services, standards, controls, procedures and policies, any of which could adversely affect our ability to maintain relationships with tenants, vendors and employees or to achieve the anticipated benefits of the Colonial Merger, or could otherwise adversely affect our business, results of operations, financial condition and prospects.

We may be unable to retain key employees as a result of the Colonial Merger.

Our success will depend in part upon the ability to retain key former employees of Colonial, as well as our key employees. Key employees may depart because of, among other things, issues relating to the combination of the two companies, uncertainty and difficulty of integration or a desire not to remain with us following the Colonial Merger. Accordingly, no assurance can be given that we will be able to retain key employees to the same extent as in the past.

The Colonial Merger resulted in changes to MAA’s board of directors that may affect our strategy going forward.

The composition of MAA’s board of directors changed as a result of the Colonial Merger. MAA’s board of directors now consists of twelve members, including all seven directors from MAA’s board of directors prior to the Colonial Merger and five directors who were members of the Colonial board of trustees prior to the Colonial Merger. Because MAA is the Operating Partnership’s general partner and therefore controls the Operating Partnership, this new composition of MAA’s board of directors may affect the Operating Partnership’s business strategy and operations going forward.

Our future results will suffer if we do not effectively manage our expanded operations following the Colonial Merger.

We have expanded our operations as a result of the Colonial Merger and intend to continue to expand our operations through additional acquisitions of properties, some of which may involve complex challenges. Our future success will depend, in part, upon our ability to manage the integration of the Colonial operations and our expansion opportunities, each of which may pose substantial challenges for us to integrate new operations into our existing business in an efficient and timely manner, and upon our ability to successfully monitor our operations, costs, regulatory compliance and service quality, and to maintain other necessary internal controls. There is no assurance that our expansion or acquisition opportunities will be successful, or that we will realize any operating efficiencies, cost savings, revenue enhancements, synergies or other benefits from any future acquisitions we may complete.

The unaudited pro forma condensed consolidated financial information included and incorporated by reference in this prospectus supplement and the accompanying prospectus do not purport to be indicative of our or MAA’s results of operations or financial condition following the Colonial Merger and, accordingly, you have limited financial information on which to evaluate us.

The unaudited pro forma condensed consolidated financial information included and incorporated by reference in this prospectus supplement and the accompanying prospectus has been presented for informational purposes only and do not purport to be indicative of the financial position or results of operations of the Operating Partnership and its consolidated subsidiaries or of MAA and its consolidated subsidiaries that actually would have occurred had the Colonial Merger been completed as of the dates indicated, nor is it indicative of their future results of operations or financial condition. The unaudited pro forma condensed consolidated financial information does not reflect certain future events that have occurred or may occur as a result of the Colonial Merger, including the costs related to the integration of the two companies and any future nonrecurring charges resulting from the Colonial Merger, and does not consider potential impacts of current market conditions on revenues or expense efficiencies. The unaudited pro forma condensed consolidated financial information also does not give effect to the Contribution or, except for the pro forma as adjusted data appearing in this prospectus supplement under the caption “Capitalization,” this offering of the notes or the use of the proceeds therefrom. This unaudited pro forma combined condensed financial is subject to numerous assumptions, estimates and other uncertainties and, as discussed under “Unaudited pro forma condensed consolidated financial information” in this prospectus supplement, it is likely that actual results and effects of the Colonial Merger will differ, perhaps substantially, from our assumptions and estimates.

MAA may incur adverse tax consequences if Colonial failed to qualify as a REIT for U.S. federal income tax purposes and if that occurs, it may have a material adverse effect on the Operating Partnership’s consolidated results of operations and financial condition.

Prior to the Colonial Merger, Colonial operated in a manner intended to allow it to qualify as a REIT for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended (the “Code”). As discussed in Exhibit 99.1 to MAA’s Current Report on Form 8-K filed with the SEC on September 16, 2013, which is incorporated by reference in the accompanying prospectus, qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations and Colonial’s qualification as a REIT prior to the Colonial Merger was generally subject to the same requirements, risks and uncertainties as described in such Exhibit 99.1. Moreover, the complexity of these provisions and of the applicable Treasury Regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership (such as MAA does and Colonial did prior to the Colonial Merger). The determination of various factual matters and circumstances not entirely within a REIT’s control may affect its ability to qualify as a REIT.

If Colonial is determined to have lost its REIT status at any time prior to the Colonial Merger, MAA will face serious tax consequences and material tax liabilities. Because MAA owns no material assets other than its ownership interest in the Operating Partnership, the Operating Partnership and its subsidiaries would likely be required to provide cash to MAA to satisfy any such tax liabilities, which would substantially reduce the Operating Partnership’s available cash, including cash available to pay its indebtedness (including the notes) because, among other things:

•

MAA would be required to pay U.S. federal income tax on Colonial’s prior net income at regular corporate rates for the years it did not qualify for taxation as a REIT (and, for such years, Colonial would not be allowed a deduction for dividends paid to its former shareholders in computing its taxable income);

•	Colonial could be subject to the federal alternative minimum tax and possibly increased state and local taxes for such periods; and

•

unless Colonial is entitled to relief under applicable statutory provisions, neither it nor any “successor” company could elect to be taxed as a REIT until the fifth taxable year following the year during which it was disqualified.

MAA is liable for any taxes payable by Colonial for any periods prior to the Colonial Merger. In addition, if Colonial failed to qualify as a REIT but MAA nonetheless qualified as a REIT, in the event of a taxable disposition of a former Colonial asset during the ten years following the Colonial Merger MAA would be subject to corporate tax with respect to any built-in gain inherent in such asset as of the date of the Colonial Merger. In addition, under the “investment company” rules under Section 368 of the Code, if both MAA and Colonial were “investment companies” under such rules, the failure of either Colonial or MAA to have qualified as a REIT could cause the Colonial Merger to be taxable to MAA and its shareholders. As a result of all these factors, Colonial’s failure to have qualified as a REIT could jeopardize MAA’s qualification as a REIT and require us to provide material amounts of cash to MAA to satisfy its additional tax liabilities and therefore have a material adverse effect on our financial condition, results of operations, business and prospects and our ability to make payments on our indebtedness (including the notes).

Forward-looking statements

We consider portions of this prospectus supplement and the accompanying prospectus, together with certain information incorporated by reference in the accompanying prospectus, including information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Trends” in both MAA’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and in the MAALP Reports, to contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, or the “Exchange Act,” with respect to our expectations for future periods. In addition, any free writing prospectus we prepare in connection with the offering of the notes described herein may also contain forward-looking statements. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, joint venture activity, development and renovation activity as well as other capital expenditures, capital raising activities, rent and expense growth, occupancy, financing activities and interest rate and other economic, business and demographic expectations and statements about the benefits of the Colonial Merger. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of operations, financial condition, performance or achievements to be materially different from the results of operations, financial conditions, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, unanticipated adverse business developments affecting us or our properties and adverse changes in the real estate markets and general and local economies and business conditions. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any documents incorporated by reference herein may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus supplement, the accompanying prospectus, any free writing prospectus and any documents incorporated by reference herein, the inclusion and incorporation by reference of such information should not be regarded as a representation by us or any other person that the results of operations, financial condition, performance or achievements described in or implied by such statements or our objectives and plans will be achieved.

The following factors, among others, could cause our future results to differ materially from those expressed in the forward-looking statements:

•	inability to generate sufficient cash flows due to market conditions, changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws, or other factors;

• difficulty in integrating Colonial’s operations, systems and personnel with ours;

•	failure of new acquisitions to achieve anticipated results or be efficiently integrated;

•	failure of development communities to be completed, if at all, on a timely basis or to lease-up as anticipated;

•	inability of a joint venture to perform as expected;

•	inability to acquire additional or dispose of existing apartment units on favorable economic terms;

•	unexpected capital needs;

•	increasing real estate taxes and insurance costs;

•	losses from catastrophes in excess of our insurance coverage;

•	inability to acquire funding through the capital markets;

•

the availability of credit, including mortgage financing, and the liquidity of the debt markets, including a material deterioration of the financial condition of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation;

•

inability to replace financing with the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation should their investment in the multifamily industry decrease or cease to exist;

•	changes in interest rate levels, including that of variable rate debt, which is extensively used by us;

•	loss of hedge accounting treatment for interest rate swaps or interest rate caps;

•	the continuation of the good credit of our interest rate swap and cap providers;

•	inability to meet loan covenants;

•	significant decline in market value of real estate serving as collateral for mortgage obligations;

•	inability to pay required distributions to maintain MAA’s REIT status due to required debt payments or otherwise;

•	significant change in the mortgage financing market that would cause single-family housing, either as an owned or rental product, to become a more significant competitive product;

•	imposition of federal taxes if MAA failed or fails to qualify as a REIT under the Code in any taxable year or foregone opportunities to ensure REIT status;

•	inability to attract and retain qualified personnel;

•	potential liability for environmental contamination;

•	adverse legislative or regulatory tax changes; and

•	litigation and compliance costs associated with laws requiring access for disabled persons.

You are advised to carefully read the sections of this prospectus supplement and the accompanying prospectus entitled “Risk Factors” and the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in the MAALP Reports, as well as the description of other risks and uncertainties affecting our business that appear in the documents incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus for a more in depth discussion of some of the risks to our business.

Use of proceeds

The Operating Partnership estimates the net proceeds from the sale of the notes offered by this prospectus supplement, after deducting the underwriting discount and other estimated expenses payable by it, will be approximately $343.4 million.

The Operating Partnership intends to use net proceeds of this offering to repay borrowings outstanding under its $500 million revolving credit facility. Indebtedness outstanding under its revolving credit facility that the Operating Partnership repays with net proceeds from this offering may be re-borrowed, subject to satisfaction of customary conditions to borrowing.

As of October 1, 2013, after giving effect to the Colonial Merger, approximately $350 million of borrowings were outstanding under the Operating Partnership’s $500 million revolving credit facility, and borrowings thereunder bore interest at a variable interest rate, which as of October 1, 2013 was 1.35% per annum, and mature on August 7, 2017. Borrowings under the Operating Partnership’s revolving credit facility were used for general corporate purposes, including the repayment of CRLP’s revolving credit facility (which was thereupon terminated) in connection with the Colonial Merger, the acquisition and development of apartment communities, the improvement of apartment communities and the repayment of debt.

Pending application of the net proceeds for the purposes described above, the Operating Partnership may temporarily invest the net proceeds in short term securities.

Affiliates of some or all of the underwriters participating in this offering are lenders under the Operating Partnership’s revolving credit facility and, accordingly, such affiliates will receive proceeds from this offering through the repayment of borrowings under the revolving credit facility. See “Underwriting (conflicts of interest)—Other relationships.”

Capitalization

The following table sets forth, as of June 30, 2013, the Operating Partnership’s consolidated capitalization (1) on an actual basis, (2) on a pro forma basis, giving effect to the Colonial Merger as if it had occurred as of that date, and (3) on a pro forma basis, as adjusted basis, giving effect to the Colonial Merger, the issuance and sale of the notes offered hereby and the application of the net proceeds therefrom to repay approximately $230 million of pro forma borrowings under the Operating Partnership’s $500 million revolving credit facility as described under “Use of proceeds” in this prospectus supplement as if all of those transactions had occurred as of that date. In addition, as of October 1, 2013, approximately $350 million aggregate principal amount of borrowings were outstanding under the Operating Partnership’s $500 million revolving credit facility and, as a result, the actual amount of those borrowings that the Operating Partnership repays with net proceeds from this offering will be greater than the amount reflected in the following pro forma as adjusted data. The following information should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated financial statements of Operating Partnership and CRLP incorporated by reference herein and the information set forth herein under the caption “Unaudited pro forma condensed consolidated financial information.” The following pro forma as adjusted financial information is subject to numerous estimates, assumptions and other uncertainties and does not purport to reflect what our actual capitalization would have been had the transactions reflected in such pro forma financial information occurred on the date indicated.

	As of June 30, 2013 (unaudited) (in thousands)
	Actual	Pro forma	Pro forma as adjusted

Secured credit facilities	$682,483	$682,483	$682,483
Unsecured revolving credit facility	125,000	230,000	—
Unsecured term loan facilities	150,000	552,421	552,421
Existing unsecured notes	310,000	780,000	780,000
Mortgage loans	403,959	1,170,266	1,170,266
4.300% Notes offered hereby, net of discount	—	—	344,390

Partners’ capital
General partner	739,745	2,748,953	2,748,953
Limited partner	31,705	158,730	158,730
Accumulated other comprehensive losses	(6,500)	(6,500)	(6,500)

Noncontrolling Interest	15,136	15,136	15,136

Total capitalization	$2,451,528	$6,331,489	$6,445,879

Unaudited pro forma condensed consolidated financial information

Introduction

On October 1, 2013, Martha Merger Sub, LP, (“OP Merger Sub”) a wholly owned indirect subsidiary of Mid-America Apartments, L.P. (the “Operating Partnership”) merged with and into Colonial Realty Limited Partnership (“CRLP”) with CRLP being the surviving entity of the merger and becoming a wholly owned indirect subsidiary of the Operating Partnership (the “Partnership Merger”). The Partnership Merger was part of the transactions contemplated by the agreement and plan of merger entered into on June 3, 2013 (the “merger agreement”) between Mid-America Apartment Communities, Inc. (“MAA”), the general partner of the Operating Partnership, the Operating Partnership, OP Merger Sub, Colonial Properties Trust (“Colonial”), the general partner of CRLP, and CRLP pursuant to which MAA and Colonial combined through a merger of Colonial with and into MAA, with MAA surviving the merger (the “Parent Merger” and together with the Partnership Merger, the “Colonial Merger”).

In the Partnership Merger, each limited partner interest in CRLP designated as a “Class A Unit” and a “Partnership Unit” under the limited partnership agreement of CRLP, which we refer to as “CRLP units,” issued and outstanding immediately prior to the effectiveness of the Partnership Merger (other than general partner interests owned by Colonial) was converted automatically into common units in the Operating Partnership, which we refer to as “Operating Partnership units,” based upon an exchange ratio of 0.36 Operating Partnership units for each outstanding CRLP unit, and each holder of Operating Partnership units issued in the Partnership Merger was admitted as a limited partner of the Operating Partnership in accordance with the terms of the limited partnership agreement of the Operating Partnership, as amended and restated. The transactions contemplated by the merger agreement, including the Partnership Merger and the Parent Merger, closed on October 1, 2013. Prior to the effective time of the Partnership Merger, MAA contributed all of its assets and liabilities, with the exception of its ownership interest in the Operating Partnership and certain bank accounts, to the Operating Partnership, and as a result, the Operating Partnership is structured as a traditional umbrella partnership REIT (“UPREIT”). The following unaudited pro forma consolidated financial statements have not been adjusted for this contribution or for the offering and sale of the notes offered hereby and the application of the net proceeds therefrom, as those transactions were not directly attributable to the Partnership Merger. Following the Partnership Merger, the Operating Partnership continues to be a majority-owned subsidiary of MAA.

The following unaudited pro forma consolidated financial statements are based on the Operating Partnership’s historical consolidated financial statements, and CRLP’s historical consolidated financial statements, filed as Exhibits 99.2 and 99.3 to the Current Report on Form 8-K filed by MAA and the Operating Partnership with the Securities and Exchange Commission (“SEC”) on October 2, 2013 and incorporated by reference in the accompanying prospectus, and have been adjusted in the statements below to give effect to the Partnership Merger. The unaudited pro forma combined statements of operations for the six months ended June 30, 2013 and the twelve months ended December 31, 2012 give effect to the Partnership Merger as if it had occurred on January 1, 2012, the beginning of the earliest period presented. The unaudited pro forma combined balance sheet as of June 30, 2013 gives effect to the Partnership Merger as if it had occurred on June 30, 2013. The historical consolidated financial statements of CRLP have been adjusted to reflect certain reclassifications in order to conform to the Operating Partnership’s financial statement presentation.

The unaudited pro forma consolidated financial statements were prepared using the acquisition method of accounting with the Operating Partnership considered the acquirer of CRLP. Under the acquisition method of accounting, the purchase price is allocated to the underlying CRLP tangible and intangible assets acquired and liabilities assumed based on their respective fair market values with the excess purchase price, if any, allocated to goodwill.

The pro forma adjustments and the purchase price allocation as presented are based on estimates and certain information that is currently available. The assignment of fair values to CRLP’s assets acquired and liabilities assumed has not been finalized, is subject to change, and could vary materially. Moreover, the Operating Partnership has not yet identified all adjustments necessary to conform CRLP’s accounting policies to the Operating Partnership’s accounting policies. A final determination of the fair value of CRLP’s assets and liabilities, including intangible assets with both indefinite or finite lives, will be based on the actual net tangible and intangible assets and liabilities of CRLP that existed as of the closing date of the Partnership Merger and, therefore, cannot be made at this time. In addition, the value of the consideration paid by the Operating Partnership upon the consummation of the Partnership Merger was determined based on the opening price of MAA’s common stock on the closing date of the Partnership Merger of $62.56, which we also estimate to be the fair value of each Operating Partnership unit issued in the Partnership Merger. Because CRLP holds substantially all of the assets, liabilities, and activities of Colonial, the value of the Partnership Merger was determined based on the opening price of MAA’s common stock on October 1, 2013 of $62.56. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma consolidated financial statements presented below. The Operating Partnership estimated the fair value of CRLP’s assets and liabilities based on discussions with CRLP’s management, preliminary valuation studies, due diligence and information presented in CRLP’s public filings. Until the Partnership Merger was completed, both companies were limited in their ability to share certain information. Final valuations are in the process of being performed and are not yet available. Any increases or decreases in the fair value of relevant balance sheet amounts upon completion of the final valuations will result in adjustments to the pro forma balance sheet and/or statements of operations. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented herein, and this difference may be material.

Assumptions and estimates underlying the adjustments to the unaudited pro forma consolidated financial statements are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma consolidated financial statements to give effect to pro forma events that are: (1) directly attributable to the Partnership Merger, (2) factually supportable, and (3) expected to have a continuing impact on the results of operations of the Operating Partnership following the Partnership Merger. This information is presented for illustrative purposes only and is not indicative of the combined operating results or financial position that would have occurred if such transactions had occurred on the dates and in accordance with the assumptions described below, nor is it indicative of future operating results or financial position.

The unaudited pro forma consolidated financial statements, although helpful in illustrating the financial characteristics of the Operating Partnership following the Partnership Merger under one set of assumptions, do not reflect the benefits of expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue, or other factors that may result as a consequence of the Partnership Merger and do not attempt to predict or suggest future results. Specifically, the unaudited pro forma combined statements of operations exclude projected operating efficiencies and synergies expected to be achieved as a result of the Partnership Merger. The unaudited pro forma consolidated financial statements also exclude the effects of costs associated with any restructuring or integration activities or asset dispositions resulting from the Partnership Merger as they are currently not known, and to the extent they occur, are expected to be non-recurring and had not been incurred at the closing date of the Partnership Merger. However, such costs could affect the Operating Partnership following the Partnership Merger in the period the costs are incurred or recorded. Further, the unaudited pro forma consolidated financial statements do not reflect the effect of any regulatory actions that may impact the results of the Operating Partnership following the Partnership Merger.

The unaudited pro forma consolidated financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma consolidated financial statements;

•

the historical audited consolidated financial statements of the Operating Partnership as of and for the year ended December 31, 2012 included in MAA’s Current Report on Form 8-K filed with the SEC on March 22, 2013 and containing information under Items 8.01 and 9.01 of such form (being the first of two Current Reports on Form 8-K filed by MAA on such date) and the historical unaudited consolidated financial statements of the Operating Partnership as of and for the six months ended June 30, 2013, included in MAA’s Current Report on Form 8-K filed with the SEC on August 2, 2013, both of which are incorporated by reference in the accompanying prospectus;

•

the historical audited consolidated financial statements of CRLP as of and for the year ended December 31, 2012 and the historical unaudited consolidated financial statements of CRLP as of and for the six months ended June 30, 2013 included as Exhibits 99.2 and 99.3 to the Current Report on Form 8-K filed by MAA and the Operating Partnership on October 2, 2013; and

•	other information relating to the Operating Partnership and CRLP included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

Mid-America Apartments, L.P.

Pro forma condensed consolidated balance sheet

June 30, 2013

(Unaudited)

(In thousands)

	MAALP historical(A)	CRLP historical(A)	Pro forma adjustments		MAALP pro forma

Assets:
Real estate assets:
Land	$370,589	$412,387	$81,964	(B)	$864,940
Buildings and improvements	2,942,211	2,653,469	160,594	(B)	5,756,274
Furniture, fixtures and equipment	87,429	187,345	(11,939)	(B)	262,835
Development and capital improvements in progress	47,020	91,235	(12,065)	(B)	126,190

	3,447,249	3,344,436	218,554		7,010,239
Less accumulated depreciation	(927,829)	(762,463)	762,463	(C)	(927,829)

	2,519,420	2,581,973	981,017		6,082,410
Land held for future development	5,450	198,410	(99,253)	(B)	104,607
Commercial properties, net	7,873	108,992	(31,210)	(B)	85,655
Investments in real estate joint ventures	3,178	4,379	885	(D)	8,442

Real estate assets, net	2,535,921	2,893,754	851,439		6,281,114
Cash and cash equivalents	8,743	20,944			29,687
Restricted cash	12,989	10,212			23,201
Deferred financing costs, net	12,041	11,587	(11,587)	(E)	12,041
Accounts receivable	13,392	24,760			38,152
Notes receivable	—	41,962			41,962
Other assets	27,647	38,561	94,206	(F)	160,414
Goodwill	4,106	—			4,106
Real estate assets held for sale, net	5,881	41,279	8,075	(G)	55,235

Total assets	$2,620,720	$3,083,059	$942,133		$6,645,912

Liabilities and capital:
Liabilities:
Secured notes payable	$1,086,442	$690,284	$76,023	(H)	$1,852,749
Unsecured notes payable	585,000	957,042	20,379	(H)	1,562,421
Accounts payable	9,436	32,454			41,890
Fair market value of interest rate swaps	11,907	14,301			26,208
Accrued expenses	40,218	56,331	25,608	(I)	122,157
Other liabilities	49,244	14,084			63,328
Security deposits	6,453	2,453			8,906
Due to general partner	46,265	—			46,265
Liabilities associated with assets held for sale	148				148

Total liabilities	1,835,113	1,766,949	122,010		3,724,072
Redeemable units	5,521	179,576	(179,576)		5,521
Capital
General partner	739,745	1,150,445	858,763	(J)	2,748,953
Limited partners	31,705	182	126,843	(J)	158,730
Accumulated other comprehensive losses	(6,500)	(14,093)	14,093	(J)	(6,500)

Total partners’ capital	764,950	1,136,534	999,699		2,901,183
Noncontrolling interest	15,136	—	—	(K)	15,136

Total capital	780,086	1,136,534	999,699		2,916,319

Total liabilities and capital	$2,620,720	$3,083,059	$942,133		$6,645,912

Mid-America Apartments, L.P.

Pro forma condensed consolidated statement of operations

Six months ended June 30, 2013

(Unaudited)

(in thousands, except per unit data)

	MAALP historical	CRLP historical(A)	Pro forma adjustments		MAALP pro forma

Operating revenues:
Rental revenues	$219,373	$163,407	$(216)	(L)	$382,564
Other property revenues	19,139	36,451			55,590

Total property revenues	238,512	199,858	(216)		438,154
Management fee income	319	304			623

Total operating revenues	238,831	200,162	(216)		438,777
Property operating expenses:
Personnel	25,987	19,154			45,141
Building repairs and maintenance	6,414	8,906			15,320
Real estate taxes and insurance	29,189	24,938			54,127
Utilities	12,290	16,142			28,432
Landscaping	5,214	4,038			9,252
Other operating	15,988	5,695			21,683
Depreciation and amortization	59,506	62,653	5,947	(M)	128,106

Total property operating expenses	154,588	141,526	5,947		302,061
Acquisition expense	499	8			507
Property management expenses	9,060	9,311			18,371
General and administrative expenses	5,300	9,306		(N)	14,606
Merger related expenses	5,737	1,705			7,442

Income from continuing operations before non-operating items	63,647	38,306	(6,163)		95,790
Interest and other non-property income	13	930			943
Interest expense	(28,190)	(43,194)	8,091	(O)	(63,293)
Loss on debt extinguishment/modification	(62)	—			(62)
Amortization of deferred financing costs	(1,528)	(2,759)	2,759	(P)	(1,528)
Impairment, legal contingencies, and other losses	—	(1,002)			(1,002)
Net casualty gain after insurance and other settlement proceeds	454	25			479

Income (loss) from continuing operations before gain from real estate joint ventures	34,334	(7,694)	4,687		31,327
Gain from real estate joint ventures	102	2,998	45	(Q)	3,145

Income (loss) from continuing operations	34,436	(4,696)	4,732		34,472
Net income from continuing operations attributable to noncontrolling interests	162	545			707

Net income (loss) from continuing operations available for common unitholders	$34,274	$(5,241)	$4,732		$33,765

Weighted average common units outstanding—basic	41,679	95,110		(R)	75,919
Weighted average common units outstanding—diluted	41,679	95,110		(R)	76,325
Net income (loss) from continuing operations per unit attributable to common unitholders—basic	$0.82	$(0.06)		(R)	$0.44
Net income (loss) from continuing operations per unit attributable to common unitholders—diluted	$0.82	$(0.06)		(R)	$0.44

Mid-America Apartments, L.P.

Pro forma condensed consolidated statement of operations

Year ended December 31, 2012

(Unaudited)

(In thousands, except per unit data)

	MAALP historical	CRLP historical(A)	Pro forma adjustments		MAALP pro forma

Operating revenues:
Rental revenues	$409,263	$304,364	$(433)	(S)	$713,194
Other property revenues	36,387	58,771			95,158

Total property revenues	445,650	363,135	(433)		808,352
Management fee income	899	5,712			6,611

Total operating revenues	446,549	368,847	(433)		814,963
Property operating expenses:
Personnel	50,999	35,796			86,795
Building repairs and maintenance	14,242	18,228			32,470
Real estate taxes and insurance	52,075	41,742			93,817
Utilities	24,407	31,878			56,285
Landscaping	9,941	7,436			17,377
Other operating	31,394	17,461			48,855
Depreciation and amortization	114,139	117,004	88,805	(T)	319,948

Total property operating expenses	297,197	269,545	88,805		655,547
Acquisition expense	2,236	1,285			3,521
Property management expenses	19,761	12,858			32,619
General and administrative expenses	11,479	22,615		(U)	34,094

Income from continuing operations before non-operating items	115,876	62,544	(89,238)		89,182
Interest and other non-property income	318	2,468			2,786
Interest expense	(52,249)	(92,085)	15,395	(V)	(128,939)
Loss on debt extinguishment/modification	(654)	—			(654)
Amortization of deferred financing costs	(3,097)	(5,697)	5,697	(W)	(3,097)
Impairment, legal contingencies, and other losses	—	(22,762)			(22,762)
Net casualty loss after insurance and other settlement proceeds	(13)	—			(13)
Gain (loss) on sale of non-depreciable assets	45	(4,305)			(4,260)

Income (loss) from continuing operations before (loss) gain from real estate joint ventures	60,226	(59,837)	(68,146)		(67,757)
(Loss) gain from real estate joint ventures	(223)	27,717	90	(X)	27,584

Income (loss) from continuing operations	60,003	(32,120)	(68,056)		(40,173)
Net income from continuing operations attributable to noncontrolling interests	2,068	43			2,111

Net income (loss) from continuing operations available for common unitholders	$57,935	$(32,163)	$(68,056)		$(42,284)

Weighted average common units outstanding—basic	40,412	94,410		(Y)	74,361
Weighted average common units outstanding—diluted	40,412	94,410		(Y)	74,361
Net income (loss) from continuing operations per unit attributable to common unitholders—basic	$1.43	$(0.34)		(Y)	$(0.57)
Net income (loss) from continuing operations per unit attributable to common unitholders—diluted	$1.43	$(0.34)		(Y)	$(0.57)

Notes to unaudited pro forma consolidated financial statements

Note 1:

Overview

For purposes of the unaudited pro forma consolidated financial statements (the “pro forma financial statements”), we have assumed a total purchase price for the Parent Merger and the Partnership Merger of approximately $2.2 billion, which consists of shares of MAA common stock issued in exchange for Colonial common shares and Operating Partnership units issued in exchange for CRLP units. Under the terms of the merger agreement, the transaction is valued at $22.52 per Colonial share/CRLP unit, based on the opening price of MAA’s common stock on October 1, 2013, the closing date of the Partnership Merger. Each issued and outstanding share of Colonial common stock received 0.36 of a share of MAA common stock totaling a maximum aggregate number of shares of MAA common stock of approximately 32.0 million shares. In addition to the shares of common stock, the transaction also resulted in approximately 2.6 million additional Operating Partnership units from the conversion of CRLP units into new Operating Partnership units using the 0.36 exchange ratio noted above.

The pro forma financial statements have been prepared assuming the Partnership Merger is accounted for using the acquisition method of accounting under U.S. GAAP, which we refer to as “acquisition accounting,” with the Operating Partnership as the acquiring entity. Accordingly, under acquisition accounting, the total purchase price is allocated to the acquired net tangible and identifiable intangible assets and liabilities assumed of CRLP based on their respective fair values, as further described below.

To the extent identified, certain reclassifications have been reflected in the pro forma adjustments to conform CRLP’s financial statement presentation to that of the Operating Partnership, as described in Note 2. However, the unaudited pro forma financial statements may not reflect all adjustments necessary to conform the accounting policies of CRLP to those of the Operating Partnership due to limitations on the availability of information as of the date of this prospectus supplement.

The pro forma adjustments represent MAA management’s estimates based on information available as of the date of this prospectus supplement and are subject to change as additional information becomes available and additional analyses are performed. The pro forma financial statements do not reflect the impact of possible revenue or earnings enhancements, cost savings from operating efficiencies or synergies, or asset dispositions. Also, the pro forma financial statements do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined, including the contribution of certain properties by MAA to the Operating Partnership prior to the Partnership Merger, or transaction or other costs that are not expected to have a continuing impact. Further, one-time transaction-related expenses incurred prior to, or concurrent with, closing the Partnership Merger are not included in the pro forma statements of operations.

The pro forma statements of operations for the year ended December 31, 2012 and for the six months ended June 30, 2013 combine the historical consolidated statements of operations of the Operating Partnership and CRLP, giving effect to the Partnership Merger as if it had been consummated on January 1, 2012, the beginning of the earliest period presented. The pro forma balance sheet combines the historical consolidated balance sheet of the Operating Partnership and the historical consolidated balance sheet of CRLP as of June 30, 2013, giving effect to the Partnership Merger as if it had been consummated on June 30, 2013.

The Partnership Merger was completed on October 1, 2013.

Purchase price

The total purchase price of approximately $2.2 billion was determined based on the number of Colonial common shares and CRLP units outstanding, as of October 1, 2013. For purposes of the pro forma financial statements, such common shares and CRLP units were assumed to have remained outstanding as of the closing date of the Partnership Merger. In all cases in which MAA’s stock price is a determining factor in arriving at final consideration for the Partnership Merger, the stock price used to determine the purchase price was the opening price of MAA’s common stock on October 1, 2013 ($62.56 per share), the closing date of the Partnership Merger. Because CRLP holds substantially all of the assets, liabilities, and activities of Colonial, the value of approximately $2.2 billion assigned to Colonial, as discussed above, has also been assigned to CRLP for the Partnership Merger.

The purchase price described above has been allocated to CRLP’s tangible and intangible assets acquired and liabilities assumed for purposes of these pro forma financial statements, based on their estimated relative fair values assuming the Partnership Merger was completed on the pro forma balance sheet date presented. The final allocation will be based upon valuations and other analyses for which there is currently insufficient information to make a definitive allocation. Accordingly, the purchase price allocation adjustments are preliminary and have been made solely for the purpose of providing pro forma financial statements. The final purchase price allocation will be determined after completion of a thorough analysis to determine the fair value of CRLP’s tangible assets and liabilities, including fixed assets and identifiable intangible assets and liabilities. As a result, the final acquisition accounting adjustments, including those resulting from conforming CRLP’s accounting policies to those of the Operating Partnership, could differ materially from the pro forma adjustments presented herein.

The purchase price was allocated as follows, based on CRLP’s historical unaudited consolidated Balance Sheet as of June 30, 2013 (in thousands):

Asset/Liability	Book value	Fair value adjustment	Total value

Real estate assets, net	$2,893,754	$851,439	$3,745,193
Lease intangible assets	378	99,718	100,096
Cash and cash equivalents	20,944	—	20,944
Deferred costs and other assets	167,983	(9,024)	158,959
Notes payable	(1,647,326)	(96,402)	(1,743,728)
Fair market value of interest rate swaps	(14,301)	—	(14,301)
Accounts payable, accrued expenses, and other liabilities	(105,322)	—	(105,322)

Total Preliminary Purchase Price			$2,161,841

Note 2:

(A)	The CRLP historical amounts include the reclassifications of certain balances in order to conform to the Operating Partnership presentation as noted below:

Balance Sheet

•

The components of fixed assets were combined in Land, buildings, and equipment. These balances have been reclassified into the separate components titled Land, Buildings and improvements, Furniture, fixtures and equipment, Land held for future development, and Commercial properties, net.

•	The carrying value of hedging instruments was classified as a component of Other liabilities. This balance has been reclassified into Fair market value of interest rate swaps.

Statement of Operations

•

The components of property operating expense were combined into the line item titled Property operating expense. These balances have been reclassified into separate components titled Personnel, Building repairs and maintenance, Utilities, Landscaping, and Other operating.

•

The expenses that make up the balance on the line titled Impairment, legal contingencies, and other losses were included as a component of Operating income. These expenses have been reclassified to Non-operating income.

•

CRLP’s historical Statement of Operations for the year ended December 31, 2012 was retrospectively adjusted to reclassify the results of operations for certain disposed properties from continuing operations to discontinued operations. The recasted Statement of Operations was filed by CRLP on Form 8-K on August 21, 2013.

Certain historical balances of the Operating Partnership were also reclassified in order to present in the form that the combined corporation will present as noted below:

Balance Sheet

•	A component of Other assets has been reclassified into a separate component, reclassifying $13.4 million to Accounts receivable.

Balance sheet adjustments

(B)	The real estate assets of CRLP have been adjusted to their estimated fair values as of June 30, 2013. A third party service provider was used to estimate the fair value generally by applying a capitalization rate to estimated net operating income, using recent third party appraisals, or other available market data. The preliminary estimated purchase price allocation was performed using the opening stock price of MAA on October 1, 2013.

(C)	CRLP’s historical accumulated depreciation is eliminated since the assets were presented at estimated fair value.

(D)

CRLP’s investments in real estate joint ventures have been adjusted to their estimated fair value as of June 30, 2013, using valuation techniques similar to those used to estimate the fair value of wholly-owned assets as discussed in (B) above. Also, a fair value of debt adjustment for debt held by the joint ventures is included. Fair value was estimated based on contractual future cash flows discounted using borrowing spreads and market interest rates that would have been available for debt with similar terms and maturities.

(E)	CRLP’s historical deferred financing costs, $11.6 million net, are eliminated.

(F)	Other assets adjustment includes $97.5 million for acquisition of acquired in place leases, primarily related to commercial properties, $2.2 million for leases that have above market rents, and $5.5 million for the elimination of CRLP straight line rent receivable. The estimated fair value of in place leases was calculated based upon the best estimate of the costs to obtain tenants, primarily leasing commissions, in each applicable market. An asset or liability is recognized for acquired leases with favorable or unfavorable rents based on the Operating Partnership’s best estimates of current rents in each market.

(G)	CRLP’s assets held for sale are adjusted to reflect the assets at their estimated fair values less costs to sell.

(H)	The debt balances of CRLP have been adjusted to reflect the estimated fair values at June 30, 2013. Fair value was estimated based on contractual future cash flows discounted using borrowing spreads and market interest rates that would have been available for debt with similar terms and maturities.

(I)	Adjustment represents estimated transaction costs paid by the Operating Partnership and CRLP prior to or concurrent with the closing of the Partnership Merger of approximately $25.6 million, consisting primarily of fees for investment bankers, legal, accounting, tax, and certain filings to be paid to third parties based on actual expenses incurred to date and each party’s best estimate of its remaining fees as provided to the Operating Partnership and CRLP. The adjustment does not include costs related to equity or debt financing and severance plans.

(J)	Adjustment represents the elimination of all historical CRLP capital balances and the issuance of Operating Partnership units in the Partnership Merger using a value of $62.56 per MAA share as of October 1, 2013.

(K)	The adjustment to noncontrolling interest represents the allocation of capital to the noncontrolling interest holders based on the estimated fair value assumptions above.

Statement of operations adjustments—June 30, 2013

(L)	Rental revenue is adjusted to reflect the amortization of the above/below market lease intangible. This resulted in an additional decrease of $0.2 million due to the above market asset.

(M)	Depreciation and amortization is adjusted to remove $62.7 million of historical depreciation and amortization expense and to recognize $65.7 million of depreciation due to the fair value adjustment of the real estate assets and $2.9 million from the intangible assets recognized at estimated fair value. This depreciation and amortization adjustment is computed on a straight-line basis over the estimated useful lives of the related assets, which range from 30 years for land improvements and buildings, 5 years for furniture, fixtures, and equipment, 5 years amortization for acquired retail leases, and 6 months amortization for acquired residential leases, all of which are subjective determinations.

(N)	The Operating Partnership and CRLP expect the Partnership Merger to create general and administrative cost efficiencies but there can be no assurance that such efficiencies will be achieved. Since these cost efficiencies are not factually supportable, the unaudited pro forma consolidated financial statements do not include any estimate of projected cost savings.

(O)	Interest expense is reduced by $8.1 million as the result of the amortization of the fair market value of debt adjustment. Fair value was estimated based on contractual future cash flows discounted using borrowing spreads and market interest rates that would have been available for debt with similar terms and maturities.

(P)	Amortization of deferred financing cost is adjusted to remove $2.8 million of historical amortization.

(Q)	Gain from real estate joint ventures is increased by $45 thousand as the result of the amortization of the fair market value of debt adjustment as discussed in (D) above for debt held by joint ventures.

(R)	The calculation of basic and diluted income from continuing operations per common unit was as follows:

	Six months ended June 30, 2013
In thousands, except per unit data	MAALP historical	CRLP historical	MAALP pro forma

Adjusted income (loss) from continuing operations attributable to common units, basic	$34,436	$(5,478)	$33,765
Adjusted income (loss) from continuing operations attributable to common units, diluted	$34,274	$(5,478)*	$33,944

Weighted average common units outstanding, basic	41,679	95,110	75,919
Weighted average common units outstanding, diluted	41,679	95,110 *	76,325	**

Net income (loss) from continuing operations per common unit, basic	$0.82	$(0.06)	$0.44
Net income (loss) from continuing operations per common unit, diluted	$0.82	$(0.06)	$0.44

Note: The pro forma weighted average common units assumes that the weighted average CRLP units were converted to Operating Partnership units using an exchange ratio of 0.36 of an Operating Partnership unit for every CRLP unit.

*	CRLP did not report any dilutive securities in its historical financial statements because there was a reported loss from continuing operations. Also, no adjustment was made to income (loss) from continuing operations for potentially dilutive noncontrolling interest.

**	Assumes that since the Operating Partnership has income from continuing operations on a pro forma basis, dilutive securities from the Operating Partnership and CRLP, converted to new Operating Partnership units using the 0.36 exchange ratio, will be included.

Statement of operations adjustments—December 31, 2012

(S)	Rental revenue is adjusted to reflect the amortization of the above/below market lease intangible. This resulted in an additional decrease of $0.4 million due to the above market asset.

(T)	Depreciation and amortization is adjusted to remove $117.0 million of historical depreciation and amortization expense and to recognize $131.3 million of depreciation due to the fair value adjustment of the real estate assets and $74.5 million from the intangible assets recognized at estimated fair value. This depreciation and amortization adjustment is computed on a straight-line basis over the estimated useful lives of the related assets, which range from 30 years for land improvements and buildings, 5 years for furniture, fixtures, and equipment, 5 years amortization for acquired retail leases, and 6 months amortization for acquired residential leases, all of which are subjective determinations.

(U)	The Operating Partnership and CRLP expect the Partnership Merger to create general and administrative cost efficiencies but there can be no assurance that such efficiencies will be achieved. Since these cost efficiencies are not factually supportable, the unaudited pro forma consolidated financial statements do not include any estimate of projected cost savings.

(V)	Interest expense is reduced by $15.4 million as the result of the amortization of the fair market value of debt adjustment. Fair value was estimated based on contractual future cash flows discounted using borrowing spreads and market interest rates that would have been available for debt with similar terms and maturities.

(W)	Amortization of deferred financing cost is adjusted to remove $5.7 million of historical amortization.

(X)	Gain from real estate joint ventures is increased by $0.1 million as the result of the amortization of the fair market value of debt adjustment as discussed in (D) above for debt held by joint ventures.

(Y)	The calculation of basic and diluted income from continuing operations per common unit was as follows:

	Year ended December 31, 2012
In thousands, except per unit data	MAALP historical	CRLP historical		MAALP pro forma

Adjusted income (loss) from continuing operations attributable to common units, diluted	$57,935	$(32,692	)*	$(42,284)
Weighted average common units outstanding, basic and diluted	40,412	94,410	*	74,361 **
Net income (loss) from continuing operations per common unit, basic and diluted	$1.43	$(0.34)		$(0.57)

Note: The pro forma weighted average common units assumes that the weighted average CRLP units were converted to Operating Partnership units using an exchange ratio of 0.36 of an Operating Partnership unit for every CRLP unit.

*	CRLP did not report any dilutive securities in its historical financial statements because there was a reported loss from continuing operations. Also, no adjustment was made to income (loss) from continuing operations for potentially dilutive noncontrolling interest.

**	Assumes that since the Operating Partnership does not have income from continuing operations on a pro forma basis, dilutive securities from the Operating Partnership or CRLP will not be included.

Description of notes

A general description of some of the terms of the notes offered hereby and the indenture (as defined below) appears in the accompanying prospectus. The following description of some of the particular terms of the notes, the possible Subsidiary Guarantee (as defined below) of the notes by CRLP (as defined below) and the indenture supplements and, to the extent inconsistent with the accompanying prospectus or if expressly stated herein, replaces the description of the general terms and provisions of the debt securities and the indenture set forth in the accompanying prospectus. The following statements relating to the notes, the possible Subsidiary Guarantee by CRLP and the indenture are summaries of provisions contained in the notes, the possible Subsidiary Guarantee by CRLP that may be endorsed on the certificates evidencing the notes and the indenture and do not purport to be complete. These statements are qualified in their entirety by reference to the provisions of the notes, the possible Subsidiary Guarantee by CRLP that may be endorsed on the notes and the indenture, including the definitions therein of certain terms.

Notwithstanding anything to the contrary in this prospectus supplement or the accompanying prospectus, the notes will not be guaranteed by MAA nor does the indenture contain any covenants or agreements that would require MAA to guarantee the notes in the future. Accordingly, although MAA is sometimes referred to in the accompanying prospectus as the “Guarantor,” MAA will not guarantee the notes at the time of their initial issuance or thereafter and any such references to the “Guarantor” do not indicate or imply that MAA has guaranteed or will guarantee the notes.

The notes will not initially be guaranteed by any subsidiaries of the Operating Partnership or MAA. However, the indenture includes a covenant (described below under the caption “—Possible future subsidiary guarantor”) which, under specified limited circumstances, may require that CRLP guarantee the notes.

Unless otherwise expressly stated or the context otherwise requires, all references to the “Operating Partnership” appearing under this caption “Description of notes” mean Mid-America Apartments, L.P., a Tennessee limited partnership, excluding its subsidiaries, all references to “MAA” appearing under this caption “Description of notes” mean Mid-America Apartment Communities, Inc., a Tennessee corporation, excluding its subsidiaries, and the term “CRLP,” as used under this caption “Description of notes,” has the meaning set forth below under “—Certain definitions.” Other terms used under this caption “Description of notes” and not defined under this caption but that are defined under the caption “Description of debt securities and guarantees” in the accompanying prospectus or in the indenture shall have the meanings given to them in the accompanying prospectus or, if not defined in the accompanying prospectus, in the indenture. As used herein, “holder” means a person in whose name a note is registered in the security register maintained by the trustee.

The notes will constitute a separate series of “debt securities” (as defined, and more fully described, in the accompanying prospectus) to be issued pursuant to an indenture (the “base indenture,” which is the “indenture” referred to in the accompanying prospectus), as amended and supplemented by a supplemental indenture (the “supplemental indenture;” the base indenture, as amended and supplemented by the supplemental indenture, is hereinafter called the “indenture”), each dated on or about the closing date of this offering, among the Operating Partnership, MAA and U.S. Bank National Association, as trustee (the “trustee”). The terms of the notes and the possible Subsidiary Guarantee of CRLP that may be endorsed on the certificates evidencing the notes include those contained in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The notes are subject to all those terms, and investors are referred to the indenture and the TIA for a statement of those terms.

General

The notes will be a separate series of debt securities under the indenture, limited initially in aggregate principal amount to $350,000,000. The indenture does not limit the amount of debt securities that the Operating Partnership may issue under the indenture, and the Operating Partnership may from time to time issue other debt securities in one or more series under the indenture. Following this offering, the Operating Partnership may, without notice to or the consent of the holders of the notes, issue additional notes under the indenture in addition to the notes offered pursuant to this prospectus supplement; provided, however, such additional notes may not be fungible with the previously outstanding notes for U.S. federal income tax purposes. This means that, in cases where the indenture provides for any action, consent or notice by holders of the notes to be taken or given, as the case may be, by a specified percentage or all of the outstanding notes, any additional notes that the Operating Partnership may issue in the future and any previously issued notes shall act together as a single class for purposes of taking that action or giving that consent or notice.

The notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The principal of, and premium, if any, and interest on the notes will be payable in U.S. dollars. The notes will be evidenced by one or more global notes (the “Global Notes”) in book-entry form, except under the limited circumstances described under “Description of debt securities and guarantees—Book-entry debt securities” in the accompanying prospectus. Notices or demands to or upon the Operating Partnership in respect of the notes and the indenture may be served and, if notes are issued in definitive certificated form, notes may be surrendered for payment, registration of transfer or exchange, at the office or agency of the Operating Partnership maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be an office of the trustee. The Depository Trust Company (“DTC”) will be the depository (the “Depository”) for the notes.

Except to the limited extent described under “Description of debt securities and guarantees—Consolidation, merger and sale of assets” in the accompanying prospectus, as supplemented by the provisions described below under “—Supplement to consolidation, merger and sale of assets covenant in the accompanying prospectus,” the indenture does not contain any provisions that would afford holders of the notes protection in the event of (1) a change of control or management of the Operating Partnership, (2) a highly leveraged or similar transaction involving the Operating Partnership or any of its subsidiaries, or (3) a reorganization, restructuring, merger or similar transaction involving the Operating Partnership or any of its subsidiaries that may adversely affect the holders of the notes. In addition, subject to the limitations set forth under “Description of debt securities and guarantees—Consolidation, merger and sale of assets” in the accompanying prospectus, as supplemented by the provisions described below under “—Supplement to consolidation, merger and sale of assets covenant in the accompanying prospectus,” the Operating Partnership may, in the future, enter into certain transactions such as the sale of all or substantially all of its consolidated assets or the merger or consolidation of the Operating Partnership with or into another entity that would increase the amount of its indebtedness or substantially reduce its assets, which may have an adverse effect on the Operating Partnership’s ability to service its indebtedness, including the notes.

The Operating Partnership will not be required to pay any Additional Amounts (as described in the accompanying prospectus under “Description of debt securities and guarantees—General”) in respect of the notes and, if CRLP guarantees the notes under the limited circumstances described below under “—Possible future subsidiary guarantor,” CRLP will not be required to pay any Additional Amounts in respect of its guarantees of the notes.

Interest and maturity

The notes will mature on October 15, 2023. The notes are not entitled to the benefit of any sinking fund. The notes are subject to redemption at the Operating Partnership’s option and are not subject to repayment or repurchase by the Operating Partnership at the option of the holders of the notes. See “—Optional redemption” below.

The notes will bear interest at the rate of 4.300% per annum, accruing from October 16, 2013, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2014, to the persons in whose names the notes are registered in the security register applicable to the notes at the close of business on April 1 or October 1, as the case may be, immediately before the applicable interest payment dates. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

If any interest payment date, maturity date, date fixed for redemption or other day on which the principal of or premium, if any, or interest on a note becomes due and payable falls on a day that is not a Business Day (as defined in the indenture), the required payment shall be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after such interest payment date, maturity date, redemption date or other date, as the case may be.

The notes will not be guaranteed by MAA

Anything in this prospectus supplement or the accompanying prospectus to the contrary notwithstanding, the notes will not be guaranteed by MAA nor does the indenture contain any covenants or agreements that would require MAA to guarantee the notes in the future. Accordingly, the provisions described in the accompanying prospectus under “Description of debt securities and guarantees—Guarantees” will not be applicable with respect to the notes.

Ranking

The notes will be senior unsecured obligations of the Operating Partnership and will rank equally in right of payment with all of the Operating Partnership’s other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of the Operating Partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•	all existing and future indebtedness, guarantees and other liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries; and

•

all existing and future preferred equity interests not owned by the Operating Partnership, if any, in the Operating Partnership’s subsidiaries, except, in the case of this bullet point and the immediately preceding bullet point, to the extent that CRLP guarantees the notes if it were required to do so under the limited circumstances described below under “—Possible future subsidiary guarantor.”

Although the Operating Partnership owns certain apartment communities directly, a significant portion of the consolidated assets of the Operating Partnership and its consolidated subsidiaries are owned, and a significant portion of the consolidated operating revenues of the Operating Partnership and its consolidated subsidiaries are generated, by the Operating Partnership’s subsidiaries, which may limit the Operating Partnership’s ability to make payments due in respect of the notes.

For additional information regarding the ranking of the notes and certain risks relating to the effective subordination of the notes, see “Risk factors—Risks relating to the notes—Effective subordination may limit the ability of the Operating Partnership to make payments on the notes and, if CRLP is required to guarantee the notes under the limited circumstances described in this prospectus supplement, the ability of CRLP to make payments on its guarantees” in this prospectus supplement.

Optional redemption

Prior to July 15, 2023, the notes may be redeemed, at any time in whole or from time to time in part, at the option of the Operating Partnership at a redemption price equal to the greater of:

(a)	100% of the principal amount of the notes to be redeemed, and

(b)	the sum of the present values of the remaining scheduled payments of principal of and interest on the notes to be redeemed (exclusive of interest accrued to the applicable redemption date) discounted to such redemption date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 30 basis points, plus, in the case of both clauses (a) and (b) above, accrued and unpaid interest on the principal amount of the notes being redeemed to, but not including, such redemption date.

On and after July 15, 2023, the notes may be redeemed, at any time in whole or from time to time in part, at the option of the Operating Partnership at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount of the notes being redeemed to, but not including, such redemption date.

Notwithstanding the foregoing, installments of interest on notes that are due and payable on an interest payment date falling on or prior to a redemption date will be payable to the persons who were the holders of the notes (or one or more predecessor notes) registered as such at the close of business on the relevant record dates according to their terms and the provisions of the indenture.

“Treasury Rate” means (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life of the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the applicable redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the applicable redemption date. As used in the immediately preceding sentence and in the definition of “Reference Treasury Dealer Quotations” below, the term “Business Day” means any day, other than a Saturday or a Sunday, that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

“Comparable Treasury Issue” means, with respect to any redemption date for the notes, the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed.

“Independent Investment Banker” means, with respect to any redemption date for the notes, an independent investment banking institution of national standing appointed by the Operating Partnership with respect to such redemption date.

“Comparable Treasury Price” means, with respect to any redemption date for the notes:

(a)	the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

(b)	if the Operating Partnership obtains fewer than five but more than one such Reference Treasury Dealer Quotations for such redemption date, the average of all such quotations, or

(c)	if the Operating Partnership obtains only one such Reference Treasury Dealer Quotation for such redemption date, that Reference Treasury Dealer Quotation.

“Reference Treasury Dealer” means with respect to any redemption date for the notes, , as determined by the Operating Partnership, either (a) (i) J.P. Morgan Securities LLC and its successors (provided, however, that if such firm or any such successor, as the case may be, ceases to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Operating Partnership shall substitute therefor another Primary Treasury Dealer), (ii) one other Primary Treasury Dealer selected by Wells Fargo Securities, LLC or its successor after consultation with the Operating Partnership and (iii) three other Primary Treasury Dealers selected by the Operating Partnership or (b) one Primary Treasury Dealer selected by the Operating Partnership and four other Primary Treasury Dealers selected by the Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for the notes, the average, as determined by the Operating Partnership, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Operating Partnership by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Notice of any redemption by the Operating Partnership will be mailed at least 30 days but not more than 60 days before any redemption date to each holder of notes to be redeemed. If less than all of the outstanding notes are to be redeemed, the notes to be redeemed shall be selected (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) by such method as the trustee shall deem fair and appropriate and, in the case of Global Notes, in accordance with the Depository’s procedures.

Unless the Operating Partnership defaults in payment of the redemption price and accrued interest on the notes or portions thereof called for redemption, on and after any redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Covenants applicable to the notes

The covenants described below will be applicable for the benefit of the holders of the notes and supersede and replace, insofar as concerns the notes, the covenants described in the accompanying prospectus under “Description of debt securities and guarantees—Certain covenants.” However, the covenant described in the accompanying prospectus under the caption “Description of debt securities and guarantees—Consolidation, merger and sale of assets,” as supplemented by the provisions described below under “—Supplement to consolidation, merger and sale of assets covenant in the accompanying prospectus” will be applicable with respect to the notes.

Limitation on incurrence of Total Debt.    The Operating Partnership will not, and will not cause or permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof on a pro forma basis, the aggregate principal amount of all outstanding Debt of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication):

(i)	Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt;

(ii)	the aggregate purchase price of any real estate assets or mortgages receivable (or interests therein) acquired by the Operating Partnership or any of its Subsidiaries since the end of such fiscal quarter, including those obtained by application of the proceeds of such additional Debt, and owned by the Operating Partnership or any of its Subsidiaries as of the date of incurrence of such additional Debt; and

(iii)	the aggregate amount of any securities offering proceeds received by (or contributed to) the Operating Partnership or any of its Subsidiaries since the end of such fiscal quarter (to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable (or interests therein) or used to reduce Debt of the Operating Partnership or any of its Subsidiaries), including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with GAAP.

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge.    The Operating Partnership will not, and will not cause or permit any of its Subsidiaries to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1, on a pro forma basis after giving effect to the incurrence of such additional Debt and to the application of the proceeds thereof, determined on a consolidated basis in accordance with GAAP and calculated on the assumptions that:

(i)	such additional Debt and any other Debt incurred by the Operating Partnership or any of its Subsidiaries since the first day of such four quarter period had been incurred, and the application of the proceeds therefrom (including to repay or retire other Debt) had occurred, on the first day of such period,

(ii)	the repayment or retirement of any other Debt of the Operating Partnership or any of its Subsidiaries since the first day of such four quarter period had occurred on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period), and

(iii)	in the case of any acquisition or disposition by the Operating Partnership or any of its Subsidiaries of any asset or group of assets, in any such case with a fair market value (determined in good faith by the Operating Partnership’s Board of Directors) in excess of $1,000,000, since the first day of such four quarter period, whether by merger, purchase or sale of Capital Stock or assets, or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt shall be computed on a pro forma basis as if the average rate which would have been in effect during the entire such four quarter period had been the applicable rate for the entire such period.

Limitation on incurrence of Secured Debt.    The Operating Partnership will not, and will not cause or permit any of its Subsidiaries to, incur any Debt secured by a Lien upon any property or assets of the Operating Partnership or any of its Subsidiaries, whether owned at the date of the indenture or thereafter acquired (“Secured Debt”), if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds thereof on a pro forma basis, the aggregate principal amount of all outstanding Secured Debt of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 40% of the sum of (without duplication):

(i)	Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt;

(ii)	the aggregate purchase price of any real estate assets or mortgages receivable (or interests therein) acquired by the Operating Partnership or any of its Subsidiaries since the end of such fiscal quarter, including those obtained by application of the proceeds of such additional Debt, and owned by the Operating Partnership or any of its Subsidiaries as of the date of incurrence of such additional Debt; and

(iii)	the aggregate amount of any securities offering proceeds received by (or contributed to) the Operating Partnership or any of its Subsidiaries since the end of such fiscal quarter (to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable (or interests therein) or used to reduce Debt of the Operating Partnership or any of its Subsidiaries), including the proceeds obtained from the incurrence of such additional Debt,

determined	on a consolidated basis in accordance with GAAP.

For clarity, it is understood and agreed that, for purposes of the provisions described above under “—Limitation on Incurrence of Total Debt,” “—Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge” and “—Limitation on Incurrence of Secured Debt” and the provision described below under “—Maintenance of Unencumbered Total Asset Value,” Debt of a person existing at the time such person is merged or consolidated with or into the Operating Partnership or any of its Subsidiaries or becomes a Subsidiary of the Operating Partnership shall be deemed to have been incurred by the Operating Partnership or such Subsidiary, as the case may be, on the date of such merger or consolidation or the date such person becomes a Subsidiary of the Operating Partnership, as the case may be.

Maintenance of Unencumbered Total Asset Value.    The Operating Partnership and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, will at all times maintain an Unencumbered Total Asset Value in an amount not less than 150% of the aggregate principal amount of all of outstanding Unsecured Debt of the Operating Partnership and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

Existence of the Operating Partnership and MAA.    Except as permitted by the provisions described in the accompanying prospectus under “Description of debt securities and guarantees—Consolidation, merger and sale of assets,” as supplemented by the provisions described below under “—Supplement to consolidation, merger and sale of assets covenant in the accompanying prospectus,” (i) each of the Operating Partnership and MAA shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence (corporate, partnership or other, as the case may be) and (ii) the Operating Partnership shall do or cause to be done all things necessary to preserve and keep in full force and effect its rights (under its partnership agreement or other organizational documents, as the case may be, and its statutory rights), licenses and franchises; provided, however, that the Operating Partnership shall not be required to preserve any such right, license or franchise if the Board of Directors (as defined in the accompanying prospectus) of the Operating Partnership determines that the preservation thereof is no longer desirable in the conduct of the business of the Operating Partnership.

Maintenance of properties.    The Operating Partnership will cause all of its material properties and the material properties of each of its Subsidiaries that are used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof (and the Operating Partnership may take out of service for a period of time any of its or its Subsidiaries’ properties that have been condemned or suffered any loss due to casualty in order to make such repairs, betterments and improvements), all as in its judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, notwithstanding anything in the indenture to the contrary, the Operating Partnership may (i) discontinue the maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Operating Partnership, desirable in the conduct of its business or the business of any Subsidiary of the Operating Partnership and not disadvantageous in any material respect to the holders of any notes outstanding under the indenture, (ii) remove, or cause its Subsidiaries to remove, permanently any property that has been condemned or suffered a loss due to casualty based on the Operating Partnership’s reasonable judgment that such removal is in the best interest of the Operating Partnership or (iii) sell or otherwise dispose of, or cause its Subsidiaries to sell or otherwise dispose of, for value any of their respective properties in the ordinary course of business.

Insurance.    The Operating Partnership will, and will cause each of its Subsidiaries to, keep in force upon all of its insurable properties insurance policies carried with reputable companies in such amounts and covering such risks as is customary in the industry in which the Operating Partnership and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Payment of taxes and other claims.    The Operating Partnership will pay or discharge or cause to be paid or discharged, before the same shall become delinquent:

(i)	all taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon any income, profits, property or assets of it or any of its Subsidiaries; and

(ii)	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property or assets or the property or assets of any of its Subsidiaries,

provided, however, that the Operating Partnership will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (a) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (b) if the non-payment of any such taxes, assessments, charges or claims would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Operating Partnership to pay when due the principal of, and premium, if any, and interest on the notes.

Provision of financial information.    Whether or not the Operating Partnership is subject to Section 13 or 15(d) of the Exchange Act, for so long as any notes are outstanding under the indenture, the Operating Partnership shall, to the extent permitted under the Exchange Act, file with the Securities and Exchange Commission (the “SEC”) the annual reports, quarterly reports and other documents which it would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if it were so subject, on or prior to the respective dates (each, a “Required Filing Date”) by which it would have been required to file such documents if it were so subject. In addition:

(i)	if the Operating Partnership is not subject to Section 13 or 15(d) of the Exchange Act, the Operating Partnership shall, not later than 15 days after each Required Filing Date, transmit by mail to all holders of notes outstanding under the indenture, as their names and addresses appear in the security register for the notes, without cost to such holders, copies of the annual reports, quarterly reports and other documents which it would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if it were subject to such sections; provided that the Operating Partnership shall not be required to mail any such report or other document to holders if such report or other document is publicly available on the SEC’s or the Operating Partnership’s website (provided that within five days after the first time that the Operating Partnership shall make any such reports or documents publicly available on the Operating Partnership’s website, it will disseminate a press release or similar public announcement (using such means of dissemination that is at the time customary for public companies in the United States of America) announcing the availability of such reports and other documents on such website and providing the internet address of such website);

(ii)	the Operating Partnership shall, whether or not it is subject to Section 13 or 15(d) of the Exchange Act, not later than 15 days after each Required Filing Date, file with the trustee copies of the annual reports, quarterly reports and other documents which it would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if it were subject to those sections; and

(iii)	if filing of any such report or other document required by any of the foregoing provisions to be filed with the SEC is not permitted under the Exchange Act, the Operating Partnership shall, promptly upon written request and payment of reasonable costs of duplication and delivery, supply copies of such report or other document to any prospective holder of notes (or, in the case of a Global Note, any prospective owner of a beneficial interest in such Global Note); provided that the Operating Partnership shall not be required to supply any such report or other document to a prospective owner or holder if such report or other document is publicly available on the SEC’s or the Operating Partnership’s website.

Any report or other document which the Operating Partnership is required to mail, file or supply to any person pursuant to clause (i), (ii) or (iii) above may instead be sent to such person by email if such person shall have consented in writing (including by email) to email delivery and such email is sent to such person at such email address as such person may provide from time to time by notice to the trustee or, in the case of clause (ii) above, as the trustee may provide from time to time by notice to the Operating Partnership.

Existence of CRLP.    Except as permitted by the provisions described below under the caption “—Possible future subsidiary guarantor—Consolidation, merger and sale of assets of CRLP,” at such times (and only such times), if any, as CRLP is required, pursuant to the indenture, to guarantee the notes, CRLP shall do or cause to be done all things necessary (i) to preserve and keep in full force and effect its existence (partnership or other) and (ii) to preserve and keep in full force and effect its rights (under its partnership agreement or other organizational documents, as the case may be, and its statutory rights), licenses and franchises; provided, however, that CRLP shall not be required to preserve any such right, license or franchise if the Board of Directors of the Operating Partnership determines that the preservation thereof is no longer desirable in the conduct of the business of CRLP.

Possible future subsidiary guarantor

Subsidiary guarantees.    The notes offered hereby are not guaranteed by any subsidiaries of the Operating Partnership nor is any subsidiary of the Operating Partnership a party to the indenture. However, the indenture will provide that, so long as the notes are outstanding under the indenture, neither the Operating Partnership nor MAA will cause, permit or suffer CRLP to Guaranty any Unsecured Debt of the Operating Partnership that is outstanding under the Principal Credit Agreement (the “Guaranteed Debt”) unless (1) CRLP, the Operating Partnership and MAA shall contemporaneously execute and deliver to the trustee a supplemental indenture (the trustee may, but need not be, a party to such supplemental indenture) providing for CRLP’s guarantee (the “Subsidiary Guarantee”) of the notes and pursuant to which CRLP shall become party to the indenture and (2) if such Guaranteed Debt is:

(A)	pari passu in right of payment with the notes, then CRLP’s Guaranty of such Guaranteed Debt shall be pari passu in right of payment with, or subordinated in right of payment to, its Subsidiary Guarantee of the notes, or

(B)	subordinated in right of payment to the notes, then CRLP’s Guaranty of such Guaranteed Debt shall be subordinated in right of payment to its Subsidiary Guarantee of the notes to at least the extent that the Guaranteed Indebtedness is subordinated in right of payment to the notes.

Pursuant to any such supplemental indenture, CRLP will guarantee that (1) the principal of and premium, if any, and interest on the notes shall be duly and punctually paid in full when due, whether at stated maturity, upon acceleration, upon redemption or otherwise, and (2) all other obligations of the Operating Partnership to the holders of the notes shall be paid in full when due or duly and punctually performed, as the case may be. The obligations of CRLP under its Subsidiary Guarantee, if any, of the notes will be limited to the maximum amount that will, after giving effect to all other contingent and fixed obligations of CRLP, result in such Subsidiary Guarantee not constituting a fraudulent transfer or fraudulent conveyance. See “Risk Factors—Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.”

The notes offered hereby initially will not be guaranteed by CRLP. Although the Principal Credit Agreement currently contains covenants that could, under specified limited circumstances, require that CRLP guarantee the Operating Partnership’s borrowings thereunder, thereby potentially triggering an obligation of CRLP to guarantee the notes, such circumstances may never occur and, accordingly, CRLP may never guarantee the notes.

Suspension of Subsidiary Guarantee and subsidiary guarantor covenant.    If on any date:

(a) (i) either (A) the Principal Credit Agreement does not include any covenant or agreement that requires or, upon the occurrence of specified events or conditions, would require CRLP to Guaranty any Unsecured Debt of the Operating Partnership that is or thereafter may be outstanding under the Principal Credit Agreement or (B) there is no Principal Credit Agreement (as determined, reasonably and in good faith, by the Board of Directors of the Operating Partnership taking into account the factors described in the definition of “Principal Credit Agreement” appearing below under “—Certain definitions” and evidenced by an officer’s certificate of the Operating Partnership delivered to the trustee), (ii) no Guaranty by CRLP of any Unsecured Debt of the Operating Partnership that is outstanding under the Principal Credit Agreement shall be in effect, and (iii) no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, or

(b) CRLP is not a Significant Subsidiary (as defined in the accompanying prospectus) of either the Operating Partnership or MAA,

(the satisfaction of the conditions described in subparagraph (a) or (b) above being referred to as a “Subsidiary Guarantee Suspension Event” and any date on which a Subsidiary Guarantee Suspension Event shall occur being referred to as a “Subsidiary Guarantee Suspension Date”), then, effective as of such Subsidiary Guarantee Suspension Date, the Operating Partnership and MAA shall be released, solely insofar as relates to the notes, from their obligations under the provisions described under the subcaptions “—Subsidiary guarantees” and “—Consolidation, merger and sale of assets of CRLP” under this caption “—Possible future subsidiary guarantor” (such provisions being referred to as the “Suspended Covenants”), and CRLP shall be released from its obligations under its Subsidiary Guarantee, if any, of the notes and, solely insofar as relates to the notes, from all of its other obligations, if any, under the indenture; provided, however, that, if on any date after a Subsidiary Guarantee Suspension Event, any of the conditions set forth in clauses (i) or (ii) of subparagraph (a) above (if the applicable Subsidiary

Guarantee Suspension Event shall have occurred as a result of the satisfaction of the condition described in such subparagraph (a)) or the condition set forth in subparagraph (b) above (if the applicable Subsidiary Guarantee Suspension Event shall have occurred as a result of the satisfaction of the conditions described in such subparagraph (b)) shall not continue to be satisfied, then, effective as of such date (a “Subsidiary Guarantee Reinstatement Date”), the Suspended Covenants will be reinstated and if, after giving effect to such reinstatement, CRLP is required to guarantee the outstanding notes pursuant to the provisions described above under the subcaption “—Subsidiary guarantees,” then CRLP’s Subsidiary Guarantee of the notes and its other obligations under the indenture with respect to the notes shall be reinstated effective as of the Subsidiary Guarantee Reinstatement Date or, if CRLP shall not have entered into a supplemental indenture relating to the notes of the nature contemplated by the provisions described above under the subcaption “—Subsidiary guarantees,” CRLP, the Operating Partnership and MAA shall, as of the Subsidiary Guarantee Reinstatement Date, enter into such supplemental indenture (the trustee may, but need not be, a party to such supplemental indenture) and CRLP shall provide its Subsidiary Guarantee of the notes (all in a manner contemplated by the provisions described above under the subcaption “—Subsidiary guarantees”) and, thereafter, the obligations of the Operating Partnership and MAA under the Suspended Covenants and, if applicable, CRLP’s obligations under its Subsidiary Guarantee of the notes and under the indenture with respect to the notes will be and remain in effect unless and until the conditions set forth in subparagraph (a) or subparagraph (b) of this paragraph are subsequently satisfied (in which event, effective as of the date such conditions are subsequently satisfied, the Operating Partnership and MAA will be released, solely insofar as relates to the notes, from their respective obligations under the Suspended Covenants and CRLP shall be released from its obligations under its Subsidiary Guarantee, if any, of the notes and, solely insofar as relates to the notes, from all of its other obligations, if any, under the indenture until such time as any of the conditions set forth in clauses (i) or (ii) of subparagraph (a) above (if the applicable Subsidiary Guarantee Suspension Event shall have occurred as a result of the satisfaction of the conditions described in such subparagraph (a)) or the condition set forth in subparagraph (b) above (if the applicable Subsidiary Guarantee Suspension Event shall have occurred as a result of the satisfaction of the condition described in such subparagraph (b)) shall not continue to be satisfied, in which case the Suspended Covenants and, if required as provided above in this paragraph, CRLP’s Subsidiary Guarantee and CRLP’s obligations under the indenture with respect to the notes shall be reinstated or CRLP shall enter into such a supplemental indenture and provide its Subsidiary Guarantee of the notes, as the case may be); provided, however, that no default or Event of Default under the indenture with respect to the notes or breach of any kind under the indenture with respect to the notes shall be deemed to have existed or occurred under the indenture, the notes or the Subsidiary Guarantee, if any, of the notes with respect to the Suspended Covenants based on, and none of the Operating Partnership, MAA or CRLP shall, with respect to the Suspended Covenants and solely insofar as relates to the notes, bear any liability for, any actions taken or events occurring during a Subsidiary Guarantee Suspension Period (as defined below), regardless of whether such actions or events would have been permitted if the Suspended Covenants remained in effect during such Subsidiary Guarantee Suspension Period. The period of time from and including a Subsidiary Guarantee Suspension Date to but excluding the applicable Subsidiary Guarantee Reinstatement Date is hereinafter referred to as a “Subsidiary Guarantee Suspension Period.” For purposes of clarity, it is understood and agreed that there may be one or more Subsidiary Guarantee Suspension Periods and one or more Subsidiary Guarantee Restatement Dates.

Release of subsidiary guarantee and subsidiary guarantor covenant.    In the event of (a) any consolidation or merger of CRLP into the Operating Partnership in a transaction in which the Operating Partnership is the continuing or resulting person or (b) any sale, assignment, transfer or other conveyance (other than a lease) of all or substantially all of CRLP’s assets to the Operating Partnership in any transaction or series of related transactions, the Operating Partnership and MAA shall be released, solely insofar as relates to the notes, from their obligations set forth under this caption “—Possible future subsidiary guarantor” and CRLP shall be released from its obligations under its Subsidiary Guarantee, if any, of the notes and, solely insofar as relates to the notes, from all of its other obligations, if any, under the indenture.

CRLP shall be released from its obligations under its Subsidiary Guarantee, if any, of the notes and, solely insofar as relates to the notes, from all of its other obligations, if any, under the indenture (i) if the Operating Partnership shall have effected legal defeasance or covenant defeasance (each as defined in the accompanying prospectus) with respect to the notes as described under the caption “Description of debt securities and guarantees—Discharge, legal defeasance and covenant defeasance—Legal defeasance and covenant defeasance” in the accompanying prospectus or (ii) if the indenture shall have ceased to be of further effect with respect to the notes upon compliance by the Operating Partnership with the provisions described under the caption “Description of debt securities and guarantees—Discharge, legal defeasance and covenant defeasance—Satisfaction and discharge” in the accompanying prospectus. In the event of any such legal defeasance or covenant defeasance or any such discharge of the indenture with respect to the notes, then, in addition to the consequences thereof described above in this paragraph and under “—Discharge, legal defeasance and covenant defeasance of the notes” below and in the accompanying prospectus under “Description of debt securities and guarantees—Discharge, legal defeasance and covenant defeasance,” the Operating Partnership and MAA shall also be released, solely insofar as relates to the notes, from their respective obligations described under this caption “—Possible future subsidiary guarantor.”

CRLP shall be released from its obligations under its Subsidiary Guarantee, if any, of the notes and, solely insofar as relates to the notes, from all of its other obligations, if any, under the indenture upon:

(i)	the sale, transfer or other disposition of Capital Stock of CRLP if, as a result of such sale, transfer or disposition, CRLP shall no longer be a Subsidiary of either the Operating Partnership or MAA, or

(ii)	the consolidation or merger of CRLP with or into any other person (other than the Operating Partnership or MAA or any of their respective Subsidiaries) if, as a result of such consolidation or merger, CRLP shall no longer be a Subsidiary of either the Operating Partnership or MAA (provided that this clause (ii) shall not limit the provisions set forth in the first paragraph under this caption “—Release of subsidiary guarantee and subsidiary guarantor covenant” relating to the effect of a consolidation or merger of CRLP into the Operating Partnership), or

(iii)	a liquidation or dissolution of CRLP, or

(iv)	the release or discharge of all Guaranteed Debt, except a discharge or release by or as a result of payment under CRLP’s Guaranty of any such Guaranteed Debt (provided that this clause (iv) shall not affect any subsequent requirement that CRLP guarantee the notes as contemplated by the provisions described above under the subcaption “—Subsidiary guarantees”).

Consolidation, merger and sale of assets of CRLP.    During such times, and only such times, as CRLP is required to guarantee the notes pursuant to the provisions described under this caption “–Possible future subsidiary guarantor,” neither the Operating Partnership nor MAA will cause or permit CRLP, in any transaction or series of related transactions, to consolidate or merge with or into any person or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to any person unless:

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either (1) in the case of a merger, CRLP shall be the continuing person or (2) the successor person (if other than CRLP) formed by or resulting from such consolidation or into which CRLP is merged or to which such sale, lease, assignment, transfer or other conveyance of all or substantially all of CRLP’s assets is made (i) is the Operating Partnership or (ii) shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (solely in the case of this clause (ii)) shall, by a supplemental indenture, executed by such successor person and the other parties to the indenture and delivered to the trustee, expressly assume the due and punctual payment of all amounts payable under the Subsidiary Guarantee of the notes and the due and punctual performance and observance of all of CRLP’s other obligations under the indenture with respect to the notes and its Subsidiary Guarantee, if any, endorsed on the certificates evidencing the notes;

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immediately after giving effect to such transaction and treating any Debt which becomes an obligation of CRLP, the Operating Partnership, or any of their respective Subsidiaries as a result of such transaction as having been incurred by it at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

•	the trustee shall have received the officer’s certificate and opinion of counsel called for by the indenture;

provided, however, that the provisions of the second bullet point above shall not be applicable if the successor person formed by or resulting from any such consolidation or into which CRLP is merged or to which such sale, lease, assignment, transfer or other conveyance of all or substantially all of CRLP’s assets is made is the Operating Partnership.

Upon any consolidation by CRLP with or merger of CRLP into any person or any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of CRLP to any person in accordance with the provisions of the indenture described above,

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the successor person formed by or resulting from such consolidation or into which CRLP is merged or to which such sale, lease, assignment, transfer or other conveyance is made shall (solely insofar as relates to the notes) succeed to, and be substituted for, and may exercise every right and power of, CRLP under the indenture with respect to the notes with the same effect as if such successor person had been named as CRLP under the indenture; and

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except in the case of a lease, the predecessor person shall be released (solely insofar as relates to the notes) from all obligations and covenants under the indenture and its Subsidiary Guarantee, if any, of the notes.

Ranking of Subsidiary Guarantee.    The Subsidiary Guarantee, if any, by CRLP of the notes will be a senior unsecured obligation of CRLP and will rank equally in right of payment with all existing and future senior unsecured indebtedness and all other existing and future senior unsecured guarantees of CRLP. The Subsidiary Guarantee, if any, will be effectively subordinated in right of payment to:

•	all of CRLP’s existing and future mortgage indebtedness and other secured indebtedness and secured guarantees (to the extent of the value of the collateral securing such indebtedness and guarantees);

•	all existing and future indebtedness, guarantees and other liabilities, whether secured or unsecured, of CRLP’s subsidiaries; and

•	all existing and future preferred equity interests not owned by CRLP, if any, in CRLP’s subsidiaries.

As a result, there can be no assurance that CRLP would be able to pay amounts due under its Subsidiary Guarantee, if any, of the notes if it were required to do so. For additional information, see “Risk Factors—Risks relating to the notes—Effective subordination may limit the ability of the Operating Partnership to make payments on the notes and, if CRLP is required to guarantee the notes under the limited circumstances described in this prospectus supplement, the ability of CRLP to make payments on its guarantees” above. For information regarding some of the risks resulting from the potential impact of fraudulent conveyance, fraudulent transfer, bankruptcy and similar laws on CRLP’s Subsidiary Guarantee, if any, of the notes, see “Risk factors—Risks relating to the notes—Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors” in this prospectus supplement.

Supplement to consolidation, merger and sale of assets covenant in the accompanying prospectus

The covenant appearing in the accompanying prospectus under the caption “Description of debt securities and guarantees—Consolidation, merger and sale of assets” is supplemented, solely insofar as relates to the notes, by adding the following text at the end of the first bullet point appearing in the first paragraph under such caption: “in addition, in the case of any such consolidation, merger, sale, lease, assignment, transfer or other conveyance involving the Operating Partnership, if at the time of such transaction CRLP is required, pursuant to the indenture, to guarantee the notes, CRLP shall also execute and deliver such supplemental indenture and, in such supplemental indenture, shall expressly agree that its obligations under its Subsidiary Guarantee of the notes and all of its other obligations under the indenture with respect to the notes and its Subsidiary Guarantee, if any, endorsed on the certificates evidencing any notes shall remain in full force and effect notwithstanding such transaction;”.

Certain definitions

As used in the indenture with respect to the notes, the following terms have the meanings set forth below. For the definitions of certain other terms used in this prospectus supplement, see “Description of debt securities and guarantees–Certain definitions” in the accompanying prospectus. In that regard, the definitions of the terms “Debt,” “Lien” and “Subsidiary” set forth below supersede and replace, solely insofar as relates to the notes, the definitions of such terms appearing in the accompanying prospectus under the caption “Description of debt securities and guarantees–Certain definitions” and such terms, as used in this prospectus supplement and (insofar as relates to the notes) in the accompanying prospectus, shall have the respective meanings set forth below.

“Adjusted Total Assets” means, as of any date, the sum of (without duplication) (i) Undepreciated Real Estate Assets on such date and (ii) all other assets (excluding accounts receivable and intangibles) of the Operating Partnership and its Subsidiaries on such date, all determined on a consolidated basis in accordance with GAAP.

“Annual Debt Service Charge” for any period means interest expense of the Operating Partnership and its Subsidiaries for such period including, without duplication, (1) all amortization of debt discount, (2) all accrued interest, (3) all capitalized interest and (4) the interest component of all capitalized lease obligations, all determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Available for Debt Service” for any period means the Consolidated Net Income of the Operating Partnership and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for (without duplication):

•	interest expense on Debt,

•	provision for taxes based on income,

•	amortization of debt discount and deferred financing costs,

•	the income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP,

•	provisions for gains and losses on sales or other dispositions of properties and other investments,

•	depreciation and amortization,

•	gains or losses on early extinguishment of Debt,

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all prepayment penalties and all legal, accounting, financial advisory and similar costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed),

•	the effect of any item that is non-cash and non-recurring, and

•	amortization of deferred charges,

all determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the amount of net income (or loss) of the Operating Partnership and its Subsidiaries for such period, excluding (without duplication) (1) gains and losses on sales of properties and other investments, (2) extraordinary items, (3) property valuation gains and losses (including impairment charges), and (4) the portion of net income (loss) of the Operating Partnership and its Subsidiaries allocable to noncontrolling interest, all determined on a consolidated basis in accordance with GAAP.

“CRLP” means Colonial Realty Limited Partnership, a Delaware limited partnership, and any successor thereto (other than the Operating Partnership) by merger, consolidation or otherwise, and any person (other than the Operating Partnership) to which all or substantially all of CRLP’s assets shall be sold, assigned, transferred or otherwise conveyed (other than by a lease) in one transaction or a series of related transactions. In the event that CRLP shall, in any transaction or series of related transactions, lease all or substantially all of its assets to any person, then the term “CRLP” shall mean both the person that was CRLP immediately prior to such transaction and, so long as such lease shall be in effect and the lessee under such lease is not the Operating Partnership, the lessee under such lease.

“Current Credit Agreement” means the Amended and Restated Credit Agreement dated as of August 7, 2013 among the Operating Partnership, as borrower, KeyBank National Association, as administrative agent, Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A., as co-syndication agents, and the other parties thereto, as the same may be amended, restated or supplemented from time to time, and all guarantees, collateral documents and other instruments and agreements, if any, executed in connection therewith, in each case as the same may be amended, supplemented or restated from time to time.

“Debt” means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of (without duplication):

(1)	borrowed money or evidenced by bonds, notes, debentures or similar instruments,

(2)	indebtedness secured by any Lien on any property or assets owned by such person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the Board of Directors of such person or, if such person is a Subsidiary of the Operating Partnership, by the Board of Directors of the Operating Partnership) of the property subject to the Lien,

(3)	reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other Debt of such person or any of its Subsidiaries if such other Debt appears as a liability on the consolidated balance sheet of such person and its consolidated Subsidiaries in accordance with GAAP) or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable, and

(4)	any lease of property by such person as lessee that is or is required to be reflected on such person’s balance sheet as a capitalized lease in accordance with GAAP,

in the case of items of indebtedness under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as liabilities on such person’s balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any non-contingent obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business and other than solely as a result of Non-Recourse Exclusions except to the extent of any amounts payable by such person pursuant to any such Non-Recourse Exclusions or any related claims or liabilities), Debt of another person of the type referred to in (1), (2), (3) or (4) above (it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee (on a non-contingent basis), incur or otherwise become liable in respect thereof), provided, however, that the term “Debt” will not include any such indebtedness that has been the subject of an “in substance” defeasance in accordance with GAAP or Intercompany Debt (or a non-contingent obligation to be liable for, or to pay, Intercompany Debt).

“Guaranteed Debt” has the meaning set forth above under “—Possible future subsidiary guarantor.”

“Guaranty” means, with respect to any person, any obligation, direct or indirect, contingent or otherwise, of such person directly or indirectly guaranteeing any Debt of any other person and, without limitation, includes any obligation, direct or indirect, contingent or otherwise, of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business and other than solely as a result of Non-Recourse Exclusions except to the extent of any amounts payable by such person pursuant to any such Non-Recourse Exclusions or any related claims or liabilities) Debt of any other person; and “Guaranty” and “Guaranties,” when used as a verb, have correlative meanings.

“Intercompany Debt” means Debt of the Operating Partnership or any of its Subsidiaries so long as (1) the only persons liable for the payment of such Debt, whether as obligor, guarantor or otherwise, are the Operating Partnership or any of its Subsidiaries, (2) such Debt is held solely by the Operating Partnership or any of its Subsidiaries and (3) such Debt is expressly subordinated in right of payment to the prior payment in full of all notes outstanding under the indenture; provided, however, that any such Debt shall be deemed Intercompany Debt only for so long as the conditions set forth in clauses (1) through (3) above shall continue to be satisfied and, if at any time any of such conditions shall not continue to be satisfied with respect to any such Debt, then such Debt will, at such time, cease to be Intercompany Debt and the Operating Partnership or such Subsidiary, as the case may be, will be deemed to have incurred, at such time, an amount of Debt equal to the outstanding amount of such Debt at such time.

“Lien” means any mortgage, deed of trust, deed to secure Debt, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest.

“Non-Recourse Exclusions” means any usual and customary exclusions from the non-recourse limitations governing non-recourse Debt, including, without limitation, exclusions for claims that (i) are based on fraud, intentional misrepresentation, misapplication of funds, gross negligence or willful misconduct, (ii) result from intentional mismanagement of or waste at the real property securing such non-recourse Debt, (iii) arise from the presence of hazardous substances on the real property securing such non-recourse Debt, or (iv) are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document).

“Principal Credit Agreement” means , as of the date of the indenture, the Current Credit Agreement and thereafter means the Current Credit Agreement or any successor credit agreement thereto (whether by renewal, replacement, refinancing or otherwise), as the same may be amended, supplemented or restated from time to time, and all guarantees, collateral documents and other instruments and agreements, if any, executed in connection therewith, in each case as the same may be amended supplemented or restated from time to time, that the Board of Directors of the Operating Partnership designates to be principal credit agreement of the Operating Partnership, taking into account the maximum principal amount of the credit facility provided thereunder, the recourse nature of the agreement and such other factors as the Operating Partnership deems reasonable in light of the circumstances, such designation (or the designation that at a given time there is no such principal credit agreement) to be made, reasonably and in good faith, by the Board of Directors of the Operating Partnership and evidenced by an officer’s certificate delivered by the Operating Partnership to the trustee; provided, however, that none of the Credit Agreement dated as of June 1, 2006, by and among MAA and the Operating Partnership, as borrowers, and the Financial Federal Savings Bank, as lender, the Third Amended and Restated Master Credit Facility Agreement (MAA II), dated as of January 4, 2010, by and among MAA and the Operating Partnership, as borrowers, Prudential Multifamily Mortgage, Inc. (now known as Prudential Multifamily Mortgage, LLC), as lender, and the Federal National Mortgage Association, as amended, or the Master Credit Facility Agreement dated as of March 2, 2004, by and among MAA and the Operating Partnership, as borrowers, and Prudential Multifamily Mortgage, Inc. (now known as Prudential Multifamily Mortgage, LLC) , as lender, in each case as may be amended, supplemented or restated from time to time, or any successor credit agreement to any of the foregoing (whether by renewal, replacement, refinancing or otherwise), as amended, supplemented or restated from time to time, may be designated to be the Principal Credit Agreement so long as neither such agreement nor any guarantees or other instruments or agreements, if any, executed in connection therewith includes any covenant or agreement that requires or, upon the occurrence of specified events or conditions, would require CRLP to Guaranty any Unsecured Debt of the Operating Partnership that is or may be outstanding thereunder.

“Secured Debt” has the meaning set forth above under “Covenants applicable to the notes—Limitation on Incurrence of Secured Debt.”

“Subsidiary” means, with respect to any person, a corporation, partnership association, joint venture, trust, limited liability company or other entity which is required to be consolidated with the person in accordance with GAAP.

The terms “Subsidiary Guarantee,” “Subsidiary Guarantee Reinstatement Date,” “Subsidiary Guarantee Suspension Date,” “Subsidiary Guarantee Suspension Event” and “Suspended Covenants” have the respective meanings set forth above under “—Possible future subsidiary guarantor.”

“Undepreciated Real Estate Assets” means, as of any date, the cost (original acquisition and development cost plus capital improvements) of real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with GAAP.

“Unencumbered Total Asset Value” means, as of any date, the sum of (without duplication) (i) those Undepreciated Real Estate Assets on such date which are not subject to a Lien securing Debt and (ii) all other assets (excluding accounts receivable and intangibles) of the Operating Partnership and its Subsidiaries on such date which are not subject to a Lien securing Debt, all determined on a consolidated basis in accordance with GAAP; provided, however, that all investments by the Operating Partnership or any of its Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Unencumbered Total Asset Value to the extent that such investments would have otherwise been included.

“Unsecured Debt” means Debt of the Operating Partnership or any of its Subsidiaries that is not Secured Debt.

Discharge, legal defeasance and covenant defeasance of the notes

The notes will be subject to legal defeasance and covenant defeasance (as such terms are defined in the accompanying prospectus), and the indenture shall, upon the satisfaction of specified conditions, cease to be of further effect with respect to the notes, all as described under the caption “Description of debt securities and guarantees—Discharge, defeasance and covenant defeasance” in the accompanying prospectus; provided that:

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if the Operating Partnership effects covenant defeasance with respect to the notes, then the Operating Partnership and MAA shall be released, solely insofar as relates to the notes, from their respective obligations under the covenants described above under “—Covenants applicable to the notes” (other than the covenants of each of the Operating Partnership and MAA to do or cause to be done all things necessary to preserve and keep in full force and effect its existence (except as permitted by the provisions described in the accompanying prospectus under “Description of debt securities and guarantees—Consolidation, merger and sale of assets,” as supplemented by the provisions described above under “—Supplement to consolidation, merger and sale of assets covenant in the accompanying prospectus”)), and thereafter any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to the notes; and

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if we effect legal defeasance or covenant defeasance with respect to the notes as described in the accompanying prospectus under the caption “Description of debt securities and guarantees—Discharge, defeasance and covenant defeasance—Legal defeasance and covenant defeasance,” or if the indenture shall have ceased to be of further effect with respect to the notes as described in the accompanying prospectus under “Description of debt securities and guarantees—Discharge, legal defeasance and covenant defeasance—Satisfaction and discharge,” then, in addition to the consequences of such legal defeasance, covenant defeasance or satisfaction and discharge, as the case may be, as described under such caption in the accompanying prospectus and the consequences of any such covenant defeasance described in the immediately preceding bullet point, CRLP shall, as described above under “–Possible future subsidiary guarantor-Release of subsidiary guarantee and subsidiary guarantee covenant,” be released from its obligations under its Subsidiary Guarantee, if any, of the notes and, solely insofar as relates to the notes, from all of its other obligations, if any, under the indenture with respect to the notes and the Operating Partnership and MAA shall be released, solely insofar as relates to the notes, from their respective obligations under the covenant described under “—Possible future subsidiary guarantor,” and thereafter any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to the notes.

In addition, it shall be an additional condition to legal defeasance of the notes that no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to CRLP or event which, with notice or lapse of time or both, would become an Event of Default arising from any of those events shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit of cash and/or Government Obligations into trust in order to effect such legal defeasance; provided that such condition shall be applicable only if, at any time during such 91 day period, CRLP guarantees or is required to guarantee the notes pursuant to the provisions described under “—Possible future subsidiary guarantors.”

Events of default

The description set forth below under this caption “—Events of default” supersedes and replaces, solely insofar as relates to the notes, the description set forth in the accompanying prospectus under the caption “Description of debt securities and guarantees—Events of default.”

The indenture provides that the following events are Events of Default with respect to the notes:

•	default in the payment of any interest on any of the notes when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

•	default in the payment of any principal of or premium, if any, on any of the notes when due (whether at stated maturity, upon redemption or otherwise); or

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default in the performance or breach of any other covenant or warranty of the Operating Partnership or MAA or, if applicable, CRLP in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of one or more series of debt securities other than the notes) or in any of the the notes or in any Subsidiary Guarantee of CRLP endorsed on the certificates evidencing any of the notes, and continuance of such default or breach (without such default or breach having been waived as provided in the indenture) for a period of 60 days after notice has been given to the Operating Partnership by the trustee or to the Operating Partnership and the trustee by the holders of not less than 25% in aggregate principal amount of the notes then outstanding (provided that insofar (and solely insofar) as the foregoing provisions of this bullet point relate to any such default or breach by CRLP, (a) such provisions (solely insofar as they relate to CRLP) shall be applicable only at such times, if any, as CRLP is required, pursuant to the indenture, to guarantee the notes and (b) any such default or breach by CRLP that occurs at any time while it is required, pursuant to the indenture, to guarantee the notes (and any Event of Default with respect to the notes resulting from such default or breach by CRLP) will be deemed to have been cured at such time, if any, as CRLP shall be released, in accordance with the applicable provisions of the indenture, from its obligation to guarantee the notes); or

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default under any bond, note, debenture, mortgage, indenture or other instrument under which there may be issued or outstanding or by which there may be secured or evidenced any indebtedness for money borrowed by the Operating Partnership or CRLP (or by any of their respective Subsidiaries, the repayment of which the Operating Partnership or CRLP has guaranteed or for which the Operating Partnership or CRLP is directly responsible or liable as obligor or guarantor) (in each case including a default with respect to any outstanding debt securities of any other series issued under the indenture), whether such indebtedness exists on the date of the indenture or shall be created, assumed or incurred thereafter, which results in such indebtedness being declared or otherwise becoming due and payable prior to the date on which it would otherwise have become due and payable, or which constitutes a failure to pay when due (after expiration of any applicable grace period) such indebtedness, in an aggregate principal amount in excess of $50,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days after notice has been given to the Operating Partnership by the trustee or to the Operating Partnership and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes (provided that, insofar (and solely insofar) as the foregoing provisions of this bullet point relate to indebtedness for money borrowed or guaranteed by CRLP or for whose repayment CRLP is directly responsible or liable as obligor or guarantor (a) such provisions (solely insofar as they relate to CRLP) shall be applicable only at such times, if any, as CRLP is required, pursuant to the indenture, to guarantee the notes and (b) any such acceleration of or failure to pay any such indebtedness for money borrowed or guaranteed by CRLP or for whose repayment CRLP is directly responsible or liable as obligor or guarantor that occurs at any time while CRLP is required, pursuant to the indenture, to guarantee the notes will be deemed (solely insofar as relates to CRLP) to have been cured or rescinded, as the case may be (and any Event of Default with respect to the notes resulting therefrom will be deemed (solely insofar as relates to CRLP) to have been cured) at such time, if any, as CRLP shall be released, in accordance with the applicable provisions of the indenture, from its obligations to guarantee the notes); or

•

if at any time while CRLP is required, pursuant to the indenture, to guarantee the notes, its Subsidiary Guarantee of any of the notes ceases for any reason to be in full force and effect (except as contemplated by the terms of the indenture) or is held in any judicial proceeding before any court of competent jurisdiction to be unenforceable, or the obligations of CRLP under its Subsidiary Guarantee of any of the notes is denied or disaffirmed in writing by CRLP or any person acting on behalf of CRLP (provided that any event of the nature described this bullet point that occurs with respect to the notes at any time while CRLP is required, pursuant to the indenture, to guarantee the notes (and any Event of Default with respect to the notes resulting from any such event) will be deemed to have been cured at such time, if any, as CRLP shall be released, in accordance with the applicable provisions of the indenture, from its obligations to guarantee the notes); or

•

specified events of bankruptcy, insolvency or reorganization with respect to the Operating Partnership or any Significant Subsidiary of the Operating Partnership or, at any time while CRLP is required, pursuant to the indenture, to guarantee the notes, CRLP (provided that any such events of bankruptcy, insolvency or reorganization with respect to CRLP that occur at any time while CRLP is required, pursuant to the indenture, to guarantee the notes (and any Event of Default with respect to the notes resulting from any such events with respect to CRLP) will, so long as CRLP is not a Significant Subsidiary of the Operating Partnership, be deemed to have been cured at such time, if any, as CRLP shall be released, in accordance with the applicable provisions of the indenture, from its obligations to guarantee the notes).

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities.

The indenture provides that if an Event of Default with respect to the notes occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the notes then outstanding may declare the principal of and accrued and unpaid interest on all the notes to be due and payable immediately. However, at any time after the declaration of acceleration of the notes and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in aggregate principal amount of the outstanding notes may rescind and annul such declaration of acceleration and its consequences if (1) the Operating Partnership (or, if the notes are guaranteed by CRLP, the Operating Partnership or CRLP, as the case may be) has paid or deposited with the trustee money sufficient to pay all overdue principal of, and premium, if any, and interest on the notes which shall have become due otherwise than by such declaration of acceleration and certain other amounts specified in the indenture and (2) all Events of Default with respect to the notes, other than the non-payment of the principal of, and premium, if any, and interest on the notes which shall have become due solely by such declaration of acceleration, shall have been waived as provided in the indenture or cured.

The holders of not less than a majority in aggregate principal amount of the outstanding notes may, on behalf of the holders of all of the notes, waive any past default under the indenture with respect to the notes and its consequences, except, among other things, a default in the payment of the principal of, or premium, if any, or interest on any notes or under any Subsidiary Guarantee by CRLP of the notes or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding note.

Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes unless those holders have offered the trustee indemnity reasonably satisfactory to the trustee. Subject to the foregoing, holders of at least a majority in aggregate principal amount of the outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the notes; provided that, among other things, (1) such direction does not conflict with any law or with the indenture and (2) the trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the rights of other holders of notes not joining in such action.

The indenture provides that no holder of notes may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, unless (1) such holder has previously given notice to the trustee of a continuing Event of Default with respect to the notes, (2) the holders of not less than 25% in aggregate principal amount of the outstanding notes have requested the trustee to institute proceedings with respect to such Event of Default and have offered the trustee indemnity reasonably satisfactory to it against costs, expenses and liabilities to be incurred in compliance with such request, (3) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings, and (4) no direction inconsistent with such request has been given to the trustee during such 60 day period by the holders of the majority in aggregate principal amount of the outstanding notes.

Notwithstanding any other provision of the indenture, the holder of a note will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest on that note on the respective due dates for those payments and to institute suit for enforcement of those payments, and this right shall not be impaired without the consent of the holder.

The indenture provides that, within 90 days after the occurrence of any default under the indenture with respect to the notes, the trustee shall mail notice of such default known to the trustee to the holders of the notes, unless such default has been cured or waived; provided, however, that, except in the case of, among other things, a default in the payment of the principal of, or premium, if any, or interest on any note or any Subsidiary Guarantee thereof by CRLP, the trustee may withhold such notice if it determines that withholding of such notice is in the best interests of the holders of the notes; and provided, further, that, in the case of a default in the performance of certain covenants with respect to the notes, no such notice shall be given until at least 30 days after the occurrence thereof. The indenture requires the annual filing by the Operating Partnership and MAA (and, if CRLP shall have become a party to the indenture pursuant to a supplemental indenture and shall not have been released, in accordance with the applicable provisions of the indenture, from all of its obligations under the indenture, CRLP) with the trustee of a certificate which states whether or not the Operating Partnership and MAA (and, if applicable, CRLP) are in compliance with the provisions of the indenture.

Modification, waivers and meetings

The description set forth below under this caption “—Modification, waivers and meetings” supersedes and replaces, solely insofar as relates to the notes, the description set forth in the accompanying prospectus under the caption “Description of debt securities and guarantees—Modification, waivers and meetings.”

The indenture permits the Operating Partnership, MAA, the trustee and, if CRLP shall have become a party to the indenture pursuant to a supplemental indenture and shall not have been released, in accordance with the applicable provisions of the indenture, from its obligations under the indenture with respect to the notes, CRLP, with the consent of the holders of at least a majority in principal amount of the outstanding notes, to modify or amend (but solely insofar as relates to the notes) any of the provisions of the indenture or of the notes or CRLP’s Subsidiary Guarantee, if any, of the notes, or the rights of the holders of notes under the indenture. However, no such modification or amendment of the indenture shall, without the consent of the holder of each outstanding note, among other things:

•	change the stated maturity of any principal of or premium, if any, or interest on any notes, or

•

reduce the principal of or any premium on any notes or reduce the rate of interest on any notes (or modify the calculation of interest on any notes except in a manner that increases such rate of interest), or reduce the amount payable upon redemption of any notes or reduce the amount or change the time of payment of any amount payable under any Subsidiary Guarantee by CRLP of any notes, or

•	change any place where or the currency in which any notes or any Subsidiary Guarantee of any notes by CRLP are payable, or

•	impair a holder’s right to institute suit for enforcement of payments due on any notes on and after their stated maturities or, in the case of a redemption, on or after the redemption date, or

•

reduce the percentage in aggregate principal amount of the outstanding notes whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or specified defaults under the indenture and their consequences, or

•	reduce the requirements for a quorum or voting at a meeting of holders of the notes, or

•

modify (solely insofar as relates to the notes) any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the percentage of holders of the notes outstanding under the indenture required to effect that action or to provide that certain other provisions of the indenture may not be modified or waived (solely insofar as relates to the notes) without the consent of the holder of each outstanding note.

The indenture also contains provisions permitting the Operating Partnership, MAA, the trustee (provided, however, that, notwithstanding the foregoing, the trustee may, but need not be, a party to any supplemental indenture adding CRLP as a party to the indenture) and, if CRLP either is required to become a party to the indenture pursuant to the applicable provisions of the indenture or shall have become a party to the indenture and shall not have been released, in accordance with the applicable provisions of the indenture, from its obligations under the indenture with respect to the notes, CRLP, without the consent of the holders of the notes or any other debt securities issued under the indenture, to modify or amend (but solely insofar as relates to the notes) the indenture and the notes and CRLP’s Subsidiary Guarantee, if any, of the notes, among other things:

•

to evidence the succession of another person to the Operating Partnership or MAA or, if applicable, CRLP under the indenture and, if any such successor to the Operating Partnership or, if applicable, CRLP is not a limited partnership or any such successor to MAA is not a corporation, to make such changes in phraseology but not in substance (provided that no such change shall adversely affect the interests of the holders of any notes outstanding under the indenture) as may be necessary or appropriate to accommodate such change in type of entity,

•

to add to the covenants of the Operating Partnership or MAA or CRLP for the benefit of the holders of the notes or to surrender any right or power conferred upon the Operating Partnership or MAA or CRLP with respect to the notes,

•	to add to the Events of Default for the benefit of the holders of the notes,

•	to establish the form or terms of the notes and any related Subsidiary Guarantee of CRLP,

•	to comply with the Trust Indenture Act,

•

to cure (but solely with respect to the notes) any ambiguity or correct or supplement (but solely with respect to the notes) any provision in the indenture that may be defective or inconsistent with other provisions in the indenture, or to make (but solely with respect to the notes) any other provisions with respect to matters or questions arising under the indenture that shall not be inconsistent with the indenture, provided that, in each case, such action shall not adversely affect the interests of the holders of any notes outstanding under the indenture in any material respect,

•

to amend or supplement (but solely with respect to the notes) any provision contained in the indenture or in any supplemental indenture or in the notes or any Subsidiary Guarantee of CRLP endorsed on the certificates evidencing any notes, including, without limitation, to eliminate (but solely with respect to the notes) any such provision, provided that such amendment or supplement does not apply to any notes (or to any Subsidiary Guarantee of CRLP endorsed on the certificate evidencing any notes) issued prior to the date of the supplemental indenture effecting such amendment or supplement, as the case may be, and entitled to the benefits of such provision,

•

to secure, or add guarantees or additional guarantees or one or more guarantors or additional guarantors (which may include, without limitation, any Subsidiaries of the Operating Partnership) with respect to, the notes and, in the case of any such guarantees or guarantors, to establish the form and terms of such guarantees and to make such changes (but solely with respect to the notes) to the indenture and/or the guarantees endorsed on the notes to provide that any such additional guarantees shall be joint and several with any existing or future guarantees of the notes, to add Events of Default relating to such guarantors or guarantees, to add any covenants relating to such guarantors and (except in the case of the Subsidiary Guarantees, if any, of CRLP, which shall be governed by the terms set forth above under the caption “—Possible future subsidiary guarantor”) to provide for the circumstances under which such guarantors shall be released from their respective obligations under such guarantees and the indenture,

•

without limitation to provisions set forth in the immediately preceding bullet point, to add CRLP as a party to the indenture, to provide for CRLP’s Subsidiary Guarantee of the notes and to endorse CRLP’s Subsidiary Guarantee on the certificates evidencing all or any of the notes as contemplated by and in accordance with the provisions described above under “—Possible future subsidiary guarantor,” and, if applicable, to evidence the release of CRLP from its Subsidiary Guarantees of the notes and (solely insofar as relates to the notes) from its other obligations under the indenture as contemplated by and in accordance with the provisions described under such caption,

•

to provide for the acceptance of the appointment by a successor trustee with respect to the notes or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee,

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate legal defeasance, covenant defeasance or satisfaction and discharge of the notes, provided that such action will not adversely affect the interests of the holders of the debt securities of any series issued under the indenture in any material respect, and

•

to conform the terms of the indenture (insofar as it applies to the notes) or the terms of the notes or CRLP’s Subsidiary Guarantee, if any, of the notes to the description thereof contained in any prospectus, prospectus supplement or similar offering document used in connection with the initial offering and sale of the notes to investors in a public offering, as evidenced by an officer’s certificate delivered to the trustee.

The indenture will provide that, for purposes of clarity, it is understood and agreed that no consent from any holders of the notes shall be required for any amendment or supplement to the indenture that relates solely to one or more series of debt securities other than the notes. The indenture will also provide that the holders of at least a majority in aggregate principal amount of the outstanding notes may waive (but solely insofar as relates to the notes) compliance by the Operating Partnership or MAA or, if it shall have become a party to the indenture pursuant to a supplemental indenture, CRLP with some of the covenants in the indenture, including, solely insofar as relates to the notes, the covenants described above under “—Covenants applicable to the notes” and “—Possible future subsidiary guarantor.”

The indenture contains provisions for convening meetings of the holders of the notes. A meeting may be called at any time by the trustee and also, upon request, by the Operating Partnership or the holders of at least 10% in principal amount of the outstanding notes. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding note in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of at least a majority in principal amount of the outstanding notes; provided that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding notes must be adopted by the affirmative vote of the holders of at least that specified percentage in principal amount of the outstanding notes. Any resolution passed or decision taken at any meeting of holders of the notes duly held in accordance with the indenture will be binding on all holders of the notes and the related Subsidiary Guarantee, if any, of CRLP endorsed on the certificates evidencing the notes. The quorum at any meeting of the holders of the notes called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding notes, subject to exceptions.

Governing law

The indenture, the notes and the Subsidiary Guarantee, if any, of CRLP that may be endorsed on the certificates evidencing the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee

U.S. Bank National Association will act as trustee, registrar and paying agent for the notes, subject to the right of the Operating Partnership to remove the trustee as registrar and paying agent for the notes and appoint other or additional registrars or paying agents for the notes.

Book-entry notes

Upon issuance, the notes will only be issued in the form of one or more Global Notes which will be held by DTC or its custodian and registered in the name of Cede & Co., as nominee of DTC. Unless and until it is exchanged in whole or in part for notes in definitive form under the limited circumstances described under “Description of debt securities and guarantees–Book-entry debt securities “ in the accompanying prospectus, a Global Note may not be transferred except as a whole (1) by DTC to a nominee of DTC, (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Ownership of beneficial interests in a Global Note will be limited to persons that have accounts with DTC (“direct participants”), persons that clear transactions through or maintain a custodial relationship with a direct participant (“indirect participants” and, together with direct participants, “participants”) and persons that may hold interests through direct participants or indirect participants. Upon the issuance of a Global Note, DTC will credit, on its book-entry registration and transfer system, the direct participants’ accounts with the respective principal amounts of the notes represented by such Global Note beneficially owned by direct participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants) and on the records of participants and indirect participants (with respect to interests of persons holding through participants or indirect participants).

So long as DTC or its nominee is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the indenture. Except under the limited circumstances described in the accompanying prospectus under “Description of debt securities and guarantees—Book-entry debt securities,” owners of beneficial interests in a Global Note will not be entitled to have notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of such notes in certificated form and will not be considered the registered owners or holders of such notes under the indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such person is not a direct participant, on the procedures of the direct and indirect participants through which such person owns its interest, to exercise any rights of a holder of notes under the indenture. The Operating Partnership understands that under existing industry practices, if the Operating Partnership requests any action of holders of notes or if an owner of a beneficial interest in a Global Note desires to give or take any action that a holder of notes is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on a Global Note will be made to DTC or its nominee, as the case may be, as the registered holder of such Global Note. None of the Operating Partnership, the trustee or any other agent of the Operating Partnership or agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership of interests in the Global Note or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. The Operating Partnership expects that DTC, upon receipt of any payment of principal, premium, if any, or interest in respect of a Global Note, will immediately credit direct participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such Global Note as shown on the records of DTC. The Operating Partnership also expects that payments by direct and indirect participants to owners of beneficial interests in a Global Note held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

For additional information concerning DTC, its book-entry registration and transfer system and the Global Notes, see “Description of debt securities and guarantees—Book-entry debt securities” in the accompanying prospectus.

Supplemental U.S. federal income tax considerations

This discussion is a supplement to, and is intended to be read together with, the discussion incorporated by reference in the accompanying prospectus from Exhibit 99.1 to MAA’s Current Report on Form 8-K filed with the SEC on September 16, 2013 under the heading “Material Federal Income Tax Consequences” (the “8-K Tax Disclosure”). You should refer to the discussion in the 8-K Tax Disclosure for a discussion of the tax consequences of MAA’s election to be taxed as a REIT. This discussion is for general information only and does not constitute tax advice.

Taxation of holders of the notes

The following summary describes certain material U.S federal income tax consequences of acquiring, owning and disposing of the notes. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”); current, temporary and proposed U.S. Treasury Regulations issued thereunder (the “Treasury Regulations”); the legislative history of the Code; Internal Revenue Service (“IRS”) rulings, pronouncements, interpretations and practices; and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. This discussion is limited to persons purchasing the notes for cash at original issue and at the offering price on the cover page of this prospectus supplement. Furthermore, this discussion assumes that each holder holds the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). It does not reflect every possible tax outcome or consequence that could result from acquiring, owning or disposing of the notes. For example, special rules not discussed here may apply to you if you are:

•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a real estate investment trust;

•	an insurance company;

•	a tax-exempt organization;

•	subject to the alternative minimum tax provisions of the Code;

•	holding the notes as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	holding the notes through a partnership or other pass-through entity;

•	a non-U.S. corporation or partnership, or person who is not a resident or citizen of the United States;

•	a U.S. person whose “functional currency” is not the U.S. dollar; or

•	a U.S. expatriate or former long-term resident.

In addition, it does not reflect state, local or non-U.S. tax consequences that may apply to you based on your particular circumstances and residence. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or foreign income and other tax consequences, which may result from your acquisition, ownership or disposition of the notes.

As used herein, “U.S. holder” means a beneficial owner of the notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons that have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If any entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the notes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the notes. For purposes of this discussion, “non-U.S. holder” means a beneficial owner of the notes that is neither a U.S. holder nor a partnership.

U.S. holders

Interest.    A U.S. holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the notes in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.

Sale or other taxable disposition of the notes.    A U.S. holder will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of a note equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefor (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such U.S. holder’s income) and the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note (or a portion thereof) generally will be the U.S. holder’s cost therefor. This gain or loss generally will be long-term capital gain or loss if the U.S. holder has held the notes for more than one year at the time of such disposition. The maximum long term capital gain rates for non-corporate U.S. holders is generally 20%. The deductibility of capital losses is subject to limitation.

Information reporting and backup withholding.    A U.S. holder may be subject to information reporting and backup withholding when such U.S. holder receives interest and principal payments on the notes or proceeds upon the sale or other disposition of such notes (including a redemption or retirement of the notes). Certain U.S. holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	Such U.S. holder fails to furnish its taxpayer identification number, or “TIN,” which, for an individual is ordinarily his or her social security number;

•	the IRS notifies the payor that such U.S. holder furnished an incorrect TIN;

•	such U.S. holder is notified by the IRS of a failure to properly report payments of interest or dividends; or

•	such U.S. holder fails to certify, under penalties of perjury, that such holder has furnished a correct TIN and that the IRS has not notified such U.S. holder that it is subject to backup withholding.

A U.S. holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

Non-U.S. holders

Interest.    Interest paid to a non-U.S. holder on its notes that is not effectively connected with such non-U.S. holder’s conduct of a United States trade or business will not be subject to U.S. federal withholding tax, provided that:

•	such non-U.S .holder does not actually or constructively own a 10% or greater interest in the operating partnership’s capital or profits;

•	such non-U.S. holder is not a controlled foreign corporation with respect to which the operating partnership is a “related person” within the meaning of Section 864(d)(4) of the Code;

•	such non-U.S. holder is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

the non-U.S. holder certifies in a statement provided to the operating partnership or its paying agent, under penalties of perjury, that it (a) is not a United States person within the meaning of the Code and provides its name and address, (b) is a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the non-U.S. holder and certifies to the operating partnership or its paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that such holder is not a United States person and provides the operating partnership or its paying agent with a copy of such statement or (c) holds its notes directly through a “qualified intermediary” and certain conditions are satisfied.

A non-U.S. holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such non-U.S. holder’s conduct of a United States trade or business and the non-U.S. holder provides the operating partnership with appropriate certification (as discussed below under “—Non-U.S. Holders—United States Trade or Business”).

If a non-U.S. holder does not satisfy the requirements above, interest paid to such non-U.S. holder generally will be subject to a 30% U.S. federal withholding tax. Such rate may be reduced or eliminated under a tax treaty between the United States and the non-U.S. holder’s country of residence. To claim a reduction or exemption under a tax treaty, a non-U.S. holder must generally complete an IRS Form W-8BEN (or applicable successor form) and claim the reduction or exemption on the form.

Sale or other taxable disposition of the notes.    A non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note so long as (i) the gain is not effectively connected with the conduct by the non-U.S. holder of a United States trade or business (or, if a tax treaty applies, the gain is not attributable to a United States permanent establishment maintained by such non-U.S. holder) and (ii) in the case of a non-U.S. holder who is an individual, such non-U.S. holder is not present in the United States for 183 days or more in the taxable year of disposition or certain other requirements are not met. A non-U.S. holder who is an individual and does not meet this exemption should consult his or her tax advisor regarding the potential liability for U.S. federal income tax on such holder’s gain realized on a note.

United States trade or business.    If interest paid on a note or gain from a disposition of a note is effectively connected with a non-U.S. holder’s conduct of a United States trade or business (and, if an income tax treaty applies, the non-U.S. holder maintains a United States permanent establishment to which such amounts are generally attributable), the non-U.S. holder generally will be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. holder. If a non-U.S. holder is subject to U.S. federal income tax on the interest on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided, generally on IRS Form W-8ECI). A non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note or gain from a disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the corporation of a United States trade or business.

Backup withholding and information reporting.    A non-U.S. holder generally will not be subject to backup withholding and information reporting with respect to payments that the operating partnership makes to the non-U.S. holder, provided that the operating partnership does not have actual knowledge or reason to know that such holder is a “United States person,” within the meaning of the Code, and the holder has given the operating partnership the statement described above under “Non-U.S. Holders—Interest.” In addition, a non-U.S. holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale or other disposition of the operating partnership’s notes (including a retirement or redemption of such notes) within the United States or conducted through certain U.S.-related brokers, if the payor receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. However, the operating partnership may be required to report annually to the IRS and to the non-U.S. holder the amount of, and the tax withheld with respect to, any interest paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

A non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the holder’s U.S. federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act.    Sections 1471 through 1474 of the Code (which are commonly referred to as “FATCA”) generally impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless additional certification, information reporting and other specified requirements are satisfied. Failure to comply with the FATCA reporting requirements could result in withholding tax being imposed on payments of interest and sales proceeds to foreign intermediaries and certain non-U.S. holders. Pursuant to recently issued final Treasury regulations and administrative guidance, this withholding tax will generally not be imposed on payments pursuant to obligations that are outstanding on July 1, 2014. However, if the notes were modified in certain ways after June 30, 2014, they could become subject to these rules. Prospective investors should consult their own tax advisors regarding FATCA.

Underwriting (conflicts of interest)

Subject to the terms and conditions contained in an underwriting agreement among the Operating Partnership, MAA and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives (the “representatives”) of the underwriters named below, the underwriters have severally agreed to purchase from the Operating Partnership, and the Operating Partnership has agreed to sell, the principal amounts of the notes listed opposite the underwriters’ names below:

Name	Principal amount of notes

J.P. Morgan Securities LLC	$80,500,000
Wells Fargo Securities, LLC	80,500,000
Jefferies LLC	66,500,000
UBS Securities LLC	66,500,000
KeyBanc Capital Markets Inc.	14,000,000
U.S. Bancorp Investments, Inc.	14,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	7,000,000
Citigroup Global Markets Inc.	7,000,000
Fifth Third Securities, Inc.	7,000,000
Regions Securities LLC	7,000,000

Total	$350,000,000

J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Jefferies LLC and UBS Securities LLC are acting as joint book-running managers in connection with the offering of the notes.

The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions and that the underwriters will purchase all of the notes if any notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to conditions contained in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The Operating Partnership and MAA have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

Commissions and discounts

The representatives of the underwriters has advised the Operating Partnership that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the notes to dealers at that price less a concession not in excess of 0.400% of the principal amount of the notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.250% of the principal amount of the notes to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the underwriting discount to be paid to the underwriters by the Operating Partnership.

	Per note	Total

Underwriting discount	0.650%	$2,275,000

The expenses of this offering, not including the underwriting discount, are estimated at $1,000,000 and are payable by the Operating Partnership.

No prior market for the notes

The notes are a new issue of securities with no established trading market. The Operating Partnership does not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any quotation system. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active trading market may not develop for the notes and, even if one develops, may not be maintained or be liquid. If an active trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes are likely to be adversely affected.

Price stabilization and short positions

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels, but no representation is made hereby that the underwriters will engage in any of those transactions or of the magnitude of any effect that the transactions described above, if undertaken, may have on the market price of the notes. The underwriters will not be required to engage in these activities, and if they engage in these activities, they may end any of these activities at any time without notice.

Delayed settlement

The Operating Partnership expects that the delivery of the notes will be made against payment therefor on the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement. Under rules of the SEC, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes before the third business day prior to the closing date specified on the cover page of this prospectus supplement will be required, by virtue of the fact that the normal settlement date for that trade would occur prior to the closing date for the issuance of the notes, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors with respect to these matters.

Other relationships

Affiliates of some or all of the underwriters are lenders and, in some cases, some of the underwriters and/or their affiliates are agents, arrangers and/or book-running managers, under the Operating Partnership’s $500 million revolving credit facility and term loan facilities. Net proceeds of this offering will be used to repay borrowings outstanding under such revolving credit facility. Because affiliates of some or all of the underwriters are lenders under such revolving credit facility, to the extent that net proceeds from this offering are applied to repay borrowings under such revolving credit facility, such affiliates will receive proceeds of this offering through the repayment of those borrowings. The aggregate amount of any such repayments received by any individual underwriter or its affiliates will, in the case of one or more underwriters, exceed 5% of the net proceeds of this offering (not including the underwriting discounts and commissions). Therefore, this offering will be conducted in accordance with Rule 5121 of the Financial Industry Regulatory Authority, Inc., or “FINRA.” None of the underwriters affiliated with a lender receiving 5% or more of the net proceeds of the offering will confirm sales of the notes to accounts over which it exercises discretionary authority without the prior written consent of the customer.

In addition, some or all of the underwriters and/or their respective affiliates have engaged in, and/or may in the future engage in, investment banking, commercial banking, financial advisory and other commercial and financial transactions and dealings with the Operating Partnership and MAA and their respective subsidiaries, and some or all of the underwriters have received and may in the future receive compensation in connection with those transactions and dealings. In that regard, J.P. Morgan Securities LLC, one of the underwriters, acted as financial advisor to MAA in connection with the Colonial Merger described above under “Prospectus supplement summary—Recent developments.”

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of MAA or the Operating Partnership. If any of the underwriters or their respective affiliates has a lending relationship with MAA or the Operating Partnership, certain of those underwriters or their affiliates may hedge, and certain other of those underwriters or their affiliates routinely hedge, their credit exposure to MAA or the Operating Partnership consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions, which may consist of either the purchase of credit default swaps or the creation of short positions in securities of MAA or the Operating Partnership, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

This prospectus supplement and the accompanying prospectus are not prospectuses for the purpose of the Prospectus Directive as implemented in Member States of the European Economic Area.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, an offer of notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State may not be made other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

The notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may only be offered in the United Kingdom:

•

where the applicable underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•

where the applicable underwriter has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Legal matters

The validity of the notes offered hereby and certain other legal matters in connection with this offering will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz PC. Sidley Austin LLP, San Francisco, California will act as counsel for the underwriters.

Experts

The consolidated financial statements of Mid-America Apartment Communities, Inc. appearing in Mid-America Apartment Communities, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2012, including the schedule appearing therein, and the effectiveness of Mid-America Apartment Communities, Inc.’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference in the accompanying prospectus. Such consolidated financial statements are incorporated therein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Mid-America Apartments, L.P. as of December 31, 2012 and 2011 and for the three years ended December 31, 2012 appearing in Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed with the SEC on March 22, 2013 and containing information relating to Mid-America Apartments, L.P. under items 8.01 and 9.01 of such form (being the first of two Current Reports on Form 8-K filed by Mid-America Apartment Communities, Inc. on such date), including the schedule appearing therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated by reference in the accompanying prospectus. Such consolidated financial statements are incorporated therein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The statements of revenues and certain operating expenses of certain acquired properties, appearing in Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed with the SEC on March 22, 2013 and containing information under items 2.01 and 9.01 of such form (being the second of two Current Reports on Form 8-K Mid-America Apartment Communities, Inc. filed on March 22, 2013) have been audited by Watkins Uiberall, PLLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated in the accompanying prospectus by reference. Such statements of revenues and certain operating expenses are incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and the related financial statement schedules of Colonial Properties Trust and Colonial Realty Limited Partnership as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, incorporated in the accompanying prospectus by reference from Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K dated October 2, 2013, have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their reports, which are incorporated in the accompanying prospectus by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Incorporation by reference

As described in the accompanying prospectus under the caption “Incorporation of certain information by reference,” the Operating Partnership and MAA have incorporated by reference in the accompanying prospectus specified documents that the Operating Partnership and/or MAA have filed or may file with the SEC. However, notwithstanding anything in this prospectus supplement or the accompanying prospectus to the contrary, no document, exhibit or information or portion thereof that the Operating Partnership and/or MAA, as the case may be, has “furnished” or may in the future “furnish” to (rather than “file” with) the SEC shall be incorporated by reference into this prospectus supplement or the accompanying prospectus.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov.

PROSPECTUS

Mid-America Apartment Communities, Inc.

Common Stock

Preferred Stock

Depositary Shares

Guarantees of Debt Securities

Mid-America Apartments, L.P.

Debt Securities

Mid-America Apartment Communities, Inc. may offer, from time to time:

•	shares of its common stock,

•	shares or fractional shares of its preferred stock in one or more series,

•	depositary shares representing fractional interests in shares of its preferred stock, or

•	guarantees of the debt securities of Mid-America Apartments, L.P. under this prospectus.

Mid-America Apartments, L.P. may offer, from time to time, its debt securities in one or more series.

We refer to the common stock, preferred stock, depositary shares, guarantees and debt securities that may be offered pursuant to this prospectus and any accompanying prospectus supplement as, collectively, the “securities.” We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus. We may also offer securities that are convertible into, or exchangeable or exercisable for, other securities.

The specific terms of the securities we are offering and the specific manner in which they may be offered will be described in a prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.

We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers on a continuous or delayed basis. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on the New York Stock Exchange, or the “NYSE,” under the trading symbol “MAA”. On September 16, 2013, the last reported sale price of our common shares on the NYSE was $62.44 per share.

INVESTING IN OUR SECURITIES INVOLVES RISK, YOU SHOULD CONSIDER THE RISKS DISCUSSED IN “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS BEFORE YOU INVEST IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 18, 2013

You should rely only on the information included or incorporated by reference in this prospectus and the applicable prospectus supplement and, if applicable, any free writing prospectus we may prepare in connection with an offering of the securities. We have not authorized anyone to provide you with different or additional information, and, if anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where or to any person to whom the offer or sale of these securities is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus we may prepare in connection with an offering of the securities is accurate only as of the date of such document, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate only as of the date such document was filed with the Securities and Exchange Commission. Our business, financial condition, results of operations and prospects may have changed since those dates.

In the documents incorporated and deemed to be incorporated by reference in this prospectus, we refer to information and statistics regarding, among other things, the industry, markets, submarkets and sectors in which we operate, which may include information regarding, among other things, apartment supply and demand, new apartment construction and permitting levels, demographic trends, interest rates and other economic data, competition from the conversion of condominiums and single-family homes to rental units, the market for Federal National Mortgage Association and Federal Home Loan Mortgage Corporation debt securities and the interest rates thereon. We obtained this information and these statistics from various third-party sources and our own internal estimates. We believe that these sources and estimates are reliable. However, this information and these statistics are subject to assumptions, estimates and other uncertainties and we have not independently verified them and cannot guarantee their accuracy or completeness.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read carefully this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in “Incorporation of Certain Information by Reference” below, and any free writing prospectus we may provide you in connection with any offering of securities pursuant to this prospectus and any applicable prospectus supplement, before making an investment decision. Information incorporated by reference from filings that we make with the SEC after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless otherwise expressly stated or the context otherwise requires, as used herein the term “MAA” refers to Mid-America Apartment Communities, Inc., a Tennessee corporation, and the term “MAALP” refers to Mid-America Apartments, L.P., a Tennessee limited partnership of which MAA is the sole general partner, in each case excluding their respective subsidiaries, the terms “company,” “we,” “us” and “our” refer to, collectively, MAA and MAALP and their subsidiaries, and the terms “our common stock,” “our preferred stock” and “our capital stock” refer to MAA’s common stock, MAA’s preferred stock and MAA’s capital stock, respectively.

OUR COMPANY AND OPERATING PARTNERSHIP

MAA is a Tennessee corporation that has elected to be taxed as a real estate investment trust, or “REIT,” under the Internal Revenue Code of 1986, as amended, or the “Code.” We own, acquire, renovate, develop and manage apartment communities in the Sunbelt region of the United States. As of June 30, 2013, we owned or owned interests in a total of 163 multifamily apartment communities comprising 49,017 apartments located in 13 states, including four communities comprising 1,156 apartments owned through MAA’s joint venture, Mid-America Multifamily Fund II, LLC. We also had two development multifamily apartment communities under construction totaling 564 units as of June 30, 2013.

MAA’s most significant asset is its ownership interest in MAALP, a Tennessee limited partnership, and MAA owns no material assets other than its ownership interest in MAALP and, prior to September 2013, a small number of apartment communities that MAA owned directly. In September 2013, MAA contributed all of its assets, with the exception of its ownership interest in MAALP and certain bank accounts held directly by MAA, to MAALP and MAA Arkansas REIT, LLC, a subsidiary of MAALP. As a result of this contribution, MAALP, together with its subsidiaries, holds substantially all of our consolidated assets and generates a substantial majority of our consolidated operating revenue. MAA is the sole general partner of MAALP and, as of June 30, 2013, owned 40,141,197 common units of partnership interest, or “common units,” in MAALP, which represented approximately 95.9% of the then outstanding partnership interests in MAALP.

MAA’s common stock is listed on the NYSE, trading under the symbol “MAA.” The common units of MAALP are not publicly traded. However, holders of common units in MAALP (other than MAA and its affiliates) may require MAALP to redeem their common units, in which case MAALP may, at its option, pay the redemption price either in cash (in an amount per common unit equal, in general, to the average closing price of our common stock on the NYSE over a specified period of time prior to the redemption date) or by delivering one share of MAA’s common stock (subject to adjustment under specified circumstances) for each common unit so redeemed.

MAA was incorporated in the state of Tennessee in 1993, and MAALP was formed in the state of Tennessee in 1993. MAA’s and MAALP’s principal executive offices are located at 6584 Poplar Avenue, Memphis, Tennessee 38138, and their telephone number is (901) 682-6600.

RISK FACTORS

An investment in our securities involves substantial risks. In consultation with your own financial, tax and legal advisors, you should carefully consider, among other matters, the risks and uncertainties discussed (a) under the captions “Risk Factors” in MAA’s most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q and (b) under the captions “Risk Factors” in (1) MAA’s Current Report on Form 8-K filed with the SEC on March 22, 2013 and containing information relating to MAALP under items 8.01 and 9.01 of such form (being the first of two Current Reports on Form 8-K filed by MAA on such date), (2) MAA’s Current Report on Form 8-K filed with the SEC on May 23, 2013 and also containing information relating to MAALP, (3) MAA’s Current Report on Form 8-K filed with the SEC on August 2, 2013 and also containing information relating to MAALP, and (4) any subsequent Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed by MAA or MAALP to the extent incorporated by reference herein containing financial statements or other information relating to MAALP (the documents referred to in this clause (b) are hereinafter called, collectively, the “MAALP Reports”), all of which documents referred to in clauses (a) and (b) above are incorporated by reference herein to the extent provided under “Incorporation of Certain Information by Reference” below, as well as the risks and uncertainties discussed elsewhere in this prospectus and the documents incorporated by reference herein and discussed in the applicable prospectus supplement and any free writing prospectus we may prepare in connection with an offering of any of the securities described herein. Please also refer to the section in this prospectus entitled “Forward-Looking Statements” for additional risks and uncertainties affecting us. If any of the risks described in this prospectus, any document incorporated by reference herein or any such prospectus supplement or free writing prospectus occurs, our business, financial condition, results of operations and ability to pay dividends on our common stock and preferred stock and to pay the principal of and interest on our indebtedness and amounts due under our guarantees (including, without limitation, MAALP’s debt securities and any guarantees by MAA of such debt securities) could be materially adversely affected, the market or trading price of any of the securities described in this prospectus could decline and you may lose all or part of your investment. Moreover, these risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently believe are not material could also have a material adverse effect on our business, financial condition, results of operations and ability to pay dividends on our common stock and preferred stock and to pay the principal of and interest on our indebtedness and amounts due under our guarantees (including, without limitation, MAALP’s debt securities and any guarantees by MAA of such debt securities).

As used under the captions “Risk Factors” in MAA’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and in the MAALP Reports, references to MAA’s capital stock include both its common stock and any series of its preferred stock (including any preferred stock represented by depositary shares) and references to our indebtedness include MAALP’s debt securities, in each case unless otherwise expressly stated or the context otherwise requires.

FORWARD-LOOKING STATEMENTS

We consider portions of this prospectus and certain information incorporated by reference into this prospectus, including information in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Trends” in our most recent Annual Report on Form 10-K, “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Trends” in any subsequent Quarterly Reports on Form 10-Q and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Trends” in the MAALP Reports, to contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, or the “Exchange Act,” with respect to our expectations for future periods. In addition, any prospectus supplement or free writing prospectus we prepare in connection with an offering of any of the securities described herein may also contain forward-looking statements. Forward looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, joint venture activity, development and renovation activity as well as other capital expenditures, capital raising activities, rent and expense growth, occupancy, financing activities and interest rate and other economic, business and demographic expectations and statements about the benefits of MAA’s proposed merger with Colonial. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of operations, financial condition, performance or achievements to be materially different from the results of operations, financial conditions, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, unanticipated adverse business developments affecting us or our properties and adverse changes in the real estate markets and general and local economies and business conditions. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this prospectus, any prospectus supplement, any free writing prospectus or any documents incorporated by reference herein may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, any prospectus supplement, any free writing prospectus and any documents incorporated by reference herein, the inclusion and incorporation by reference of such information should not be regarded as a representation by us or any other person that the results of operations, financial condition, performance or achievements described in or implied by such statements or our objectives and plans will be achieved.

The following factors, among others, could cause our future results to differ materially from those expressed in the forward-looking statements:

•	inability to generate sufficient cash flows due to market conditions, changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws, or other factors;

•	inability to consummate MAA’s proposed merger with Colonial and the timing of the closing of the merger;

•	failure of new acquisitions to achieve anticipated results or be efficiently integrated;

•	failure of development communities to be completed, if at all, on a timely basis or to lease-up as anticipated;

•	inability of a joint venture to perform as expected;

•	inability to acquire additional or dispose of existing apartment units on favorable economic terms;

•	unexpected capital needs;

•	increasing real estate taxes and insurance costs;

•	losses from catastrophes in excess of our insurance coverage;

•	inability to acquire funding through the capital markets;

•	the availability of credit, including mortgage financing, and the liquidity of the debt markets, including a material deterioration of the financial condition of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation;

•	inability to replace financing with the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation should their investment in the multifamily industry decrease or cease to exist;

•	changes in interest rate levels, including that of variable rate debt, which is extensively used by us;

•	loss of hedge accounting treatment for interest rate swaps or interest rate caps;

•	the continuation of the good credit of our interest rate swap and cap providers;

•	inability to meet loan covenants;

•	significant decline in market value of real estate serving as collateral for mortgage obligations;

•	inability to pay required distributions to maintain MAA’s REIT status due to required debt payments or otherwise;

•	significant change in the mortgage financing market that would cause single-family housing, either as an owned or rental product, to become a more significant competitive product;

•	imposition of federal taxes if MAA failed or fails to qualify as a REIT under the Code in any taxable year or foregone opportunities to ensure REIT status;

•	inability to attract and retain qualified personnel;

•	potential liability for environmental contamination;

•	adverse legislative or regulatory tax changes; and

•	litigation and compliance costs associated with laws requiring access for disabled persons.

You are advised to carefully read the sections of this prospectus and any prospectus supplement entitled “Risk Factors” and the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in MAA’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and the MAALP Reports, as well as the description of other risks and uncertainties affecting our business that appear in the documents incorporated by reference in this prospectus and any related prospectus supplement or free writing prospectus for a more in depth discussion of some of the risks to our business.

MAA and MAALP have entered into an agreement and plan of merger, dated as of June 3, 2013, or the “Merger Agreement,” with Martha Merger Sub, LP, Colonial and Colonial Realty Limited Partnership, or “Colonial LP,” pursuant to which Colonial will merge with and into MAA, with MAA continuing as the surviving corporation, and Colonial LP will merge with a subsidiary of MAALP, with Colonial LP continuing as the surviving entity and as an indirect wholly-owned subsidiary of MAALP. Any description of the Merger Agreement that is included or incorporated by reference in this prospectus or any related prospectus supplement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which has been included as an exhibit to our Current Report on Form 8-K providing information under Items 1.01 and 9.01 of such form and filed with the SEC on June 3, 2013 (being the second of two Current Reports on Form 8-K that we filed with the SEC on that date), which report is incorporated into this prospectus and may be obtained as described below under “Where You Can Find More Information.” The Merger Agreement has been filed as an exhibit to such Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about us or Colonial. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, are modified or qualified by information in confidential disclosure letters provided by each party to the other in connection with the signing of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders or other investors, and may have been used for the purpose of allocating risk between the parties. Accordingly, you should not rely on the representations and warranties in the Merger Agreement, which representations and warranties do not purport to be characterizations of the actual state of facts about us or Colonial at the time they were made or otherwise and should only be read in conjunction with the other information included and incorporated by reference in this prospectus and any related prospectus supplement. Moreover, there can be no assurance that the mergers contemplated by the Merger Agreement will occur on the terms or by the date currently contemplated, or at all.

CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND

PREFERRED STOCK DIVIDENDS AND

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The consolidated ratio of earnings to combined fixed charges and preferred stock dividends and the consolidated ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Six Months Ended June 30,	Years Ended December 31,
	2013	2012	2011	2010	2009	2008
Mid-America Apartment Communities, Inc.
Ratio of earnings to combined fixed charges and preferred stock dividends	2.1x	2.0x	1.6x	1.3x	1.2x	1.2x
Ratio of earnings to fixed charges	2.1x	2.0x	1.6x	1.5x	1.5x	1.5x
Mid-America Apartments, L.P.
Ratio of earnings to fixed charges	2.1x	2.0x	1.5x	1.3x	1.3x	1.4x

MAA did not have any shares of preferred stock outstanding during the years ended December 31, 2011 or 2012 or the six months ended June 30, 2013 and, as a result, MAA’s ratios of earnings to combined fixed charges and preferred stock dividends and its ratios of earnings to fixed charges for such periods are identical. For the purpose of calculating the consolidated ratio of earnings to combined fixed charges and preferred stock dividends and the consolidated ratio of earnings to fixed charges, earnings consist of income from continuing operations before loss (income) from investments in unconsolidated entities, plus fixed charges less preferred distribution requirements of consolidated subsidiaries and capitalized interest. Fixed charges consist of interest expense, capitalized interest, amortized premiums, discounts and capitalized expenses relating to debt and an estimate of the interest component of rent expense.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, the development of properties, the acquisition of additional properties and other acquisition transactions as suitable opportunities arise, capital expenditures, redevelopment of and/or improvements to certain properties and working capital.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of some of the terms of MAA’s capital stock, the MAA charter, as amended, or the “MAA charter,” MAA’s amended and restated bylaws, or the “MAA bylaws,” and certain provisions of the Tennessee Business Corporation Act, or the “TBCA.” You should read the MAA charter and the MAA bylaws and the applicable provisions of the TBCA for complete information on MAA’s capital stock. The following summary is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the MAA charter, the MAA bylaws and the TCBA. To obtain copies of the MAA charter and the MAA bylaws, see “Where You Can Find More Information.”

The terms “we,” “us” and “our” as used in the following description of capital stock refer to MAA, excluding MAALP and MAA’s other subsidiaries, unless otherwise expressly stated or the context requires otherwise.

Shares Authorized

MAA’s authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share.

Shares Outstanding

As of June 30, 2013, MAA had 42,736,134 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Holders of shares of our common stock are entitled to one vote per share on all matters to be voted on by our common shareholders and, subject to any preferential rights granted by our board of directors to any series of our preferred stock, are entitled to receive ratably such dividends as may be declared in respect of our common stock by our board of directors in its discretion from funds legally available therefor. In the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share ratably in all assets remaining after payment of all of our debts and other liabilities and any liquidation preference payable on our then-outstanding preferred stock. Holders of common stock have no preferential, subscription, redemption, conversion, exchange, sinking fund or preemptive rights. Subject to the voting rights, if any, of any preferred stock outstanding at the time of a shareholder vote, action on a matter submitted for shareholder approval at a shareholders’ meeting (other than the election of directors) is generally approved if the votes cast by the holders of our common stock in favor of the action exceed the votes cast opposing the action, while directors are elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election. Holders of our common stock do not have cumulative voting rights in the election of our directors. This means that the holders of a majority of the outstanding shares of our common stock will generally be entitled, subject to the rights, if any, of any of our preferred stock outstanding at any time to vote in the election of directors, to elect all of our directors standing for election. The outstanding shares of our common stock are fully paid and nonassessable.

Shares of our common stock are subject to restrictions on ownership and transfer designed to preserve our qualification as a REIT for U.S. federal income tax purposes. See “—Certain Matters of Corporate Governance — Ownership Limitations” below.

Preferred Stock

The following description of some of the terms of our preferred stock does not purport to be complete, and specific terms of any series of preferred stock offered by a prospectus supplement will be described in that prospectus supplement. The description set forth below is, and the description of the terms of any series of preferred stock set forth in the applicable prospectus supplement will be, subject to and qualified in its entirety by reference to the articles of amendment to the MAA charter establishing the terms of a particular series of our preferred stock, the form of which articles of amendment will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under “Where You Can Find More Information.”

Under the MAA charter, our board of directors is authorized, without shareholder action, to cause the issuance of up to 20,000,000 shares of our preferred stock, in such series, and with such preferences, dividend, conversion or other rights, voting powers, restrictions, qualifications or other provisions, as may be fixed by our board of directors. As a result, our board of directors may afford the holders of any series of preferred stock preferences, powers, and rights, economic, voting or otherwise, that may dilute or otherwise adversely affect the economic, voting and other rights of holders of our common stock and may also provide any series of preferred stock with preferences over our common stock as to dividends and the distribution of assets in the event of our liquidation, dissolution or winding-up.

For example, the terms of any series of preferred stock established by our board of directors may provide that no dividends may be declared or paid or other distributions made on our common stock, other than dividends payable in common stock, unless all accrued and unpaid dividends on such series of preferred stock have been paid or declared and set apart for payment. Likewise, the terms of any series of preferred stock may provide that, in the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of such series of preferred stock will be entitled to receive, out of our assets available for distribution to our shareholders, a liquidation preference provided for by the terms of such preferred stock, which may include accrued and unpaid dividends, before any distribution of our assets is made to holders of our common stock. In addition, the terms of any series of our preferred stock may give the holders thereof certain voting rights, which may include the right to elect additional directors to our board of directors in the event of certain dividend arrearages on such series of preferred stock.

Although no shares of our preferred stock are outstanding as of the date of this prospectus, we have from time to time in the past issued series of preferred stock and may do so again in the future. In particular, our board of directors has previously designated and established the terms of the following series of preferred stock:

•	2,000,000 shares of 9.5% Series A Cumulative Preferred Stock, of which no shares are outstanding;

•	2,156,250 shares of 8.875% Series B Cumulative Preferred Stock, of which no shares are outstanding;

•	2,000,000 shares of 9.375% Series C Cumulative Redeemable Preferred Stock, of which no shares are outstanding;

•	1,000,000 shares of 9.5% Series E Cumulative Redeemable Preferred Stock, of which no shares are outstanding;

•	3,000,000 shares of 9.25% Series F Cumulative Redeemable Preferred Stock, of which no shares are outstanding;

•	400,000 shares of 8.625% Series G Cumulative Redeemable Preferred Stock, of which no shares are outstanding; and

•	6,200,000 shares of 8.30% Series H Cumulative Redeemable Preferred Stock, of which no shares are outstanding.

We have redeemed or retired all of the shares of the preferred stock referred to in the foregoing bullet points. However, under Tennessee law, these shares, although no longer outstanding, are still allocated to the respective series referred to above and therefore cannot (absent an appropriate amendment to the MAA charter) be reissued except as a part of such series and with the dividend rate and other terms and provisions of such series previously established by our board of directors. Accordingly, as of the date of this prospectus, of the 20,000,000 shares of preferred stock that we are authorized to issue pursuant to the MAA charter, a total of 16,756,250 of those shares have been allocated to the respective series set forth in the bullet points above, leaving 3,243,750 shares of preferred stock that may be issued from time to time in such amounts and series and with such terms and provisions as may be established from time to time by our board of directors.

Any series of preferred stock that we offer pursuant to this prospectus and a related prospectus supplement will have such dividend, liquidation, redemption, conversion and voting rights, if any, as may be established by our board of directors for such series of preferred stock. Reference is made to the prospectus supplement relating to the particular series of preferred stock offered thereby for specific terms, including: (i) the title and liquidation preference per share of such preferred stock and the number of shares offered; (ii) the price at which such series will be offered to investors; (iii) the dividend rate (or method of calculation), the dates on which dividends shall be payable and whether such dividends will be cumulative or non-cumulative; (iv) any redemption or sinking fund provisions of such series; (v) any conversion provisions of such series; (vi) any voting rights of such series (in addition to any voting rights required by applicable law); and (vii) any other rights, preferences, privileges, limitations and restrictions of such series.

Under the TBCA, the affirmative vote of the holders of a majority of (x) the shares of each series of our preferred stock which are affected by a proposed amendment to the MAA charter, present in person or represented by proxy at the meeting and entitled to vote thereon, voting as a separate voting group, or (y) all shares of all series of our preferred stock, which are affected in the same or a substantially similar way by a proposed amendment to the MAA charter, present in person or represented by proxy at the meeting and entitled to vote thereon, voting together as a single voting group, will generally be required for: (i) any increase or decrease in the number of authorized shares of our preferred stock; (ii) any exchange or reclassification of shares of a class of our preferred stock into shares of another class of our capital stock; (iii) any exchange or reclassification of, or the creation of the right of exchange of, shares of a class of our capital stock into shares of a class of our preferred stock; (iv) any change in the designation, rights, preferences, or limitations of our preferred stock; (v) any change in the number of outstanding shares of our preferred stock into a different number of outstanding shares of our preferred stock; (vi) the authorization of any new class of our preferred stock, or an increase in the rights and preferences of an existing class of our preferred stock with subordinate or inferior rights into a class of our preferred stock, having rights or preferences with respect to distributions or dissolution that are prior, superior or substantially equal to any other class or classes of our preferred stock; (vii) the limitation or denial of an existing preemptive right of our preferred stock; (viii) the authorization and issuance of shares of a class of our preferred stock as a share dividend for another class of shares of our preferred stock; and (ix) the cancellation or any limitation on the rights to distributions or dividends that have accumulated but not yet been declared on our preferred stock. To the extent a proposed amendment to the MAA charter would create dissenters’ rights for the holders of our preferred stock under the TBCA, the affirmative vote of the holders of a majority of the outstanding shares of each series of our preferred stock entitled to vote thereon would be required to approve such amendment to the MAA charter.

Shares of our preferred stock are subject to restrictions on ownership and transfer designed and to preserve our qualification as a REIT for U.S. federal income tax purposes. See “—Certain Matters of Corporate Governance—Ownership Limitations” below.

Power to Issue Additional Shares of Common and Preferred Stock

Our board of directors may authorize the issuance and sale of additional shares of our common stock and shares of our preferred stock in one or more series and establish the terms of each additional series of preferred stock. These actions can generally be taken without action or approval by our shareholders, although in certain limited circumstances shareholder approval may be required by applicable law or rule of a stock exchange on which our capital stock may be listed or traded. Our board of directors may therefore cause the issuance of additional shares of our common stock, or one or more series of our preferred stock, that could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for our capital stock or that the holders of our capital stock otherwise believe to be in their best interest. Our issuance of additional shares of capital stock in the future could dilute the voting and other rights of shares held by existing shareholders.

Certain Matters of Corporate Governance

Charter and Bylaw Provisions. The TBCA and the MAA charter and MAA bylaws govern shareholders’ rights and related matters. Certain provisions of the MAA charter and MAA bylaws, which are described below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of us.

Voting Requirements. Under the TBCA, the MAA charter generally may not be amended without shareholder approval. Except as provided below and subject to the voting rights, if any, of any preferred stock outstanding at the time of a shareholder vote, any amendment to the MAA charter submitted for shareholder approval at a shareholders’ meeting is generally approved if it receives the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote generally on the subject matter. Additionally, the MAA charter provides that our board of directors cannot take any action intended to terminate our qualification as a REIT without the affirmative vote of at least two-thirds of the outstanding shares of our common stock.

Under the TBCA, our common shareholders may amend the MAA bylaws if the number of votes cast in favor of the amendment exceeds the number of votes cast against the amendment. Additionally, our board of directors may amend the MAA bylaws upon the affirmative vote of a majority of the directors then in office, unless a bylaw provision approved by our shareholders expressly provides that such bylaw may not be amended or repealed by our board of directors or unless the TBCA or the MAA charter otherwise provides.

Under the TBCA, we cannot merge with and into another entity or sell all or substantially all of our assets unless such merger or sale is approved by a majority of the outstanding shares of our common stock.

Special Meetings. Under the MAA bylaws, shareholders may require us to call special meetings of the shareholders only if such shareholders hold outstanding shares representing more than 10% of all votes entitled to be cast at any such special meeting.

Advance Notice of Director Nominations and New Business. The MAA bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to our board of directors and the proposal of other business to be considered by shareholders may be made only (i) by or at the direction of our board of directors or (ii) by any shareholder who (A) was a shareholder of record at the time of giving the notice as provided for in the the MAA bylaws and at the time of the annual meeting, (B) is entitled to vote at the meeting, and (C) has complied with the advance notice procedures set forth in the MAA bylaws. In addition, with respect to any special meeting of shareholders at which directors are to be elected, nominations of persons for election to our board of directors may be made only (i) by or at the direction of our board of directors or (ii) by any shareholder who (A) was a shareholder of record at the time of giving the notice as provided for in the MAA bylaws and at the time of the special meeting, (B) is entitled to vote at the meeting, and (C) has complied with the advance notice procedures set forth in the MAA bylaws.

The advance notice provisions of the MAA bylaws could have the effect of discouraging a takeover or other transaction in which holders of our capital stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

Limitation of Director’s Liability. The MAA charter eliminates, subject to certain exceptions, the personal liability of a director to us or our shareholders for monetary damages for breaches of such director’s fiduciary duty as a director. The MAA charter does not provide for the elimination of or any limitation on the personal liability of a director for:

•	any breach of a director’s duty of loyalty to us or our shareholders;

•	acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; or

•	unlawful corporate distributions.

Removal of Directors. The MAA bylaws provide that shareholders may remove any director, with or without cause, but such removal requires the affirmative vote of holders of not less than 75% of all shares entitled to vote in the election of directors at a special meeting called for that purpose. This provision may make it more difficult for shareholders to remove directors.

Tennessee Anti-Takeover Statutes. In addition to certain of the MAA charter and bylaws provisions discussed above and below, Tennessee has adopted a series of statutes which can have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for our capital stock.

Under the Tennessee Investor Protection Act, unless a company’s board of directors has recommended a takeover offer to shareholders, no offeror beneficially owning five percent or more of any class of equity securities of the offeree company, any of which was purchased within one year prior to the proposed takeover offer (unless the offeror, before making such purchase, has made a public announcement of its intention with respect to changing or influencing the management or control of the offeree company, has made a full, fair and effective disclosure of such intention to the person from whom the offeror intends to acquire such securities and has filed with the Tennessee Commissioner of Commerce and Insurance, or the “Commissioner,” and the offeree company a statement signifying such intentions and containing such additional information as the Commissioner by rule prescribes), may offer to acquire any class of equity security of an offeree company pursuant to a tender offer if after the acquisition thereof the offeror would be directly or indirectly a beneficial owner of more than 10% of any class of outstanding equity securities of the offeree company, or a “Takeover Offer.” Such an offeror must provide that any equity securities of an offeree company deposited or tendered pursuant to a Takeover Offer may be withdrawn by an offeree at any time within seven days from the date the offer has become effective following filing with the Commissioner and the offeree company and public announcement of the terms or after 60 days from the date the offer has become effective. If an offeror makes a Takeover Offer for less than all the outstanding equity securities of any class, and if the number of securities tendered is greater than the number the offeror has offered to accept and pay for, the securities shall be accepted pro rata. If an offeror varies the terms of a Takeover Offer before its expiration date by increasing the consideration offered to offeree, the offeror shall pay the increased consideration for all equity securities accepted, whether accepted before or after the variation in the terms of the offer.

Under the Tennessee Business Combination Act, subject to certain exceptions, no Tennessee corporation may engage in any “business combination” with an “interested shareholder” for a period of five years following the date that such shareholder became an interested shareholder unless prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder.

A “business combination” is defined by the Tennessee Business Combination Act as, in general, any:

•	merger or consolidation;

•	share exchange;

•	sale, lease, exchange, mortgage, pledge or other transfer of assets representing 10% or more of:

•	the aggregate market value of the corporation’s consolidated assets;

•	the aggregate market value of the corporation’s shares; or

•	the corporation’s consolidated net income;

•	issuance or transfer of shares by the corporation to the interested shareholder;

•	plan of liquidation or dissolution proposed by the interested shareholder;

•	transaction or recapitalization which increases the proportionate share of any outstanding voting securities owned or controlled by the interested shareholder; or

•	financing arrangement whereby any interested shareholder receives, directly or indirectly, a benefit except proportionately as a shareholder.

An “interested shareholder” is defined, in general, as:

•	any person that is the beneficial owner of 10% or more of the voting power of any class or series of outstanding voting stock of the corporation; or

•	an affiliate or associate of the corporation who at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of any class or series of the outstanding capital stock of the corporation.

Consummation of a business combination that is subject to the five-year moratorium is permitted after such period when the transaction complies with all applicable charter and bylaw requirements and either (i) is approved by the holders of two-thirds of the voting stock not beneficially owned by the interested shareholder, or (ii) meets certain fair price criteria.

The Tennessee Greenmail Act prohibits a Tennessee corporation from purchasing, directly or indirectly, any of its shares at a price above the market value of such shares (defined as the average of the highest and lowest closing market price for such shares during the 30 trading days preceding the purchase and sale or the 30 trading days preceding the commencement of a tender offer or announcement of an intention to seek control of the corporation if the seller of such shares has commenced a tender offer or announced an intention to seek control of the corporation) from any person who holds more than three percent of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by such corporation or the corporation makes an offer, of at least equal value per share, to all holders of shares of such class.

Ownership Limitations. For us to qualify as a REIT under the Code, among other things, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer shareholders (as defined in the Code to include certain entities) during the last half of a taxable year, and such capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. To ensure that we continue to meet the requirements for qualification as a REIT, the MAA charter provides, subject to certain limited exceptions, that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of the outstanding shares of our capital stock, both common and preferred, which is referred to as the “Ownership Limit.” All shares of our capital stock which any person has the right to acquire upon exercise of outstanding rights, options or warrants, or upon conversion of convertible securities, shall be considered for purposes of determining the Ownership Limit if inclusion of those shares would cause such person to violate the Ownership Limit. Our board of directors may exempt from the Ownership Limit ownership or transfer of shares of capital stock while owned by or transferred to a person who has provided evidence and assurances acceptable to our board of directors that our qualification as a REIT under the Code would not be jeopardized thereby. Absent such an exemption, any transfer of capital stock that would result in direct or indirect ownership of capital stock by a shareholder in excess of the Ownership Limit or that would result in our disqualification as a REIT under the Code, including any transfer that results in the capital stock being owned by fewer than 100 persons or results in our being “closely held” within the meaning of section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the capital stock. If our board of directors at any time determines that a transaction has taken place, or that any person intends to acquire shares of our capital stock, in violation of the restrictions described in the immediately preceding sentence, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transaction, including refusing to give effect to any such transfer on our stock transfer books.

If, notwithstanding the foregoing restrictions on transfer, any person acquires shares of our capital stock in excess of the Ownership Limit, such shares shall be deemed “Excess Shares” held by such holder as agent on behalf of, and in trust for the exclusive benefit of, the transferees (which may include us) to whom such capital stock may be ultimately transferred without violating the Ownership Limit. While the Excess Shares are held in trust, the holder thereof will not be entitled to vote the Excess Shares or to receive dividends or other distributions on the Excess Shares.

Within six months after receiving notice of a transfer that results in shares of our capital stock being deemed Excess Shares, our board of directors shall either direct the holder to sell the Excess Shares or shall redeem the Excess Shares. If our board of directors directs a holder of Excess Shares to sell such Excess Shares, such holder shall pay us out of the proceeds of such sale all expenses incurred by us in connection with such sale plus any remaining amount of such proceeds that exceeds that amount paid by such holder for the Excess Shares.

If our board of directors determines to redeem the Excess Shares, we will pay the holder a redemption price equal to the lesser of (a) the principal price paid for the Excess Shares by the holder, (b) a price per Excess Share equal to the market price (as determined in the manner set forth in the MAA charter) of the applicable capital stock, (c) the market price (as so determined) on the date such holder would, but for the restrictions on transfers set forth in the MAA charter, be deemed to have acquired ownership of the Excess Shares and (d) the maximum price allowed under the Tennessee Greenmail Act described above under “—Tennessee Anti-Takeover Statutes” (such price being the average of the highest and lowest closing market price for the Excess Shares during the 30 trading days preceding the purchase of such Excess Shares or, if the holder of such Excess Shares has commenced a tender offer or has announced an intention to seek control of us, during the 30 trading days preceding the commencement of such tender offer or the making of such announcement). The redemption price may be paid, at our option, by delivering to the holder of the Excess Shares one common unit (subject to adjustment from time to time in the event of, among other things, stock splits, stock dividends or recapitalizations affecting our common stock or certain mergers, consolidations or asset transfers by us) issued by MAALP for each Excess Share being redeemed. For certain information regarding the common units in MAALP, see “Our Company and Operating Partnership” above.

Each shareholder shall upon demand be required to provide us with an affidavit setting forth any information with respect to its direct, indirect, constructive and beneficial ownership of our capital stock as our board of directors deems necessary to comply with the provisions of the Code applicable to REITs or to determine any such compliance. A person planning to acquire capital stock in excess of the Ownership Limit is also required to provide us with a similar affidavit at least 15 days prior to the proposed acquisition. Each such affidavit shall also include the information required to be filed by shareholders in reports pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended.

The Ownership Limit may have the effect of precluding acquisition of control of us and could have the effect of discouraging a takeover or other transaction in which holders of our capital stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, Brooklyn, New York.

DESCRIPTION OF DEPOSITARY SHARES

The terms “we,” “us” and “our” as used in the following description of depositary shares refer to MAA unless otherwise expressly stated or the context requires otherwise.

We may offer and sell depositary shares, each of which will represent a fractional interest in a share of a particular series of our preferred stock, as specified in the applicable prospectus supplement. Shares of our preferred stock of any series represented by depositary shares will be deposited under a separate deposit agreement that we will enter into with a bank or other financial institution that will be named in the applicable prospectus supplement, as depositary. Depositary shares will be represented by depositary receipts issued pursuant to the applicable deposit agreement. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt issued thereunder will be entitled, in proportion to the fraction of a share of preferred stock of the applicable series represented by the related depositary share, to the rights and preferences of, and will be subject to the limitations and restrictions on, the preferred stock represented by those depositary shares (including, if applicable and subject to certain exceptions and limitations, dividend, voting, conversion, redemption and liquidation rights, if any). Some of the other terms of the depositary shares offered by a prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in the applicable prospectus supplement.

The applicable deposit agreement will contain restrictions on ownership and transfer of the depositary receipts issued thereunder and/or the related depositary shares that are intended to preserve our qualification as a REIT for U.S. federal income tax purposes.

Copies of the applicable form of deposit agreement and depositary receipt will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under “Where You Can Find More Information.” The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related depositary shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The debt securities (“debt securities”) will be senior unsecured obligations of Mid-America Apartments, L.P., a Tennessee limited partnership (the “Operating Partnership”), issued in one or more series under an indenture (the “indenture”) to be entered into by the Operating Partnership, Mid-America Apartment Communities, Inc., a Tennessee corporation (the “Company” or the “Guarantor”), as guarantor, and U.S. Bank National Association, a national banking association, as trustee (the “trustee”). The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The terms of any series of debt securities will be those specified in the indenture, in the officer’s certificate or supplemental indenture, as the case may be, establishing the form and terms of the debt securities of such series and in the certificates evidencing the debt securities of such series (including, if applicable, the guarantees endorsed on those certificates) and those made part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

When the Operating Partnership offers a series of debt securities, the Operating Partnership will describe the specific terms of the debt securities of that series in a prospectus supplement. The following description of some of the terms of the indenture and the debt securities and the related guarantees, if any, sets forth some of the general terms and provisions applicable to a series of debt securities and the related guarantees, if any, to which any prospectus supplement may relate. In addition, the prospectus supplement relating to a series of debt securities may indicate that some of the terms described under this caption “Description of Debt Securities and Guarantees” do not apply to the debt securities of such series or the related guarantees, if any, and may describe additional covenants or other terms that are applicable with respect to the debt securities of such series and the related guarantees, if any. If any terms of the indenture or the debt securities of a particular series or the related guarantees, if any, described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

The following description of some of the terms of the indenture and the debt securities and the related guarantees, if any, is not complete, and the description of some of the terms of a particular series of debt securities and the related guarantees, if any, and the indenture included in any prospectus supplement also will not be complete. The following description and the description in any prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture, the officer’s certificate or supplemental indenture, as the case may be, establishing the form and terms of a particular series of debt securities and the related guarantees, if any, and the certificates evidencing the debt securities of such series (including, if applicable, the guarantees endorsed on those certificates), which provisions, including defined terms, are incorporated by reference in this prospectus. You should review the form of the indenture, the officer’s certificate or supplemental indenture, as the case may be, establishing the form and terms of a particular series of debt securities and the form of certificate evidencing the debt securities of such series (including, if applicable, the form of guarantee endorsed on that certificate), which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference in such registration statement. To obtain a copy of those documents, see “Where You Can Find More Information” in this prospectus.

When used in this section “Description of Debt Securities and Guarantees,” the term “Operating Partnership” means Mid-America Apartments, L.P., a Tennessee limited partnership, excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries; the terms “Company” and “Guarantor” mean Mid-America Apartment Communities, Inc., a Tennessee corporation, excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries; references to a “holder” of any debt security mean, in the case of a debt security in registered form, the person in whose name such debt security is registered in the security register maintained pursuant to the indenture and, in the case of any debt security in bearer form, the bearer thereof; and references to “$” or “dollars” mean U.S. dollars. Other capitalized terms used in this section “Description of Debt Securities and Guarantees” and not defined in this section have the respective meanings set forth in the indenture.

General

The debt securities may be issued from time to time in one or more series. The indenture does not limit the amount of debt securities that the Operating Partnership may issue under the indenture (subject to compliance with any financial covenants that may be included therein), and the indenture provides that the Operating Partnership may from time to time issue debt securities in one or more series under the indenture up to the aggregate amount authorized from time to time by the Operating Partnership.

The indenture further provides that the Operating Partnership may, without the consent of the holders of the debt securities of any series issued under the indenture, “re-open” any series of debt securities issued under the indenture and issue additional debt securities of such series from time to time, in which case the additional debt securities of such series shall be part of the same series of debt securities under the indenture as the previously issued debt securities of such series. This means that, in cases where the indenture provides that any action, consent or notice by the holders of the debt securities of such series is to be taken or given, as the case may be, by a specified percentage or all of the outstanding debt securities of such series, any additional debt securities of such series and the previously issued debt securities of such series shall act together as a single series for purposes of taking that action or giving that consent or notice.

The indenture provides that the Operating Partnership may, but need not, designate more than one trustee under the indenture, with each such trustee acting as trustee for one or more series of debt securities issued under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities issued under the indenture for which it acts as trustee, and a successor trustee may be appointed to act with respect to that or those series. If two or more persons are acting as trustee under the indenture, each trustee shall be the trustee of a trust under the indenture separate and apart from the trusts administered by any other trustee thereunder and, except as may otherwise be provided in the applicable prospectus supplement, any action taken by such a trustee may be taken by such trustee with respect to, and only with respect to, a series of debt securities for which it is trustee under the indenture.

The applicable prospectus supplement relating to a series of debt securities will describe some of the specific terms of those debt securities, which may include the following:

•	the title of that series of debt securities;

•	any limit on the aggregate principal amount of debt securities of that series, subject, unless otherwise expressly stated in the applicable prospectus supplement, to the right of the Operating Partnership to “re-open” that series and issue additional debt securities of that series as described above;

•	whether the debt securities of that series will be guaranteed by the Guarantor and/or any other person or persons and, if so, the terms of the guarantees if different from those in the indenture;

•	the price or prices at which debt securities of that series will be offered to investors;

•	the date or dates on which the principal of and premium, if any, on the debt securities of that series will be payable or the method or methods, if any, used to determine those dates;

•	the right, if any, to extend interest payment periods and the duration of any such deferral period;

•	the rate or rates, which may be fixed or variable, at which debt securities of that series will bear interest, if any, or the method or methods, if any, used to determine those rates;

•	the date or dates on which the interest, if any, on the debt securities of that series will begin to accrue, the date or dates on which interest, if any, will be payable and the record dates for the payment of interest;

•	the basis used to calculate interest, if any, on the debt securities of that series, if other than a 360-day year of twelve 30-day months;

•	the terms, if any, upon which the Operating Partnership may, at its option, redeem or may be required to redeem debt securities of that series;

•	the terms, if any, of any sinking fund or analogous provision for the debt securities of that series;

•	the terms, if any, upon which the debt securities of that series will be convertible into or exchangeable for Capital Stock or other securities or property;

•	if other than U.S. dollars, the currency investors will be required to use to purchase the debt securities of that series and the currency in which the Operating Partnership will be required to make payments on the debt securities of that series, and the ability, if any, of the Operating Partnership or the holders of debt securities of that series to have payments made in any other currency;

•	any additions to, or modifications or deletions of, any covenants, Events of Default (as defined below) or other terms or provisions of the indenture with respect to debt securities of that series or the related guarantees, if any (including, without limitation, if applicable, any such additions, modifications, deletions or other terms or provisions to provide for any guarantor or guarantors in addition to or in lieu of the Guarantor);

•	whether the debt securities of that series are to be issuable in registered form without coupons (“registered securities”) or bearer form with or without coupons (“bearer securities”) or both (unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued as registered securities), and whether all or any of the debt securities of that series will be issued in book-entry form evidenced by one or more global debt securities (“global debt securities”) and, if so, the identity of the depositary (the “depositary”) for such global debt securities;

•	whether and under what circumstances the Operating Partnership will be required to pay Additional Amounts on the debt securities of that series or the Guarantor will be required to pay Additional Amounts in respect of payments made under its guarantee, if any, of the debt securities of that series to certain non-U.S. persons in respect of certain taxes, assessments or other governmental charges and, if so, whether the Operating Partnership will have the option to redeem the debt securities of that series rather than paying (or the Guarantor paying, as the case may be) the Additional Amounts (unless otherwise specified in the applicable prospectus supplement, no Additional Amounts will be payable on the debt securities of any series or in respect of payments under the Guarantor’s guarantee, if any, of the debt securities of any series);

•	the person to whom interest, if any, on any registered security of that series will be payable, if other than the person in whose name such registered security is registered at the close of business on the applicable record date for the payment of that interest;

•	the manner in which, or the person to whom, any interest on any bearer security of that series will be payable, if other than upon presentation and surrender of the coupons relating to that bearer security;

•	the portion of the principal amount of the debt securities of that series which will be payable upon acceleration, if other than the full principal amount or, if applicable, the method by which such portion will be determined (unless otherwise expressly stated in the applicable prospectus supplement, 100% of the principal amount of the debt securities of each series will be payable upon acceleration thereof);

•	whether the amount of payments of principal of or premium, if any, on the debt securities of that series will be determined with reference to an index, formula or other method or methods (any such debt securities being referred to as “indexed securities”) and the manner in which those amounts will be determined; and

•	any other terms of the debt securities of that series, the related guarantees, if any, and the indenture, which other terms may modify, supplement or delete any of the terms described in this prospectus.

As used in this prospectus and any prospectus supplement relating to the debt securities of any series which provide for the payment of Additional Amounts by the Operating Partnership or the Guarantor, references to the payment of principal of and premium, if any, and interest, if any, on the debt securities of such series include the payment of Additional Amounts, if any, required by the terms of such series of debt securities to be paid by the Operating Partnership in that context, and references to amounts payable under the Guarantor’s guarantee, if any, of the debt securities of such series include the payment of Additional Amounts, if any, required by the terms of such guarantees to be paid by the Guarantor in that context.

Debt securities of any series may be issued as original issue discount securities to be sold at a substantial discount below their principal amount (“original issue discount securities”). In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Material U.S. federal income tax considerations applicable to original issue discount securities will be described in the applicable prospectus supplement. You are encouraged to consult with your own tax and financial advisors on these important matters.

If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the applicable foreign currency and any related terms of payment will be specified in the prospectus supplement relating to those debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other.

Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that the Operating Partnership may also issue debt securities of any series in bearer form only, or in both registered and bearer form.

Unless otherwise indicated in the applicable prospectus supplement, registered securities will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, and bearer securities will be issued in denominations of $5,000.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities of any series will be payable and may be surrendered for registration of transfer or exchange at an office or agency maintained by the Operating Partnership for those purposes, which initially will be an office of the trustee located in the Borough of Manhattan, The City of New York. However, the Operating Partnership, at its option, may make payments of interest on any registered security by check mailed to the person entitled to receive that payment at such person’s address set forth in the debt securities register or by wire transfer to an account maintained by the payee with a bank located in the United States of America; provided, that all payments made on global debt securities in registered form that are registered in the name of The Depository Trust Company (“DTC”), as depositary (or any successor depositary), or its nominee shall be made by wire transfer of immediately available funds unless otherwise required by DTC (or any such successor depositary). No service charge will be made for any registration of transfer, exchange or, if applicable, redemption of debt securities, or, if applicable, any conversion or exchange of debt securities for capital stock or other types of securities or property, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

Unless otherwise indicated in the applicable prospectus supplement, the Operating Partnership will not be required to:

•	issue, register the transfer of or exchange any debt securities of a series during a period beginning at the opening of business 15 days before any selection for redemption of debt securities of such series of like tenor and terms and ending at the close of business on the day of that selection;

•	register the transfer of or exchange any registered security, or portion of any registered security, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

•	exchange any bearer security called for redemption, except to exchange a bearer security for a registered security of the same series and of like tenor and terms that is simultaneously surrendered for redemption.

Guarantees

Unless otherwise expressly provided in the prospectus supplement relating to a series of debt securities, the debt securities of such series will not be guaranteed by the Guarantor. However, if the prospectus supplement relating to a series of debt securities provides that the debt securities of such series shall be guaranteed by the Guarantor, then the debt securities of such series will be guaranteed as described below.

The indenture will provide that, in the case of any series of debt securities that are guaranteed by the Guarantor, unless otherwise provided in the prospectus supplement relating to the debt securities of such series, the Guarantor will guarantee that (1) the principal of, and premium, if any, and interest, if any, on, and Additional Amounts, if any, with respect to, the debt securities of such series shall be duly and punctually paid in full when due, whether at stated maturity, upon acceleration or upon redemption or otherwise, and (2) all other obligations of the Operating Partnership to the holders of the debt securities of such series shall be paid in full when due or duly and punctually performed, as the case may be. The Guarantor’s obligations under its guarantee, if any, of the debt securities of any series will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in such guarantee constituting a fraudulent transfer or fraudulent conveyance.

Unless otherwise expressly provided in the applicable prospectus supplement, the Guarantor shall be released from its obligations under its guarantee of the debt securities of any series and its obligations under the indenture with respect to the debt securities of such series (i) if the Operating Partnership shall have effected legal defeasance (as defined below) with respect to the debt securities of such series as described below under the caption “—Discharge, Legal Defeasance and Covenant Defeasance—Legal Defeasance and Covenant Defeasance” or (ii) if the indenture shall have ceased to be of further effect with respect to the debt securities of such series upon compliance by the Operating Partnership with the provisions described below under the caption “—Discharge, Legal Defeasance and Covenant Defeasance—Satisfaction and Discharge,” provided that the Guarantor shall not be released from its obligations that, as described under the applicable such caption, survive such legal defeasance or discharge, as the case may be.

Ranking of Debt Securities and Guarantees

The debt securities of each series will be senior unsecured obligations of the Operating Partnership and will rank equally in right of payment with all of the Operating Partnership’s other existing and future senior unsecured indebtedness. The debt securities of each series will be effectively subordinated in right of payment to:

•	all of the Operating Partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•	all existing and future indebtedness, guarantees and other liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries; and

•	all existing and future preferred equity interests not owned by the Operating Partnership, if any, in the Operating Partnership’s subsidiaries.

Although the Operating Partnership owns certain apartment communities directly, a substantial majority of the consolidated assets of the Operating Partnership and its consolidated subsidiaries are owned, and a substantial majority of the consolidated operating revenues of the Operating Partnership and its consolidated subsidiaries are generated, by the Operating Partnership’s subsidiaries, which may limit the Operating Partnership’s ability to make payments due in respect of the debt securities.

The Guarantor’s guarantee, if any, of the debt securities of any series will be a senior unsecured obligation of the Guarantor and will rank equally in right of payment with all existing and future senior unsecured indebtedness and all other senior unsecured guarantees of the Guarantor. The Guarantor’s guarantee, if any, of the debt securities of any series will be effectively subordinated in right of payment to:

•	all of the Guarantor’s existing and future mortgage indebtedness and other secured indebtedness and secured guarantees (to the extent of the value of the collateral securing such indebtedness and guarantees);

•	all existing and future indebtedness, guarantees and other liabilities, whether secured or unsecured, of the Guarantor’s subsidiaries; and

•	all existing and future preferred equity interests not owned by the Guarantor, if any, in the Guarantor’s subsidiaries.

The Guarantor owns no material assets other than its ownership interests in the Operating Partnership and, prior to September 2013, a small number of apartment communities that the Guarantor owned directly. In September 2013, the Guarantor contributed all of its assets, with the exception of its ownership interest in the Operating Partnership and certain bank accounts held directly by the Guarantor, to the Operating Partnership and MAA Arkansas REIT, LLC, a subsidiary of the Operating Partnership. As a result of this contribution, the Operating Partnership, together with its subsidiaries, holds substantially all of the consolidated assets of the Guarantor and generates substantially all of the consolidated revenues of the Guarantor. Additionally, this contribution reduced the Guarantor’s assets available to meet its obligations, including any payments it may be required to make under its guarantees, if any, of the debt securities. As a result, there can be no assurance that the Guarantor would be able to pay amounts due under its guarantees of any debt securities if it were required to do so.

The indenture does not prohibit the Operating Partnership, the Guarantor or any of their respective subsidiaries from incurring secured or unsecured indebtedness or from issuing equity interests to third parties and, although the prospectus supplement relating to any series of debt securities may describe certain covenants to be added to the indenture for the benefit of the debt securities of such series that limit the ability of the Operating Partnership and its subsidiaries to incur secured and unsecured indebtedness, those covenants will likely be subject to significant exceptions and the Operating Partnership and its subsidiaries will likely be able to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants.

Moreover, although any such covenants may limit the ability of the Operating Partnership and its subsidiaries to incur secured and unsecured indebtedness, none of those covenants will (unless otherwise expressly provided in the applicable prospectus supplement) apply to the Guarantor or its other subsidiaries (if any), which will therefore not be subject to any covenants under the indenture limiting their ability to incur secured and unsecured indebtedness and guarantees.

Redemption

If so provided in the applicable prospectus supplement, the debt securities of any series may be redeemable at the option of the Operating Partnership or may be subject to mandatory redemption as required by a sinking fund or otherwise. The applicable prospectus supplement will describe the terms regarding any optional or mandatory redemption; provided that, unless expressly provided in the applicable prospectus supplement, no series of debt securities will be subject to optional or mandatory redemption by the Operating Partnership or be entitled to the benefit of any sinking funds or analogous provision.

Certain Covenants

Except to the limited extent described below under “—Consolidation, Merger and Sales of Assets,” neither the terms of the debt securities of any series nor the indenture will contain any provisions that would give the holders of the debt securities of such series the right to require the Operating Partnership or the Guarantor to repurchase those debt securities, or otherwise afford holders of the debt securities of such series protection, in the event of (1) a highly leveraged or similar transaction involving the Operating Partnership or the Guarantor, (2) a change of control or management of the Operating Partnership or the Guarantor or (3) a reorganization, restructuring, merger or similar transaction involving the Operating Partnership or the Guarantor that may adversely affect the holders of such debt securities.

The indenture includes the following covenants. Additional covenants applicable to the debt securities of any series may be specified in the applicable prospectus supplement.

Existence. The indenture provides that, except as permitted by the provisions described below under “—Consolidation, Merger and Sale of Assets,” each of the Operating Partnership and the Guarantor shall do or cause to be done all things necessary (i) to preserve and keep in full force and effect its existence (corporate, partnership or other, as the case may be) and (ii) to preserve and keep in full force and effect its rights (under its charter, partnership agreement or other organizational documents, as the case may be, and its statutory rights), licenses and franchises; provided, however, that neither the Operating Partnership nor the Guarantor shall be required to preserve any such right, license or franchise if the Board of Directors (as defined below) of the Operating Partnership or the Board of Directors of the Guarantor, as the case may be, determines that the preservation thereof is no longer desirable in the conduct of the business of the Operating Partnership or the Guarantor, as the case may be.

Maintenance of Properties. The indenture provides that each of the Operating Partnership and the Guarantor will cause all of its material properties and the material properties of each of its Subsidiaries that are used or useful in the conduct of its business or the business of any of its Subsidiaries (as defined below) to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof (and each of the Operating Partnership and the Guarantor may take out of service for a period of time any of its or its Subsidiaries’ properties that have been condemned or suffered any loss due to casualty in order to make such repairs, betterments and improvements), all as in its judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, notwithstanding anything in the indenture to the contrary, the Operating Partnership and the Guarantor may (i) discontinue the maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Operating Partnership and the Guarantor, desirable in the conduct of its business or the business of any Subsidiary of the Operating Partnership and not disadvantageous in any material respect to the holders of any debt securities outstanding under the indenture, (ii) remove, or cause their respective Subsidiaries to remove, permanently any property that has been condemned or suffered a loss due to casualty based on the Operating Partnership’s or the Guarantor’s, as the case may be, reasonable judgment that such removal is in the best interest of the Operating Partnership or the Guarantor, as the case may be, or (iii) sell or otherwise dispose of, or cause their respective Subsidiaries to sell or otherwise dispose of, for value any of their respective properties in the ordinary course of business.

Insurance. The indenture provides that each of the Operating Partnership and the Guarantor will, and will cause each of its Subsidiaries to, keep in force upon all of its insurable properties insurance policies carried with reputable companies in such amounts and covering such risks as is customary in the industry in which the Operating Partnership, the Guarantor and their respective Subsidiaries do business in accordance with prevailing market conditions and availability.

Additional Covenants. Any additional or different covenants or modifications to the foregoing covenants or to the provisions described below under “—Consolidation, Merger and Sale of Assets” with respect to any series of debt securities will be described in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

The indenture provides that neither the Operating Partnership nor the Guarantor will, in any transaction or series of related transactions, consolidate or merge with or into any person or sell, lease, assign, transfer or otherwise convey all or substantially all of their respective assets to any person unless:

•	either (1) in the case of a merger, the Operating Partnership or the Guarantor, as the case may be, shall be the continuing person or (2)(i) the successor person (if other than the Operating Partnership or the Guarantor, as the case may be) formed by or resulting from such consolidation or into which the Operating Partnership or the Guarantor, as the case may be, is merged, or to which such sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Operating Partnership or the Guarantor, as the case may be, is made, shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, by a supplemental indenture executed by such successor person and the other parties to the indenture and delivered to the trustee, expressly assume, in the case of a transaction involving the Operating Partnership, the due and punctual payment of the principal of, premium, if any, and interest, if any, on, and all Additional Amounts, if any, payable in respect of, all the debt securities outstanding under the indenture and the due and punctual performance and observance of all of the Operating Partnership’s other obligations under the indenture and the debt securities outstanding under the indenture or, in the case of a transaction involving the Guarantor, the due and punctual payment of all amounts (including, without limitation, Additional Amounts, if any) payable under the Guarantor’s guarantees, if any, of the debt securities outstanding under the indenture and the due and punctual performance and observance of all of the Guarantor’s other obligations under the indenture and the Guarantor’s guarantees, if any, endorsed on the certificates evidencing any debt securities outstanding under the indenture and (ii) in the case of any such consolidation, merger, sale, lease, assignment, transfer or other conveyance involving the Operating Partnership, unless the Guarantor has become the successor person and has assumed the Operating Partnership’s obligations under the outstanding debt securities and the indenture as described above, the Guarantor shall, in such supplemental indenture, expressly agree that its obligations under its guarantees, if any, of the debt securities outstanding under the indenture and all of its other obligations under the indenture and the guarantees, if any, endorsed on the certificates evidencing any debt securities outstanding under the indenture shall remain in full force and effect notwithstanding such transaction;

•

immediately after giving effect to such transaction or series of related transactions, as the case may be, and treating any Debt (as defined below) or guarantee which becomes an obligation of the Operating

Partnership or any of its Subsidiaries as a result of such transaction as having been incurred by the Operating Partnership or such Subsidiary, as the case may be, at the time of such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

•	the trustee shall have received the officer’s certificate and opinion of counsel called for by the indenture.

Notwithstanding the foregoing, any Subsidiary of the Operating Partnership may consolidate with, merge into or transfer all or part of its assets or properties to the Operating Partnership so long as such transaction complies with the provisions set forth in the first two bullet points of the preceding paragraph and, in case of any such consolidation or merger, the Operating Partnership is the continuing or successor person, and neither an officer’s certificate nor an opinion of counsel shall be required to be delivered in connection therewith.

Upon any consolidation by the Operating Partnership or the Guarantor with or merger of the Operating Partnership or the Guarantor into any person or any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Operating Partnership or the Guarantor to any person in accordance with the provisions of the indenture described above,

•	the successor person formed by or resulting from such consolidation or into which the Operating Partnership or the Guarantor, as the case may be, is merged or to which such sale, lease, assignment, transfer or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Operating Partnership or the Guarantor, as the case may be, under the indenture with the same effect as if such successor person had been named as the Operating Partnership or the Guarantor, as the case may be, under the indenture; and

•	except in the case of a lease, the predecessor person shall be released from all obligations and covenants under the indenture and, in the case of the Operating Partnership, the debt securities outstanding under the indenture or, in the case of the Guarantor, its guarantees, if any, of the debt securities outstanding under the indenture.

Certain Definitions

As used in the indenture, the following terms have the meanings set forth below:

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of such corporation or any committee thereof duly authorized to act for such corporation generally or in any particular respect under the indenture;

(2)	with respect to a partnership, the board of directors (or similar governing body) of a general partner of such partnership or any committee thereof duly authorized to act for such general partner generally or in any particular respect under the indenture or, if such general partner is a partnership or otherwise does not have a board of directors (or similar governing body), the board of directors (or similar governing body) of an indirect general partner of such partnership or any committee thereof duly authorized to act for such indirect general partner generally or in any particular respect under the indenture, in each case so long as such direct or indirect general partner, as the case may be, is duly authorized to act, in its capacity as direct or indirect general partner of such partnership, on behalf of such partnership generally or in any particular respect under the indenture;

(3)

with respect to a limited liability company, the board of directors (or any similar governing body) of such limited liability company or any committee thereof duly authorized to act for such limited liability company generally or in any particular respect under the indenture, or, if such limited liability company does not have a board of directors (or any similar governing body), the managing member or members of such limited liability company (if a natural person or natural persons) or, if such managing member or members are not natural persons, the board of directors (or similar governing body) of the direct or indirect managing member or members of such limited liability company or any committee thereof duly authorized to act for such direct or indirect managing member or members generally or in any particular respect under the indenture, in each case so long as such managing member or members, as the case may be, are duly authorized to act, in its or their capacity as managing member or members, as the case may be, of such limited liability company, on behalf of such limited liability company generally or in any particular respect under the indenture; and

(4)	with respect to any other person, the board of directors (or similar governing body) of such person or any committee thereof duly authorized to act for such person generally or in any particular respect under the indenture.

“Capital Stock” means, with respect to any person, any and all shares, interests, participations, rights or other equivalents (however designated) in the equity of such person (including, without limitation, (i) with respect to a corporation, common stock, preferred stock and any other capital stock, (ii) with respect to a partnership, partnership interests (whether general or limited), and (iii) with respect to a limited liability company, limited liability company interests).

“Debt” means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of (without duplication):

(1)	borrowed money or evidenced by bonds, notes, debentures or similar instruments,

(2)	indebtedness secured by any Lien on any property or assets owned by such person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the Board of Directors of such person or, if such person is a Subsidiary of the Operating Partnership, by the Board of Directors of the Operating Partnership) of the property subject to the Lien,

(3)	reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable, and

(4)	any lease of property by such person as lessee that is or is required to be reflected on such person’s balance sheet as a capitalized lease in accordance with GAAP,

in the case of items of indebtedness under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as liabilities on such person’s balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any non-contingent obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person of the type referred to in (1), (2), (3) or (4) above (it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee (on a non-contingent basis), incur or otherwise become liable in respect thereof), provided, however, that the term “Debt” will not include any such indebtedness that has been the subject of an “in substance” defeasance in accordance with GAAP.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended from time to time.

“GAAP” and “generally accepted accounting principles” mean such generally accepted accounting principles, as in effect from time to time, as used in the United States of America applied on a consistent basis.

“Lien” means any mortgage, deed of trust, trust deed, deed to secure debt, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

“Person” and “person” mean any individual, corporation, company, partnership, association, limited liability company, business trust, joint venture, unincorporated organization, trust or government or any agency or political subdivision thereof.

“Significant Subsidiary” means, with respect to any person, any Subsidiary of such person which is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated by the SEC (as such Rule is in effect on the date of the indenture).

“Subsidiary” means, with respect to any person,

(1)	any corporation at least a majority of the total voting power of whose outstanding Voting Stock is owned or controlled, directly or indirectly, at the date of determination by such person and/or one or more other Subsidiaries of such person, and

(2)	any other person in which such person and/or one or more other Subsidiaries of such person, directly or indirectly, at the date of determination, (x) own or control at least a majority of the outstanding equity interests or (y) have the power to elect or direct the election of at least a majority of the directors, trustees or managing members of, or other persons holding similar positions with, such person.

“Voting Stock” means, with respect to any person, any class or series of Capital Stock of such person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors, trustees or managing members of, or other persons holding similar positions with, such person.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “Event of Default” with respect to the debt securities of any series is defined in the indenture as being:

•	default in the payment of any interest on, or any Additional Amounts, if any, payable in respect of any interest on, any of the debt securities of such series or any coupons appertaining thereto when such interest or such Additional Amounts, as the case may be, become due and payable, and continuance of such default for a period of 30 days; or

•	default in the payment of any principal of or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of such series when due (whether at stated maturity, upon redemption or otherwise and whether payable in cash or in shares of Capital Stock or other securities or property); or

•	default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of such series; or

•	default in the performance or breach of any other covenant or warranty of the Operating Partnership or the Guarantor in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of one or more series of debt securities other than that series) or in any debt security of that series or in any guarantee endorsed on the certificate evidencing any debt securities of that series, and continuance of such default or breach (without such default or breach having been waived as provided in the indenture) for a period of 60 days after notice has been given to the Operating Partnership by the trustee or to the Operating Partnership and the trustee by the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding; or

•

default under any bond, note, debenture, mortgage, indenture or other instrument under which there may be issued or outstanding or by which there may be secured or evidenced any indebtedness for money borrowed by the Operating Partnership or the Guarantor (or by any of their respective Subsidiaries, the repayment of which the Operating Partnership or the Guarantor has guaranteed or for which the Operating Partnership or the Guarantor is directly responsible or liable as obligor or guarantor) (in each case including a default with respect to any outstanding debt securities of any other series issued under the indenture), whether such indebtedness exists on the date of the indenture or shall be created, assumed or incurred thereafter, which results in such indebtedness being declared or otherwise becoming due and payable prior to the date on which it would otherwise have become due and payable, or which constitutes a failure to pay when due (after expiration of any applicable grace period) such indebtedness, in an aggregate principal amount in excess of $50,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days after notice has been given to the Operating Partnership by the trustee or to the Operating Partnership and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series; or

•	if the debt securities of that series are guaranteed by the Guarantor pursuant to the indenture, the Guarantor’s guarantee of the debt securities of that series ceases for any reason to be in full force and effect (except as contemplated by the terms of the indenture) or is held in any judicial proceeding before any court of competent jurisdiction to be unenforceable, or the obligations of the Guarantor under its guarantee of the debt securities of that series is denied or disaffirmed in writing by the Guarantor or any person acting on behalf of the Guarantor; or

•	specified events of bankruptcy, insolvency or reorganization with respect to the Operating Partnership, the Guarantor or any Significant Subsidiary of the Operating Partnership or the Guarantor; or

•	if the debt securities of that series are convertible into or exchangeable for shares of Capital Stock or other securities or property, default in the delivery of any such shares of Capital Stock or other securities or property when required to be delivered upon such conversion or exchange; or

•	any other Event of Default established for the debt securities of that series as set forth in the applicable prospectus supplement.

As used in the first bullet point of the immediately preceding paragraph, the reference to Additional Amounts payable in respect of any interest on any debt securities of the applicable series shall include any Additional Amounts that may be payable by the Guarantor in respect of its guarantee, if any, of the payment of interest on the debt securities of such series; and, as used in the second bullet point of the immediately preceding paragraph, the reference to Additional Amounts payable in respect of any principal of or premium, if any, on any of the debt securities of the applicable series shall include any Additional Amounts that may be payable by the Guarantor in respect of its guarantee, if any, of the payment of the principal of or premium, if any, on the debt securities of such series.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities.

The indenture provides that if an Event of Default with respect to any series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such portion of the principal amount of such debt securities as may be specified in the terms of such debt securities, or if the debt securities of that series are indexed securities, such amount as the terms of such debt securities may provide shall be due and payable upon acceleration thereof, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. However, at any time after the declaration of acceleration of the debt securities of any series and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul such declaration of acceleration and its consequences if (1) the Operating Partnership (or, if the debt securities of such series are guaranteed by the Guarantor, the Operating Partnership or the Guarantor) has paid or deposited with the trustee money sufficient to pay (or, if the debt securities of such series are payable in Capital Stock or other property, Capital Stock or other property sufficient to pay) all overdue principal of, and premium, if any, and interest, if any, on, and Additional Amounts, if any, with respect to, the debt securities of such series which shall have become due otherwise than by such declaration of acceleration and certain other amounts specified in the indenture and (2) all Events of Default with respect to the debt securities of such series, other than the non-payment of the principal of, and premium, if any, and interest, if any, on, and any Additional Amounts with respect to, the debt securities of such series which shall have become due solely by such declaration of acceleration, shall have been waived as provided in the Indenture or cured.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all of the debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except, among other things, a default in the payment of the principal of, or premium, if any, or interest, if any, on, or Additional Amounts, if any, in respect of, any debt securities of that series or under any guarantee of the debt securities of such series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected.

Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee indemnity reasonably satisfactory to the trustee. Subject to the foregoing, holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series; provided that, among other things, (1) such direction does not conflict with any law or with the indenture and (2) the trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the rights of other holders of debt securities of such series not joining in such action.

The indenture provides that no holder of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, unless (1) such holder has previously given notice to the trustee of a continuing Event of Default with respect to the debt securities of such series, (2) the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series have requested the trustee to institute proceedings with respect to such Event of Default and have offered the trustee indemnity reasonably satisfactory to it against costs, expenses and liabilities to be incurred in compliance with such request, (3) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings, and (4) no direction inconsistent with such request has been given to the trustee during such 60 day period by the holders of the majority in aggregate principal amount of the outstanding debt securities of that series.

Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on, and Additional Amounts, if any, with respect to, that debt security on the respective due dates for those payments and to institute suit for enforcement of those payments, and this right shall not be impaired without the consent of the holder.

The indenture provides that, within 90 days after the occurrence of any default under the indenture with respect to the debt securities of any series, the trustee shall mail notice of such default known to the trustee to the holders of the debt securities of such series, unless such default has been cured or waived; provided, however, that, except in the case of, among other things, a default in the payment of the principal of, or premium, if any, or interest, if any, on, or Additional Amounts, if any, or any sinking fund installment, if any, with respect to, any debt security of such series or any guarantee thereof, the trustee may withhold such notice if it determines that withholding of such notice is in the best interests of the holders of such debt securities; and provided, further, that, in the case of a default in the performance of certain covenants with respect to the debt securities of such series, no such notice shall be given until at least 30 days after the occurrence thereof. The indenture requires the annual filing by the Operating Partnership and the Guarantor with the trustee of a certificate which states whether or not the Operating Partnership or the Guarantor is in compliance with the provisions of the indenture.

Modification, Waivers and Meetings

The indenture permits the Operating Partnership, the Guarantor and the trustee, with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series or the guarantees, if any, of the debt securities of such series, or the rights of the holders of the debt securities of such series under the indenture. However, no modification or amendment of the indenture shall, without the consent of the holder of each outstanding debt security affected thereby, among other things:

•	change the stated maturity of any principal of, or premium, if any, or interest, if any, on or any Additional Amounts, if any, with respect to, any debt securities, or

•	reduce the principal of or any premium on any debt securities or reduce the rate of interest on any such debt security (or modify the calculation of interest on any such debt security except in a manner that increases such rate of interest), or reduce any Additional Amounts payable with respect to any such debt securities or any guarantees thereof, or change the obligations, if any, of the Operating Partnership or the Guarantor to pay Additional Amounts or reduce the amount payable upon redemption of any debt security or reduce the amount or change the time of payment of any amount payable under any guarantee of any debt securities, or

•	reduce the amount of the principal of any original issue discount securities or modify the calculation of the amount (except in a manner that increases the amount) of any indexed securities issued under the indenture payable at the stated maturity thereof or redemption thereof or that would be due and payable upon an acceleration of the stated maturity or that would be provable in bankruptcy, or

•	change any place where or the currency in which any debt securities issued under the indenture or any guarantee of such debt securities are payable, or

•	impair a holder’s right to institute suit for enforcement of payments due on any debt securities issued under the indenture on and after their stated maturities or, in the case of a redemption, on or after the redemption date, or

•	modify or affect the Guarantor’s guarantee, if any, of any debt security in any manner adverse to the holder of such debt security or release the Guarantor from any of its obligations under any such guarantee (except in accordance with the applicable provisions of the indenture); or

•	make any change that adversely affects the right, if any, to convert or exchange debt securities issued under the indenture for Capital Stock or other securities or property, or

•	reduce the percentage in aggregate principal amount of the outstanding debt securities of any series issued under the indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or specified defaults under the indenture and their consequences, or

•	reduce the requirements for a quorum or voting at a meeting of holders of the debt securities of any series issued under the indenture, or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the percentage of holders of debt securities of any series outstanding under the indenture required to effect that action or to provide that certain other provisions of the indenture may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The indenture also contains provisions permitting the Operating Partnership, the Guarantor and the trustee, without the consent of the holders of any debt securities issued under the indenture, to modify or amend the indenture and the debt securities of any series issued under the indenture and the guarantees, if any, of the debt securities of any such series, among other things:

•	to evidence the succession of another person to the Operating Partnership or the Guarantor under the indenture and, if any such successor to the Operating Partnership is not a limited partnership or any such successor to the Guarantor is not a corporation, to make such changes in phraseology but not in substance (provided that no such change shall adversely affect the interests of the holders of any debt securities outstanding under the indenture) as may be necessary or appropriate to accommodate such change in type of entity,

•	to add to the covenants of the Operating Partnership or the Guarantor for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon the Operating Partnership or the Guarantor with respect to all or any series of debt securities issued under the indenture,

•	to add to the Events of Default for the benefit of the holders of all or any series of debt securities issued under the indenture,

•	to add to or change any provisions of the indenture to accommodate or facilitate the issuance of bearer securities,

•	to establish the form or terms of debt securities of any series issued under the indenture and any related guarantees and any related coupons,

•	to comply with the Trust Indenture Act,

•	to cure any ambiguity or correct or supplement any provision in the indenture that may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture that shall not be inconsistent with the indenture, provided that, in each case, such action shall not adversely affect the interests of the holders of any debt securities outstanding under the indenture in any material respect,

•	to amend or supplement any provision contained in the indenture or in any supplemental indenture or in any debt securities issued under the indenture or any guarantees endorsed on the certificates evidencing any debt securities, including, without limitation, to eliminate any such provision, provided that such amendment or supplement does not apply to any outstanding debt security (or to any guarantee endorsed on the certificate evidencing such debt security) issued prior to the date of the supplemental indenture effecting such amendment or supplement, as the case may be, and entitled to the benefits of such provision,

•	to secure, or add guarantees or additional guarantees or one or more guarantors or additional guarantors (which may include, without limitation, Subsidiaries of the Operating Partnership or the Guarantor) with respect to, the debt securities of all or any series issued under the indenture, and, in the case of any such guarantees or guarantors, to establish the form and terms of such guarantees and to make such changes to the indenture and/or the guarantees endorsed on the debt securities of all or any applicable series to accommodate or provide for any such guarantees and/or guarantors of the debt securities of such series, which changes may include, without limitation, changes to provide that any of the Guarantor’s guarantees of the debt securities of any series and any such additional guarantees shall be joint and several, to add Events of Default relating to such guarantors or guarantees, to add any covenants relating to such guarantors and to provide for the circumstances under which such guarantors shall be released of their respective obligations under such guarantees and the indenture,

•	to evidence the release of the Guarantor from its guarantee, if any, of the debt securities of any series and its obligations under the indenture with respect to the debt securities of such series in accordance with the applicable provisions of the indenture,

•	to provide for the acceptance of the appointment by a successor trustee with respect to the debt securities of one or more series or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee,

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate legal defeasance, covenant defeasance or satisfaction and discharge of any series of debt securities issued under the indenture, provided that such action will not adversely affect the interests of the holders of the debt securities of any series issued under the indenture in any material respect,

•	to provide the holders of the debt securities of any series issued under the indenture with the right to convert such debt securities into or exchange such debt securities for Capital Stock or other securities or property or to safeguard or provide for such conversion or exchange rights, if any, of any such series of debt securities in the event of any reclassification or other change in any Capital Stock or other securities or property into which such debt securities are convertible or for which such debt securities are exchangeable or any merger, consolidation or certain other transactions involving the issuer of such Capital Stock or other securities, or

•	to conform the terms of the indenture (insofar as it applies to any series of debt securities issued under the indenture) or the terms of the debt securities of any series issued under the indenture or of the guarantees, if any, of the debt securities of any series issued under the indenture to the description thereof contained in any prospectus, prospectus supplement or similar offering document used in connection with the initial offering and sale of such debt securities to investors in a public or private offering, as evidenced by an officer’s certificate delivered to the applicable trustee.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive compliance by the Operating Partnership or the Guarantor with some of the covenants in the indenture, including the covenants described above under “—Certain Covenants” and such other covenants, if any, as the prospectus supplement relating to the debt securities of such series expressly provides may also be waived by the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series.

The indenture contains provisions for convening meetings of the holders of a series of debt securities of any series issued under the indenture. A meeting may be called at any time by the trustee and also, upon request, by the Operating Partnership or the holders of at least 10% in principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of at least a majority in principal amount of the outstanding debt securities of the applicable series; provided that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series must be adopted by the affirmative vote of the holders of at least that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons, if any, and the related guarantees, if any, endorsed on the certificates evidencing the debt securities of such series. The quorum at any meeting of the holders of the debt securities of any series called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of such series, subject to exceptions.

Discharge, Legal Defeasance and Covenant Defeasance

Satisfaction and Discharge. Unless otherwise provided in the applicable prospectus supplement, upon the direction of the Operating Partnership, the indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified by the Operating Partnership, subject to the survival of specified provisions of the indenture, including the obligation, if any, to pay Additional Amounts with respect to the debt securities of such series, when:

(1)	either

•	all outstanding debt securities of that series and, in the case of bearer securities, all related coupons, have been delivered to the trustee for cancellation, subject to exceptions, or

•	all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year (provided that, in the case of any such redemption, the Operating Partnership shall have given the trustee irrevocable instructions to redeem all outstanding debt securities of that series on a redemption date within one year and, unless notice of redemption shall have been previously given to the holders of all of the outstanding debt securities of such series as and when required by the terms of such debt securities and the indenture, to give notice of such redemption to the holders of the outstanding debt securities of such series as and when required by the terms of the debt securities of such series and the indenture), and in each case the Operating Partnership has irrevocably deposited with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series not theretofore delivered to the trustee for cancelation, including:

•	the principal of, and premium, if any, and interest, if any, on,

•	if (x) the debt securities of that series provide for the payment by the Operating Partnership of Additional Amounts upon the occurrence of specified events of taxation, assessment or governmental charge and (y) the amount of any such Additional Amounts is at the time of deposit determinable by the Operating Partnership, in the exercise of its reasonable discretion, such Additional Amounts, and

•	any mandatory sinking fund or analogous payments on,

the debt securities of that series, in each case to the date of the deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date, as applicable, of the debt securities of that series, as the case may be,

(2)	the Operating Partnership has paid all other sums payable under the indenture with respect to the debt securities of that series, including the reasonable fees and expenses of the trustee; and

(3)	the trustee has received an officer’s certificate and an opinion of counsel called for by the indenture.

In the event that the Operating Partnership effects satisfaction and discharge with respect to any series of debt securities that are guaranteed by the Guarantor pursuant to the indenture, the Guarantor shall be released from its guarantee of the debt securities of such series and its other obligations under the indenture with respect to the debt securities of such series, except that certain obligations of the Guarantor under its guarantee of, and under the indenture with respect to, the debt securities of such series shall survive such satisfaction and discharge and remain in full force and effect, including: (1) the Guarantor’s guarantee of the payment of Additional Amounts, if any, payable by the Operating Partnership in respect of the debt securities of such series, (2) the Guarantor’s guarantee of all of the Operating Partnership’s other obligations with respect to the debt securities of such series that survive such satisfaction and discharge, and (3) the Guarantor’s obligation, if any, to pay Additional Amounts in respect of any amounts payable under its guarantees of such debt securities.

Legal Defeasance and Covenant Defeasance. Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership may elect with respect to any series of debt securities either:

•	to defease and for the Operating Partnership and the Guarantor to be discharged from any and all of their respective obligations with respect to the debt securities of such series and the related guarantees, if any, (“legal defeasance”), except for, among other things:

1.	the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to the debt securities of that series or any guarantees thereof,

2.	the obligations to register the transfer or exchange of the debt securities of that series,

3.	the obligation to replace temporary or mutilated, destroyed, lost or stolen debt securities of that series,

4.	the obligation to maintain an office or agency in respect of the debt securities of that series,

5.	the obligation to hold moneys for payment of the debt securities of that series in trust, and

6.	the obligation, if applicable, to exchange or convert the debt securities of that series into Capital Stock or other securities or property in accordance with their terms, or

•	for the Operating Partnership and the Guarantor to be released, solely with respect to the debt securities of that series, from their respective obligations under the covenants described above under “—Certain Covenants” (other than the covenants of each of the Operating Partnership and the Guarantor to do or cause to be done all things necessary to preserve and keep in full force and effect its existence (except as permitted by the provisions described above under “—Consolidation, Merger and Sale of Assets”)) and under such other covenants, if any, as the prospectus supplement relating to the debt securities of such series expressly provides are also subject to release under such circumstances (“covenant defeasance”), and thereafter any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to that series of debt securities.

In the event of legal defeasance (but not covenant defeasance) with respect to the debt securities of any series that are guaranteed by the Guarantor pursuant to the indenture, the Guarantor shall be released from its guarantee of the debt securities of such series and its other obligations under the indenture with respect to the debt securities of such series, except that certain obligations of the Guarantor under its guarantee of, and under the indenture with respect to, the debt securities of such series shall survive such legal defeasance and remain in full force and effect, including: (1) the Guarantor’s guarantee of the payment of Additional Amounts, if any, payable by the Operating Partnership in respect of the debt securities of such series, (2) the Guarantor’s guarantee of all of the Operating Partnership’s other obligations with respect to the debt securities of such series that survive such legal defeasance, and (3) the Guarantor’s obligation, if any, to pay Additional Amounts in respect of any amounts payable under its guarantees of such debt securities.

In order to effect legal defeasance or covenant defeasance, the Operating Partnership must irrevocably deposit with the trustee, or other qualifying trustee, (1) an amount in U.S. dollars or in the foreign currency in which the debt securities of the applicable series are payable at stated maturity or, if applicable, upon redemption, and/or (2) Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and premium, if any, and interest, if any, on the debt securities of such series, and, if (x) the debt securities of that series provide for the payment by the Operating Partnership of Additional Amounts upon the occurrence of specified events of taxation, assessment or governmental charge and (y) the amount of any such Additional Amounts is at the time of deposit determinable by the Operating Partnership, in the exercise of its reasonable discretion, such Additional Amounts, and any mandatory sinking fund or analogous payments on that series of debt securities, in each case on the due dates for those payments, whether at stated maturity, upon redemption or otherwise.

Legal defeasance or covenant defeasance with respect to any series of debt securities shall only be effective if, among other things:

•	it shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which the Operating Partnership or the Guarantor or any of their respective Subsidiaries or, if applicable, any other guarantor of the debt securities of such series is a party or is bound;

•	in the case of legal defeasance, the Operating Partnership shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee stating that, (A) since the date of the indenture, there has been change in applicable U.S. federal income tax law or (B) the Operating Partnership has received from or there has been published by the Internal Revenue Service a ruling, in either case to the effect that, and based on that change in law or ruling the opinion of counsel shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•	in the case of covenant defeasance, the Operating Partnership shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•	if the cash and/or Government Obligations deposited are sufficient to pay the outstanding debt securities of such series provided that those debt securities are redeemed on a particular redemption date, the Operating Partnership shall have given the trustee irrevocable instructions to redeem all outstanding debt securities of such series on such date and, unless notice of redemption shall have been previously given to the holders of all of the outstanding debt securities of such series as and when required by the terms of such debt securities and the indenture, to give notice of such redemption to the holders of the outstanding debt securities of such series as and when required by the terms of the debt securities of such series and the indenture); and

•	no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to debt securities of such series shall have occurred and be continuing on the date of the deposit into trust and, solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to the Operating Partnership, the Guarantor or any Significant Subsidiary of the Operating Partnership or the Guarantor or event which, with notice or lapse of time or both, would become an Event of Default arising from any of those events shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust.

In the event the Operating Partnership effects covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default, other than an Event of Default with respect to those covenants as to which covenant defeasance has occurred (and which are therefore no longer applicable to the debt securities of that series), the amount of monies and/or Government Obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, the Operating Partnership would remain liable to make payment of those amounts due at the time of acceleration and, if the Guarantor or any other guarantor has guaranteed the debt securities of such series, the Guarantor or such other guarantor, as applicable, would remain liable under its guarantee of such debt securities.

Unless otherwise provided in the applicable prospectus supplement, if after the Operating Partnership has deposited funds and/or Government Obligations to effect satisfaction and discharge, legal defeasance or covenant defeasance with respect to debt securities of any series,

(A)	the holder of any debt security of that series is entitled to, and does, elect under the indenture or the terms of that debt security to receive payment in a currency other than the currency in which the deposit has been made, or

(B)	a Conversion Event, as defined below, occurs in respect of the foreign currency, if applicable, in which the deposit has been made,

the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of and premium, if any, and interest, if any, on, and Additional Amounts, if any, payable in respect of, that debt security as they become due out of the proceeds yielded by converting the amount deposited in respect of that debt security into the currency in which that debt security becomes payable as a result of the election or Conversion Event, as the case may be, based on (x) in the case of payments made under clause (A) above, the applicable market exchange rate for the foreign currency in effect on the second business day before the payment date or (y) with respect to a Conversion Event, the applicable market exchange rate for the foreign currency in effect, as nearly as feasible, at the time of the Conversion Event.

“Conversion Event” means the cessation of use of:

•	a foreign currency both by the government of the country or the confederation which issued that foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or

•	any currency unit or composite currency for the purposes for which it was established.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting satisfaction and discharge, legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Governing Law

The indenture, the debt securities and the guarantees, if any, endorsed on the certificates evidencing any debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The Trust Indenture Act and the indenture limit the rights of the trustee, if the trustee becomes a creditor of the Operating Partnership or the Guarantor, to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. The trustee is permitted to engage in other transactions with the Operating Partnership and the Guarantor and their respective subsidiaries from time to time. However, if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an Event of Default under the indenture, or else resign as trustee thereunder.

Book-Entry Debt Securities

The debt securities of any series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities of any series will be deposited with, or on behalf of, a depositary. The depositary will be DTC unless another depositary is identified in the applicable prospectus supplement relating to the series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form; provided that, unless otherwise specified in the applicable prospectus supplement, global debt securities will be issued in permanent, registered form without coupons. A global debt security may not be transferred except as a whole by the depositary to its nominee or by such nominee to such depositary or another nominee of such depositary, or by such depositary or such nominee to a successor depositary or to a nominee of the successor depositary.

Unless otherwise provided in the applicable prospectus supplement, the global debt securities of any series will be deposited with, or on behalf of, DTC and will be registered in the name of DTC’s nominee, Cede & Co. The Operating Partnership anticipates that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or different depository arrangements may be described in the applicable prospectus supplement.

The Operating Partnership understands that DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants (as defined below) of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ (as defined below) accounts, which eliminates the need for physical movement of securities certificates. Entities that have accounts with DTC (“direct participants”) include securities brokers and dealers (which may include brokers and dealers involved in the offering and sale of debt securities pursuant to the applicable prospectus supplement), banks, trust companies, clearing corporations and other organizations. DTC is a subsidiary of The Depository Trust & Clearing Corporation. Access to the DTC system is also available to others (“indirect participants”) that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants (collectively, “participants”) are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual beneficial owner of a debt security is in turn recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in global debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive physical certificates representing the debt securities except in the limited circumstances described below.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC or a custodian for DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of global debt securities with DTC or a custodian for DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the global debt securities. DTC has no knowledge of the actual beneficial owners of the global debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the global debt securities are credited. Those direct participants may or may not be the beneficial owners. The identity of the beneficial owners of global debt securities are reflected in the records of the direct or indirect participants through which they purchased the debt securities.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices for global debt securities will be sent to DTC or its nominee. If less than all of the global debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

In any case where a consent or vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to the Operating Partnership as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

Payments of principal of and premium, if any, and interest, if any, on the global debt securities will be made to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in “street name.” Those payments will be the responsibility of participants and not of DTC, the Operating Partnership or the Guarantor, subject to any legal requirements in effect from time to time. Payment of principal, premium, if any, and interest, if any, to Cede & Co. is the responsibility of the Operating Partnership, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, a beneficial owner of an interest in a global debt security will not be entitled to have debt securities registered in its name and will not receive a physical certificate representing such debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its direct and indirect participants to exercise any rights under the debt securities or the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in certificated form. These laws may impair the ability of investors to transfer or pledge beneficial interests in global debt securities.

DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. None of the Operating Partnership, the Guarantor or any trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC. Unless otherwise expressly stated in the applicable prospectus supplement, beneficial owners of interests in global debt securities of any series will not receive physical certificates representing those debt securities; provided, however, if:

(1)	DTC notifies the Operating Partnership that it is unwilling or unable to continue as a depositary for the global debt securities of such series or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days of such notification or of the Operating Partnership becoming aware of DTC’s ceasing to be so registered, as the case may be,

(2)	the Operating Partnership determines, in its sole discretion, not to have the debt securities of such series represented by one or more global debt securities, or

(3)	an Event of Default under the indenture has occurred and is continuing with respect to the debt securities of such series and the beneficial owners owning a majority in aggregate principal amount of the debt securities of such series represented by the global debt securities of such series advise DTC to cease acting as depositary for such global debt securities, the Operating Partnership will prepare and deliver certificates for the debt securities of such series in exchange for beneficial interests in the global debt securities. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in the global debt securities of the applicable series through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective depositaries, which in turn will hold such interests in accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global debt securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global debt securities held through those systems only on days and at times when those systems are open for business. Those systems may not be open for business on days or at times when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, investors who hold their interests in the global debt securities through Clearstream or Euroclear and wish on a particular day to transfer or receive interests in global debt securities, receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Clearstream or Euroclear may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

The Operating Partnership and the Guarantor obtained the information in this section and elsewhere in this prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems from sources that the Operating Partnership and the Guarantor believe to be reliable, but neither the Operating Partnership nor the Guarantor take any responsibility for the accuracy of this information.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should review the discussion appearing in Exhibit 99.1 to MAA’s Current Report on Form 8-K filed with the SEC on September 16, 2013, which is incorporated by reference in this prospectus, for a summary of material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock and MAA’s election to be taxed as a REIT for U.S. federal income tax purposes. The discussion in Exhibit 99.1 to the foregoing Current Report on Form 8-K is for general information only and does not constitute tax advice.

It does not reflect every possible tax outcome or consequence that could result from owning our common stock or from MAA’s election to be taxed as a REIT. In addition, it does not reflect state, local or non-U.S. tax consequences that may apply to you based on your particular circumstances and residence. A discussion of certain U.S. federal income tax consequences of the purchase, ownership and disposition of other securities offered hereby, if applicable, may be set forth in the applicable prospectus supplement covering such securities. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or foreign income and other tax consequences, which may result from your ownership of the securities described in this prospectus and any applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or on a delayed or continuous basis, in each case, through agents, underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale, or in any other manner, as provided in the applicable prospectus supplement. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan of distribution, including any underwriters or agents and their compensation, in the applicable prospectus supplement.

If we use underwriters for a sale of securities, the underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or under delayed delivery contracts or other contractual commitments. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions (which may be changed from time to time) from the underwriters and/or from the purchasers of such securities. Any underwriting discounts or commissions to be paid by us to underwriters in connection with any offering of the securities and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in the applicable prospectus supplement.

Offers to purchase the securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

If a dealer is utilized in the sale of the securities, we may sell such securities to the dealer, as principal. Unless otherwise specified in the applicable prospectus supplement, the dealer may then resell such securities at varying prices to be determined by such dealer at the time of resale. The name of the dealer and any compensation payable by us to the dealer will be set forth in the prospectus supplement relating thereto.

Offers to purchase the securities may be solicited directly by us and sales thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction prices, if utilized, will be described in the prospectus supplement relating thereto.

Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and any such agents, underwriters or dealers or their affiliates may engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we may authorize agents, dealers and underwriters to solicit offers by certain institutions to purchase debt securities from us pursuant to delayed delivery contracts, or the “Contracts,” providing for payment and delivery on the date stated in the prospectus supplement. Such Contracts will be subject to conditions set forth in the applicable prospectus supplement. Those agents, dealers or underwriters, as the case may be, will not be responsible for the validity or performance of any Contracts. We will set forth in the applicable prospectus supplement the price to be paid for the debt securities under the Contracts and the commissions payable by us to any agents, dealers or underwriters, as applicable, for solicitation of the Contracts.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus or any prospectus supplement will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Memphis, Tennessee. In addition, the description of U.S. federal income tax consequences contained in this prospectus is based on the opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of or agents for such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of Mid-America Apartment Communities, Inc. appearing in Mid-America Apartment Communities, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2012, including the schedule appearing therein, and the effectiveness of Mid-America Apartment Communities, Inc.’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Mid-America Apartments, L.P. as of December 31, 2012 and 2011 and for the three years ended December 31, 2012 appearing in Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed with the SEC on March 22, 2013 and containing information relating to Mid-America Apartments, L.P. under items 8.01 and 9.01 of such form (being the first of two Current Reports on Form 8-K filed by Mid-America Apartment Communities, Inc. on such date), including the schedule appearing therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The statements of revenues and certain operating expenses of certain acquired properties, appearing in MAA’s Current Report on Form 8-K filed with the SEC on March 22, 2013 and containing information under items 2.01 and 9.01 of such form (being the second of two Current Reports on Form 8-K MAA filed on March 22, 2013) have been audited by Watkins Uiberall, PLLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated in this prospectus by reference. Such statements of revenues and certain operating expenses are incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Certain information about us is “incorporated by reference” to reports and exhibits we file with the SEC that are not included in this prospectus. We disclose important information to you by referring you to these documents. Any statement contained in this prospectus, any prospectus supplement or a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus and any applicable prospectus supplement to the extent that a statement contained in this prospectus, an applicable prospectus supplement or free writing prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•	Quarterly Report on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013; and

•	Current Reports on Form 8-K, filed on February 22, 2013, February 25, 2013, March 15, 2013, March 22, 2013 (two Current Reports), May 23, 2013, May 24, 2013, June 3, 2013 (two Current Reports), June 18, 2013, August 2, 2013, August 9, 2013 and September 16, 2013.

All documents that MAA or MAALP, as the case may be, file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and, to the extent described above, supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus. However, anything herein to the contrary notwithstanding, no document, exhibit or information or portion thereof that MAA or MAALP, as the case may be, has “furnished” or may in the future “furnish” to (rather than “file” with) the SEC, including, without limitation, any document, exhibit or information filed pursuant to Item 2.02 or Item 7.01 of Form 8-K, shall be incorporated by reference into this prospectus.

You may request a copy of these filings, at no cost (other than exhibits and schedules to such filings, unless such exhibits or schedules are specifically incorporated by reference into this prospectus), by writing or calling us at the following address: Investor Relations Department, Mid-America Apartment Communities, Inc., 6584 Poplar Avenue, Memphis, Tennessee 38138, (901) 435-5371.

The statements that we make in this prospectus, in any related prospectus supplement or free writing prospectus or in any document incorporated by reference in this prospectus about the contents of any instrument, agreement or other document do not purport to be complete, and are subject to, and qualified in their entirety by reference to, the full text of those instruments, agreements and other documents. Certain such instruments, agreements and other documents may have been or may be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein and, in that case, copies thereof may be obtained as described above under “Where You Can Find More Information.”

Mid-America Apartments, L.P.